Table of Contents

File No. 024-______________

As filed with the Securities and Exchange Commission on August 16, 2023

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated August 16, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Aqua Power Systems Inc.

16,000,000 Units

Each Unit Consisting of 3 Shares of Common Stock

and 2 Warrants to Purchase One Share Each of Common Stock

Exercisable at $0.25 Per Warrant

By this Offering Circular, Aqua Power Systems Inc., a Nevada corporation, is offering for sale a maximum of 16,000,000 units of its securities (the “Units”) at a fixed price of $___[0.45-0.75] per Unit (the price to be fixed by a post-qualification supplement), with each Unit consisting of 3 shares of common stock (the “Common Stock”) and 2 warrants (each, a “Warrant”) to purchase one share each of Common Stock (each, a “Warrant Share”) exercisable at $0.25 per Warrant, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission(the “SEC”).

A minimum purchase of $5,000 of the Units is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Units that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Units will not be entitled to a refund and could lose their entire investments.

Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Units.

We estimate that this offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of	Number
Securities Offered	of Shares	Price to Public	Commissions(1)	Proceeds to Company(2)
Units(3)	16,000,000	$_____[0.45-0.75]	$-0-	$_____[7,200,000-20,000,000](4)

(1)	We do not intend to offer and sell the Units through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $20,000. See “Plan of Distribution.”
(3)	Each Unit consists of 3 Shares of Common Stock and 2 Warrants to purchase one Warrant Share exercisable at $0.25 per Warrant.
(4)	Does not include up to $8,000,000 in additional proceeds from the exercise of all of the Warrants included in the Units. There is assurance that any of the Warrants will be exercised.

Our common stock is quoted in the over-the-counter under the symbol “APSI” in the OTC Pink marketplace of OTC Link. On August 15, 2023, the closing price of our common stock was $0.11005 per share.

Investing in the Units is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Convertible Series B Preferred Stock (the “Series B Preferred Stock”), which preclude current and future owners of our common stock, including the Units, from influencing any corporate decision. The Series B Preferred Stock has the following voting rights: each share of Series B Preferred Stock is entitled to 1,000 votes on all matters.

Our directors, as the owners of all outstanding shares of the Series B Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Units”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Units.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to Qualified Purchasers” (page ___). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2023.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Aqua Power Systems, Inc., a Nevada corporation, including its subsidiaries.

Our Company

The Company was originally incorporated in Nevada on December 9, 2010, as NC Solar Inc. with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. On June 6, 2014, management changed and, on August 12, 2014, the Company changed its name to Aqua Power Systems Inc.

On December 1, 2020, the Eighth Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen W. Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eighth Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director of APSI to help with acquisitions, effective May 1, 2022.

On December 28, 2022, pursuant to the closing and completion of the acquisition, the Company acquired Tradition Transportation Group, Inc., an Indiana corporation (“Tradition”). Tradition was incorporated under the laws of the state of Indiana on September 16, 2015. Tradition is headquartered in Angola, Indiana, and provides freight transportation, brokerage, truck leasing and financing, warehousing and fulfillment services throughout the United States, and manufactures and sells bolts and fasteners, and creates custom plates, cages, and embeds.

Upon the acquisition of Tradition, the business of Tradition became the primary business of the Company. (See “Business”).

Offering Summary

Securities Offered	16,000,000 Units, with each Unit consisting of 3 Shares of Common Stock and 2 Warrants to purchase one Warrant Share each at $0.25.

Offering Price	$_____[0.45-0.75] per Unit.

Shares of Common Stock Outstanding Before This Offering	17,204,180 shares issued and outstanding as of the date hereof.

Shares of Common Stock Outstanding After This Offering	97,204,180 shares issued and outstanding, assuming (1) the sale of all of the Units hereunder and (2) the exercise of all Warrants included in the Units.

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Minimum Number of Shares to Be Sold in This Offering	None

Disparate Voting Rights	Our outstanding shares of Series B Preferred Stock possess superior voting rights, which preclude current and future owners of our Common Stock, including the Warrant Shares, from influencing any corporate decision. The Series B Preferred Stock has the following voting rights: each share of Series B Preferred Stock is entitled to 1,000 votes on all matters. Our Directors, Robert Morris, Joseph Davis and Stephen W. Carnes, own of all of the outstanding shares of the Series B Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “APSI” in the OTC Pink marketplace of OTC Link.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for repayment of indebtedness and for working capital. (See “Use of Proceeds”).

Risk Factors	An investment in the Units involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Units

Corporate Information	Our principal executive offices are located at 2180 Park Avenue North, Unit 200, Winter Park, Florida 32789; our telephone number is 407-674-9444; our corporate website is located at www.aquapowersystemsinc.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Units involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Units. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. For the six months ended June 30, 2023, we reported a net loss of $1,848,135 (unaudited) and, as of that date, we had an accumulated deficit of $2,553,856 (unaudited). For the year ended December 31, 2022 (12/28/2022 through 12/31/2022), we incurred a net loss of $142,019 (unaudited) and, as of that date, we had an accumulated deficit of $705,721 (unaudited). For the year ended March 31, 2022, we reported net income of $554,911 (unaudited). Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

Our financial statements are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied. We are not required to have our financial statements audited by a firm that is certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, we do not have a third party reviewing the accounting. We may also not be up to date with all publications and releases released by the PCAOB regarding accounting standards and treatments. This circumstance could mean that our unaudited financials may not properly reflect up to date standards and treatments, resulting in misstated financial statements.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We do not have a successful operating history. Historically, we have reported net losses from operations, which makes an investment in the Units speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in a highly competitive industry; and
•	future geopolitical events and economic crisis.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

Natural disasters and other events beyond our control could materially adversely affect us. Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

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Risks Generally Related to the Company’s and Tradition’s Business and Industry

Shareholders will not receive disclosure or information regarding a prospective business. Management is not required to and will not provide shareholders with disclosure or information regarding prospective business opportunities. Moreover, a prospective business opportunity may not result in a benefit to shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

We likely will complete only the acquisition of Tradition. Given our limited financial resources, which have mainly been provided by one of our officers and directors, Stephen W. Carnes, our competition with similar companies that are looking for potential acquisitions and have more resources than us, and other considerations, it is likely we will only complete only the acquisition of Tradition. Accordingly, the prospects for our success may be solely dependent upon the performance of Tradition. In this case, we will not be able to diversify our operations or benefit from the possible diversification of risks or offsetting of losses, unlike other entities which may have the resources to complete several business transactions or asset acquisitions in different industries or different areas of a single industry so as to diversify risks and offset losses.

Tradition’s business is subject to economic, business and regulatory factors affecting the truckload industry that are largely beyond its control, any of which could have a material adverse effect on its results of operations. The truckload industry is highly cyclical, and Tradition’s business is dependent on a number of factors that may have a negative impact on its results of operations, many of which are beyond its control. Tradition believes that some of the most significant of these factors are economic changes that affect supply and demand in transportation markets that could have a material adverse effect, such as:

Economic conditions that decrease shipping demand or increase the supply of available tractors and trailers can exert downward pressure on rates and equipment utilization, thereby decreasing asset productivity. The risks associated with these factors are heightened when the U.S. economy is weakened. Some of the principal risks during such times are as follows:

•	Tradition may experience low overall freight levels, which may impair Tradition’s asset utilization;
•	certain of Tradition’s customers may face credit issues and cash flow problems that may lead to payment delays, increased credit risk, bankruptcies and other financial hardships that could result in even lower freight demand and may require us to increase Tradition’s allowance for doubtful accounts;
•	freight patterns may change as supply chains are redesigned, resulting in an imbalance between Tradition’s capacity and Tradition’s customers’ freight demand;
•	customers may solicit bids for freight from multiple trucking companies or select competitors that offer lower rates from among existing choices in an attempt to lower their costs, and Tradition might be forced to lower its rates or lose freight; and
•	Tradition may be forced to accept more loads from freight brokers, where freight rates are typically lower, or may be forced to incur more non-revenue miles to obtain loads.

Tradition is also subject to cost increases outside its control that could materially reduce its profitability if Tradition is unable to increase Tradition’s rates sufficiently. Such cost increases include, but are not limited to, increases in fuel prices, driver and office employee wages, purchased transportation costs, interest rates, taxes, tolls, license and registration fees, insurance, revenue equipment and related maintenance, tires and other components and healthcare and other benefits for Tradition’s employees. Further, Tradition may not be able to appropriately adjust Tradition’s costs to changing market demands. In order to maintain high variability in Tradition’s business model, it is necessary to adjust staffing levels to changing market demands. In periods of rapid change, it is more difficult to match Tradition’s staffing level to its business needs. Further, Tradition may not be able to appropriately adjust its costs to changing market demands.

In addition, events outside Tradition’s control, such as deterioration of U.S. transportation infrastructure and reduced investment in such infrastructure, strikes or other work stoppages at Tradition’s facilities or at customer, port, border or other shipping locations, pandemics, armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or group located in a foreign state or heightened security requirements could lead to wear, tear and damage to Tradition’s equipment, driver dissatisfaction, reduced economic demand and freight volumes, reduced availability of credit, increased prices for fuel or temporary closing of the shipping locations or U.S. borders. Such events or enhanced security measures in connection with such events could impair Tradition’s operating efficiency and productivity and result in higher operating costs.

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Regarding Tradition’s manufacturing business, a downturn in the economy and other factors may affect customer spending, which could harm Tradition’s operating results. In general, Tradition’s sales represent spending on discretionary items or consumption needs by its customers. This spending is affected by many factors, including, among others:

•	general business conditions,
•	interest rates,
•	inflation,
•	the availability of consumer credit,
•	taxation,
•	fuel prices and electrical power rates,
•	unemployment trends,
•	terrorist attacks and acts of war, and
•	other matters that influence consumer confidence and spending.

A downturn or political conflict regionally, nationally, or internationally could negatively impact sales.

Tradition operates in the highly competitive and fragmented truckload carrier industry, and numerous competitive factors could impair its ability to improve its profitability and materially adversely affect its results of operations. Numerous competitive factors could impair Tradition’s ability to improve its profitability and materially adversely affect its results of operations, including:

•	Tradition competes with many other truckload carriers of varying sizes and service offerings and, to a lesser extent, with (i) less-than-truckload carriers and (ii) other transportation and brokerage companies, several of which have access to more equipment and greater capital resources than Tradition does;
•	maintaining or expanding Tradition’s business or Tradition may be required to reduce its freight rates in order to maintain business and keep its equipment productive;
•	Tradition may increase the size of its fleet during periods of high freight demand during which its competitors also increase their capacity, and Tradition may experience losses in greater amounts than such competitors during subsequent cycles of softened freight demand if Tradition is required to dispose of assets at a loss to match reduced freight demand;
•	Tradition may have difficulty recruiting and retaining drivers because upgrades of its tractor fleet to match or exceed those of its competitors may not increase its cost savings or profitability;
•	some of Tradition’s larger customers are other transportation companies and/or also operate their own private trucking fleets, and they may decide to transport more of their own freight;
•	some shippers have reduced or may reduce the number of carriers they use by selecting preferred carriers as approved service providers or by engaging dedicated providers, and Tradition may not be selected;
•	consolidation in the trucking industry may create other large carriers with greater financial resources and other competitive advantages, and Tradition may have difficulty competing with them;
•	Tradition’s competitors may have better safety records than Tradition or a perception of better safety records;
•	competition from freight brokerage companies may materially adversely affect Tradition’s customer relationships and freight rates;
•	new digital entrants with cheaper sources of capital could inhibit Tradition’s ability to compete;
•	Tradition’s competitors may have better technology that may lead to increased operating efficiencies, reduced costs, a better ability to recruit drivers and more demand for their services; and
•	economies of scale that procurement aggregation providers may pass on to smaller carriers may improve such carriers’ ability to compete with Tradition.

Regarding Tradition’s manufacturing business, Tradition may not be able to compete effectively against its competitors, which could harm its business and operating results. The industrial, construction, and maintenance supply industry, although consolidating, still remains a large, fragmented industry that is highly competitive. Tradition believes that sales of industrial, construction, and maintenance industry supplies will become more concentrated over the next few years, which may make the industry even more competitive. Tradition’s current or future competitors include companies with similar or greater market presence, name recognition, and financial, marketing, and other resources, and Tradition believes they will continue to challenge Tradition with their product selection, financial resources, and services. Increased competition or the adoption by competitors of aggressive pricing strategies and sale methods could cause us to lose market share or to reduce Tradition’s prices or increase its spending, thus eroding its margins.

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Tradition may not be able to effectively manage and implement its organic growth strategies. While Tradition currently believes it can grow its profits and cash flows organically through further penetration of existing customers and by expanding its customer base, Tradition may not be able to effectively and successfully implement such strategies and realize its stated goals. Tradition’s goals may be negatively affected by a failure to further penetrate its existing customer base, cross-sell its service offerings, pursue new customer opportunities, manage the operations and expenses of new or growing service offerings or otherwise achieve growth of its service offerings. Successful execution of Tradition’s business strategies may not result in Tradition achieving its current business goals.

Tradition has several major customers, the loss of one or more of which could have a material adverse effect on its business. A significant portion of Tradition’s operating revenue is generated from a number of major customers, the loss of one or more of which could have a material adverse effect on its business. For fiscal year 2021, Tradition’s largest customer accounted for approximately 13% of its operating revenue. Economic and capital markets conditions may adversely affect Tradition’s customers and their ability to remain solvent. Tradition’s customers’ financial difficulties can negatively impact its business and operating results and financial condition. Generally, Tradition does not have contractual relationships with its customers that guarantee any minimum volumes, and its customer relationships may not continue as presently in effect. Tradition generally does not have long-term contractual relationships with its customers, including its dedicated customers, and certain of these contracts contain clauses that permit cancellation on a short-term basis without cause, and accordingly any of its customers may not continue to utilize its services, renew its existing contracts or continue at the same volume levels. Despite the existence of contract arrangements with Tradition’s customers, certain of its customers may nonetheless engage in competitive bidding processes that could negatively impact its contractual relationship. In addition, certain of Tradition’s major customers may increasingly use their own truckload and delivery fleets, which would reduce its freight volumes. A reduction in or termination of Tradition’s services by one or more of its major customers could have a material adverse effect on Tradition’s business and operating results.

Tradition’s profitability may be materially adversely impacted if its capital investments do not match customer demand for invested resources or if there is a decline in the availability of funding sources for these investments. Tradition’s operations require significant investments. The amount and timing of capital investments depend on various factors, including anticipated volume levels and the price and availability of assets. If anticipated demand differs materially from actual usage, Tradition’s capital-intensive Freight Transportation segment may have too much or too little capacity. Moreover, across Tradition’s reportable segments resource requirements vary with customer demand, which may be subject to seasonal or general economic conditions. Tradition’s ability to properly select freight and adapt to changes in customer transportation requirements is important to efficiently deploy resources and make capital investments in trucks, trailers, and containers (with respect to Tradition’s Freight Transportation segment) or obtain qualified third-party capacity at a reasonable price (with respect to Tradition’s Brokerage segment). Although Tradition’s business volume is not highly concentrated, its customers’ financial failures or loss of customer business may also affect it.

Tradition may not be able to successfully implement its company growth strategy of diversifying its revenue base and expanding its capabilities. Tradition’s company growth strategy entails selectively diversifying its revenue base, as Tradition has done with its service offerings, and venturing into the manufacturing space. This strategy involves certain risks, and Tradition may not overcome these risks, in which case Tradition’s business, financial position and operating results could be materially and adversely affected. In connection with Tradition’s company growth strategy, Tradition has in the past made selective acquisitions, made new investments in technology and in office, service and warehouse centers, increased sales and marketing efforts and hired new drivers and associates. Tradition expects to continue to pursue its company growth strategy, and this exposes Tradition to certain risks, including:

•	making significant capital expenditures, which could require substantial capital and cash flow that Tradition may not have or may not be able to obtain on satisfactory terms;
•	growth may strain Tradition’s management, capital resources, information systems and customer service;
•	hiring new managers, drivers and other associates, including in specialty equipment services, may increase training and compliance costs and may result in temporary inefficiencies until those associates become proficient in their jobs;
•	specialty transport of hazardous materials, which subjects Tradition to environmental, health and safety laws and regulations by governmental authorities and, in the event of an accidental release of these commodities, could result in significant loss of life and extensive property damage as well as environmental remediation obligations; and
•	expanding Tradition’s service offerings may require it to encounter new competitive challenges in markets in which Tradition has not previously operated or with which it is unfamiliar.

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Fluctuations in the price or availability of fuel or surcharge collection may increase Tradition’s costs of operations, which could materially adversely affect its profitability. Fuel is one of Tradition’s largest operating expenses. Diesel fuel prices fluctuate greatly due to factors beyond Tradition’s control, such as supply and demand, political events, terrorist activities, armed conflicts, commodity futures trading, depreciation of the dollar against other currencies, weather events and other natural disasters, which could increase in frequency and severity due to climate change, as well as other man-made disasters, each of which may lead to an increase in the cost of fuel. Fuel prices also are affected by the rising demand for fuel in developing countries, including China, and could be materially adversely affected by the use of crude oil and oil reserves for purposes other than fuel production and by diminished drilling activity. Such events may lead not only to increases in fuel prices, but also to fuel shortages and disruptions in the fuel supply chain. Because Tradition’s operations are dependent upon diesel fuel, significant diesel fuel cost increases, shortages, rationings, or supply disruptions would materially adversely affect Tradition’s business, financial condition and results of operations.

Increases in fuel costs, to the extent not offset by rate per mile increases or fuel surcharges, have a material adverse effect on Tradition’s operations and profitability. While Tradition has fuel surcharge programs in place with a majority of Tradition’s customers, which historically have helped Tradition offset the majority of the negative impact of rising fuel prices associated with loaded or billed miles, Tradition also incurs fuel costs that cannot be recovered even with respect to customers with which Tradition maintains fuel surcharge programs, such as those associated with non-revenue generating miles, the time when Tradition’s engines are idling and fuel for refrigeration units on Tradition’s refrigerated trailers. Moreover, the terms of each customer’s fuel surcharge program vary, and certain customers have sought to modify the terms of their fuel surcharge programs to minimize recoverability for fuel price increases. In addition, because Tradition’s fuel surcharge recovery lags behind changes in fuel prices, Tradition’s fuel surcharge recovery may not capture the increased costs Tradition pays for fuel, especially when prices are rising. This could lead to fluctuations in Tradition’s levels of reimbursement, which have occurred in the past. During periods of low freight volumes, shippers can use their negotiating leverage to impose fuel surcharge policies that provide a lower reimbursement of Tradition’s fuel costs. There is no assurance that Tradition’s fuel surcharge program can be maintained indefinitely or will be sufficiently effective. Tradition’s results of operations would be negatively affected to the extent Tradition cannot recover higher fuel costs or fail to improve Tradition’s fuel price protection through its fuel surcharge program.

Regarding Tradition’s manufacturing business, increases in energy costs and the cost of raw materials used in its products could impact its cost of goods and distribution and occupancy expenses, which may result in lower operating margins. Costs of raw materials used in Tradition’s products (e.g., steel) and energy costs have been rising during the last several years, which has resulted in increased production costs for Tradition’s vendors. Those vendors typically look to pass their increased costs along to Tradition through price increases. The fuel costs of Tradition’s distribution operation have risen as well. While Tradition typically tries to pass increased vendor prices and fuel costs through to its customers or to modify Tradition’s activities to mitigate the impact, Tradition may not be successful. Failure to fully pass these increased prices and costs through to Tradition’s customers or to modify its activities to mitigate the impact would have an adverse effect on Tradition’s operating margins.

Difficulties attracting and retaining qualified drivers, including through owner-operators, could materially adversely affect Tradition’s profitability and ability to maintain or grow its fleet. Like many truckload carriers, from time to time Tradition may experience difficulty in attracting and retaining sufficient numbers of qualified drivers, including through owner-operators, and driver shortages may recur in the future. Tradition’s challenge with attracting and retaining qualified drivers stems from intense market competition and Tradition’s driver quality standards, which subjects Tradition to increased payments for driver compensation and owner-operator contracted rates. Failure to recruit high-quality, safe drivers that meet Tradition’s testing standards could diminish the safety of its fleet and could have a materially adverse effect on its customer relationships and its business.

Tradition’s company drivers are generally compensated on a per-mile basis, and the rate per-mile generally increases with the drivers’ length of service. Owner-operators contracting with Tradition are generally compensated on a percentage of revenue basis. The compensation Tradition offers its drivers and owner-operators is also subject to market conditions and labor supply. Tradition may in future periods increase company driver and owner-operator compensation, which will be more likely to the extent that economic conditions improve and industry regulation exacerbates driver shortages forcing driver compensation higher. The average trucking company will have a turnover rate of roughly 95% annually. Tradition’s turnover rate, one-hundred and twenty-four percent (124%), in the last twelve (12) months, requires Tradition to continually recruit a substantial number of company drivers in order to operate Tradition’s revenue-producing fleet equipment, including trucks and specialty equipment. If Tradition is unable to continue to attract and retain a sufficient number of high-quality company drivers, and contract with suitable owner-operators, Tradition could be required to adjust its compensation packages, or operate with fewer trucks and face difficulty meeting shipper demands, all of which could adversely affect Tradition’s profitability and ability to maintain its size or grow.

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Tradition’s use of owner-operators to provide a portion of its truck fleet exposes it to different risks than it faces with its owned trucks. Tradition may contract with more owner-operators and use more owner-operator trucks than some of its competitors. Tradition is therefore more dependent on owner-operator trucks than some of its competitors. Failure to maintain owner-operator business and relationships and increased industry competition for owner-operators could have a materially adverse effect on Tradition’s operating results.

During times of increased economic activity, Tradition faces heightened competition for owner-operators from other carriers. To the extent Tradition’s turnover increases, Tradition may be required to increase owner-operator compensation or take other measures to remain an attractive option for owner-operators. If Tradition cannot attract sufficient owner-operators, or it becomes economically difficult for owner-operators to survive, Tradition may not be able to maintain the percentage of Tradition’s fleet provided by owner-operators or maintain Tradition’s delivery schedules.

Tradition provides financing to certain qualified owner-operators who qualify for financing in order to lease trucks from Tradition. If Tradition is unable to provide such financing in the future, due to liquidity constraints or other restrictions, Tradition may experience a decrease in the number of owner-operators available to fully operate its assets. Further, if owner-operators operating the trucks Tradition finance default under or otherwise terminate the financing arrangement and Tradition is unable to find a replacement owner-operator, Tradition may incur losses on amounts owed to Tradition with respect to the truck in addition to any losses Tradition may incur as a result of the idling of the truck.

Tradition’s lease contracts with owner-operators are governed by federal and other leasing regulations, which impose specific requirements on us and owner-operators. It is possible that Tradition could face lawsuits alleging the violation of leasing obligations or failure to follow the contractual terms, which could result in liability.

Tradition utilizes owner-operators to complete its services. These owner-operators are subject to similar regulation requirements, such as the electronic on-board recording and driver Hours of Service (HOS) requirements that apply to larger carriers, which may have a more significant impact on their operations, causing them to exit the transportation industry. Aside from when these third parties may use Tradition’s trailing equipment to fulfill loads, Tradition does not own the revenue equipment or control the drivers delivering these loads. The inability to obtain reliable third-party owner-operators could have a material adverse effect on Tradition’s operating results and business growth.

Tradition depends on third-party service providers, particularly in Tradition’s Brokerage segment, and service instability from these providers could increase Tradition’s operating costs and reduce its ability to offer brokerage services, which could materially adversely affect its revenue, business, financial condition, results of operations and customer relationships. Tradition’s Brokerage Services segment is dependent upon the services of third-party carriers, including other truckload carriers. For this business, Tradition does not own or control the transportation assets that deliver to Tradition’s customers’ freight and Tradition does not employ the providers directly involved in delivering the freight. These third-party providers may seek other freight opportunities and/or require increased compensation in times of improved freight demand or tight truckload capacity. If Tradition is unable to secure the services of these third parties or if Tradition becomes subject to increases in the prices Tradition must pay to secure such services, its business, financial condition and results of operations may be materially adversely affected, and Tradition may be unable to serve its customers on competitive terms. Tradition’s ability to secure sufficient equipment or other transportation services may be affected by many risks beyond Tradition’s control, including equipment shortages, increased equipment prices, new entrants with different business models, interruptions in service due to labor disputes, driver shortage, changes in regulations impacting transportation and changes in transportation rates.

Difficulty in obtaining materials, equipment, goods and services from Tradition’s vendors and suppliers could adversely affect Tradition’s Freight Transportation, Brokerage, and Equipment Leasing segments. Tradition primarily uses Love’s Travel Stops & Country Stores, Inc.’s network for fueling and on road repairs, and Tradition is dependent upon its suppliers for certain products and materials, including Tradition’s tractors and trailers. If Tradition fails to maintain favorable relationships with its vendors and suppliers, or if its vendors and suppliers are unable to provide the products and materials Tradition needs or undergo financial hardship, Tradition could experience difficulty in obtaining needed goods and services because of production interruptions, limited material availability or other reasons, or Tradition may not be able to obtain favorable pricing or other terms. As a result, Tradition’s business and operations could be adversely affected.

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Furthermore, a decrease in vendor output may have a materially adverse effect on Tradition’s ability to purchase a quantity of new revenue equipment that is sufficient to sustain Tradition’s desired growth rate and to maintain a late-model fleet. Tractor and trailer vendors may reduce their manufacturing output in response to lower demand for their products in economic downturns or shortages of component parts. Currently, tractor and trailer manufacturers are experiencing significant shortages of semiconductor chips and other component parts and supplies, including steel, forcing many manufacturers to curtail or suspend their production, which has led to a lower supply of tractors and trailers, higher prices, and lengthened trade cycles, which could have a material adverse effect on Tradition’s business, financial condition, and results of operations, particularly Tradition’s maintenance expense and driver retention.

If Tradition is unable to recruit, develop and retain its key associates, its business, financial condition and operating results could be adversely affected. Tradition is highly dependent upon the services of certain key employees, including its team of executive officers and managers. The loss of any of their services could negatively impact Tradition’s operations and future profitability. Inadequate succession planning or unexpected departure of key executive officers could cause substantial disruption to Tradition’s business operations, deplete its institutional knowledge base and erode its competitive advantage. Additionally, Tradition must continue to recruit, develop and retain skilled and experienced managers if Tradition is to realize its goal of expanding its operations and continuing its growth. Failure to recruit, develop and retain a core group of managers could have a materially adverse effect on Tradition’s business.

Developments in labor and employment law and any unionizing efforts by employees could have a material adverse effect on Tradition’s results of operations. Tradition faces the risk that Congress, federal agencies or one or more states could approve legislation or regulations significantly affecting its businesses and its relationship with its employees which would have substantially liberalized the procedures for union organization. None of Tradition’s employees are currently covered by a collective bargaining agreement, but any attempt by its employees to organize a labor union could result in increased legal and other associated costs. Additionally, given the National Labor Relations Board’s “speedy election” rule, Tradition’s ability to timely and effectively address any unionizing efforts would be difficult. If Tradition entered into a collective bargaining agreement with its employees, the terms could materially adversely affect its costs, efficiency and ability to generate acceptable returns on the affected operations.

Insurance and claims expenses could significantly reduce Tradition’s earnings. Tradition’s future insurance and claims expense might exceed historical levels, which could reduce its earnings. Estimating the number and severity of claims, as well as related judgment or settlement amounts is inherently difficult.

Tradition believes its aggregate insurance limits should be sufficient to cover reasonably expected claims, it is possible that the amount of one or more claims could exceed Tradition’s aggregate coverage limits. If any claim were to exceed Tradition’s coverage, Tradition would bear the excess. Insurance carriers have raised premiums for many businesses, including transportation companies. As a result, Tradition’s insurance and claims expense could increase, or Tradition could raise its deductible when its policies are renewed or replaced. Tradition’s operating results and financial condition could be materially and adversely affected if (i) cost per claim, premiums, or the number of claims significantly exceeds its estimates, (ii) Tradition experiences a claim in excess of its coverage limits, (iii) Tradition’s insurance carriers fail to pay on its insurance claims or (iv) Tradition experiences a claim for which coverage is not provided.

Tradition operates in a highly regulated industry, and increased direct and indirect costs of compliance with, or liability for violations of, existing or future regulations could have a material adverse effect on its business. Tradition, its drivers, and its equipment are regulated by the DOT, the EPA, the DHS and other agencies in states in which it operates. For further discussion of the laws and regulations applicable to Tradition, its drivers, and its equipment, please see “Regulation”. Future laws and regulations may be more stringent, require changes in Tradition’s operating practices, influence the demand for transportation services or require Tradition to incur significant additional costs. Higher costs incurred by Tradition, or by Tradition’s suppliers who pass the costs onto Tradition through higher supplies and materials pricing, or liabilities Tradition may incur related to its failure to comply with existing or future regulations could adversely affect its results of operations.

If the independent contractors Tradition contracts with are deemed by regulators or judicial process to be employees, its business, financial condition and results of operations could be materially adversely affected. Tax and other regulatory authorities, as well as independent contractors themselves, have increasingly asserted that independent contractor drivers in the trucking industry are employees rather than independent contractors. Companies that use lease-purchase independent contractor programs, such as Tradition, have been more susceptible to reclassification lawsuits. If the independent contractors with whom Tradition contracts are determined to be employees, Tradition would incur additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings, and Tradition’s business, financial condition and results of operations could be materially adversely affected. For further discussion of legislation regarding independent contractors, please see “Regulation”.

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Safety-related evaluations and rankings under CSA could materially adversely affect Tradition’s profitability and operations, its ability to maintain or grow its fleet and its customer relationships. Under the CSA program, fleets are evaluated and ranked against their peers based on certain safety-related standards. As a result, Tradition’s fleet could be ranked poorly as compared to peer carriers, which could have an adverse effect on its business, financial condition and results of operations. The occurrence of future deficiencies could affect driver recruitment by causing high-quality drivers to seek employment with other carriers or limit the pool of available drivers or could cause Tradition’s customers to direct their business away from Tradition and to carriers with higher fleet safety rankings, either of which would materially adversely affect Tradition’s business, financial condition and results of operations. In addition, future deficiencies could increase Tradition’s insurance expenses. Further, Tradition may incur greater than expected expenses in its attempts to improve unfavorable scores.

None of Tradition’s subsidiaries is currently exceeding the established intervention thresholds in the seven CSA safety-related categories. If Tradition were to receive unfavorable ratings, Tradition may be prioritized for an intervention action or roadside inspection, either of which could materially adversely affect Tradition’s business, financial condition and results of operations. In addition, customers may be less likely to assign loads to Tradition. For further discussion of the CSA program, please see “Regulation”.

Receipt of an unfavorable DOT safety rating could have a material adverse effect on Tradition’s operations and profitability. Tradition currently has a satisfactory DOT safety rating, which is the highest available rating under the current safety rating scale. If Tradition were to receive a conditional or unsatisfactory DOT safety rating, it could materially adversely affect Tradition’s business, financial condition and results of operations as customer contracts may require a satisfactory DOT safety rating, and a conditional or unsatisfactory rating could materially adversely affect or restrict its operations. For further discussion of the DOT safety rating system, please see “Regulation.”

Changes in U.S. tax laws and regulations may impact Tradition’s effective tax rate and may adversely affect its business, financial condition and operating results. Significant reform of the U.S. tax laws, including significant changes related to federal tax rates, interest expense deductions, capital expenditure deductions and the taxation of business entities, could adversely affect Tradition. Tradition benefits from certain tax provisions relating to capital expenditure deductions. Reform could have a material adverse effect on Tradition’s growth opportunities, business and results of operations.

Changes to trade regulation, quotas, duties or tariffs, caused by the changing U.S. and geopolitical environments or otherwise, may increase Tradition’s costs and materially adversely affect its business. The imposition of additional tariffs or quotas or changes to certain trade agreements, including tariffs applied to goods traded between the United States and China, could harm Tradition’s Warehouse Leasing and Equipment Leasing service segments, and among other things, increase the costs of the materials used by Tradition’s suppliers to produce new revenue equipment or increase the price of fuel. Such cost increases for Tradition’s revenue equipment suppliers would likely be passed on to Tradition, and to the extent fuel prices increase, Tradition may not be able to fully recover such increases through rate increases or its fuel surcharge program, either of which could have a material adverse effect on Tradition’s business.

Tradition’s operations are subject to various environmental laws and regulations, the violation of which could result in substantial fines or penalties. Tradition is subject to various environmental laws and regulations dealing with the hauling and handling of hazardous materials, waste and other oil, fuel storage tanks, air emissions from Tradition’s vehicles and facilities, engine idling and discharge and retention of storm water. Tradition’s truck terminals often are located in industrial areas where groundwater or other forms of environmental contamination could occur. Tradition’s operations involve the risks of fuel spillage or seepage, environmental damage and hazardous waste disposal, among others. Certain of Tradition’s facilities have waste oil or fuel storage tanks and fueling islands. If Tradition is involved in a spill or other accident involving hazardous substances, if there are releases of hazardous substances Tradition transports, if soil or groundwater contamination is found at Tradition’s facilities or results from its operations, or if Tradition is found to be in violation of applicable environmental laws or regulations, Tradition could owe cleanup costs and incur related liabilities, including substantial fines or penalties or civil and criminal liability, any of which could have a materially adverse effect on Tradition’s business and operating results.

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EPA regulations limiting exhaust emissions became more restrictive in 2010. In 2010, an executive memorandum was signed directing the NHTSA and the EPA to develop new, stricter fuel efficiency standards for heavy trucks. In 2011, the NHTSA and the EPA adopted final rules that established the first-ever fuel economy and greenhouse gas standards for medium-and heavy-duty vehicles. These standards apply to model years 2014 to 2018, which are required to achieve an approximate 20 percent reduction in fuel consumption by model year 2018, and equates to approximately four gallons of fuel for every 100 miles traveled. In June 2015, the EPA and NHTSA jointly proposed new stricter standards that would apply to trailers beginning with model year 2018 and tractors beginning with model year 2021.

In October 2016, the EPA and NHTSA formally published the Final Rule for Phase 2 of the GHG emissions and fuel efficiency standards for medium and heavy-duty engines and vehicles. On August 5, 2021, U.S. EPA announced an update to the Cleaner Trucks Initiative called the Clean Trucks Plan. The Clean Trucks Plan plans to reduce GHG and other harmful air pollutants from heavy-duty trucks through a series of rulemakings over the next three years. Further, the EPA is targeting 2027 for these new standards to take effect and is also working on enacting more stringent greenhouse gas emission standards (beginning with model year 2030 vehicles) by the end of 2024. For further discussion of the laws and regulations applicable to Tradition, its drivers, and its equipment, please see “Regulation”.

Tradition is subject to various claims and lawsuits in the ordinary course of business, and increases in the amount or severity of these claims and lawsuits could adversely affect us. Tradition is exposed to various claims and litigation related to commercial disputes, personal injury, property damage, environmental liability and other matters. Developments in regulatory, legislative or judicial standards, material changes to litigation trends, or a catastrophic accident or series of accidents, involving any or all of property damage, personal injury, and environmental liability could have a material adverse effect on Tradition’s operating results, financial condition and liquidity.

Tradition has significant ongoing capital requirements that could affect its profitability if Tradition is unable to generate sufficient cash from operations or obtain financing on favorable terms. The truckload industry generally, and Tradition’s Equipment Leasing and Warehouse Leasing services segments, are capital intensive and asset heavy. Tradition expects to pay for projected capital expenditures with cash flows from operations, proceeds from equity sales or financing available under its existing debt instruments. Tradition’s total capital expenditures in its fiscal year ended December 31, 2021 were $21,950,374. If Tradition were unable to generate sufficient cash from operations, Tradition would need to seek alternative sources of capital, including financing, to meet its capital requirements. In the event that Tradition is unable to generate sufficient cash from operations or obtain financing on favorable terms in the future, Tradition may have to limit its fleet size, enter into less favorable financing arrangements or operate its revenue equipment for longer periods, any of which could have a materially adverse effect on its profitability.

The seasonal pattern generally experienced in the trucking industry may affect Tradition’s periodic results during traditionally slower shipping periods and winter months. In the trucking industry, revenue generally follows a seasonal pattern which may affect Tradition’s operating results. Tradition typically experiences a seasonal surge in sales during the fourth quarter of Tradition’s fiscal year as a result of holiday sales. After the December holiday season and during the remaining winter months, Tradition’s freight volumes are typically lower because some customers reduce shipment levels. Tradition’s operating expenses have historically been higher in the winter months because of cold temperatures and other adverse winter weather conditions which result in decreased fuel efficiency, increased cold weather-related maintenance costs of revenue equipment and increased insurance and claims costs. Revenue can also be affected by adverse weather conditions, holidays and the number of business days during a given period because revenue is directly related to the available working days of shippers. From time to time, Tradition may also suffer short-term impacts from severe weather and similar events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes, and explosions that could harm Tradition’s results of operations or make its results of operations more volatile.

Tradition is increasingly dependent on data networks and systems, including tracking and communications systems, and significant systems disruptions, including those caused by cybersecurity breaches, could adversely affect Tradition’s business. Tradition’s policy of increasingly using technology to improve productivity and reduce costs means that its business is reliant on the efficient, stable and uninterrupted operation of its data networks and systems, including tracking and communications systems. Tradition’s computer systems are used in various aspects of its business, including load planning and receiving, dispatch of drivers and third-party capacity providers, freight and container tracking, customer billing and account monitoring, automation of tasks, producing financial and other reports and other general functions and purposes. Tradition is currently dependent on two vendors, Transport Pro, for fleet and transportation management software, and Camelot Software, for warehouse management systems. Tradition is in the process of converting its transportation management software from Transport Pro to TMW by Trimble Transportation Enterprise Solutions, Inc. (“Trimble”) and will be dependent on Trimble, once the conversion process is complete. If the stability or capability of such vendors is compromised, it could adversely affect Tradition’s revenue, customer service, driver turnover rates and data preservation. Additionally, if any of Tradition’s critical information or communications systems fail or become unavailable, Tradition could have to perform certain functions manually, which could temporarily affect the efficiency and effectiveness of its operations.

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Tradition’s operations and those of its technology and communications service providers are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, terrorist attacks, internet failures, computer viruses, malware, hacking and other events beyond Tradition’s control. More sophisticated and frequent cyber-attacks within the United States in recent years have also increased security risks associated with information technology systems. In the event of a cyber-attack, breach or other such event, Tradition’s business and operations could be adversely affected in the event of a system failure, disruption or security breach that causes a delay, or interruption or impairment of Tradition’s services and operations.

Tradition may not make acquisitions in the future, which could impede growth, or if it does, Tradition may not be successful in integrating any acquired businesses, either of which could have a material adverse effect on Tradition’s business. Historically, a key component of Tradition’s growth strategy has been to pursue acquisitions of complementary businesses and/or assets. As discussed in “Karr Transportation Asset Purchase” and “EDSCO Purchase and Sale,” in “BUSINESS”. Tradition acquired assets in two separate deals in 2022. The EDSCO Purchase and Sale is complimentary, but different to Tradition’s core business, and Tradition cannot assure that it will be successful in integrating all of or portions of the aforementioned acquisitions. Further, Tradition may not be successful in identifying, negotiating or consummating any future acquisitions. If Tradition succeeded in consummating future acquisitions, any acquisitions Tradition undertakes could involve numerous risks that could have a materially adverse effect on Tradition’s business and operating results, including:

•	difficulties in integrating the acquired company’s operations and in realizing anticipated economic, operational and other benefits in a timely manner that could result in substantial costs and delays or other operational, technical or financial problems;
•	challenges in achieving anticipated revenue, earnings or cash flows;
•	assumption of liabilities that may exceed Tradition’s estimates or what was disclosed to Tradition;
•	the diversion of Tradition’s management’s attention from other business concerns;
•	the potential loss of customers, key associates and drivers of the acquired company;
•	difficulties operating in markets in which Tradition has had no or only limited direct experience;
•	the incurrence of additional indebtedness; and
•	the issuance of additional shares of APSI’s common stock, which would dilute your ownership in APSI.

Tradition’s existing and future indebtedness could limit its flexibility in operating its business or adversely affect its business and our liquidity position. As of June 30, 2023, Tradition had the following indebtedness:

Notes payable to new primary bank bearing interest ranging from 4% to 5,75%: payable in various monthly installments through April 2032, secured by guarantees of certain shareholders and related entities, and secured by substantially all business assets.	$13,160,552

Installment notes payable to various financial institutions bearing interest ranging from 3.75% to 6.99%; payable in various monthly installments through October 2029, secured by guarantees of certain shareholders and related entities, and collateralized by related equipment with a net book value of $10,031,281 at December 31, 2022.	12,185,327

Installment notes for acquisition of stock in Traditions; payable in 16 quarterly installments aggregating $1,603,786 including interest at 3%; secured by assignment and pledge of stock in Tradition Transportation Group.	24,092,038

Installment note for acquisition of Traditions; payable in full upon repayment of installment notes above for acquisition of Traditions; noninterest bearing and unsecured.	1,731,421

Installment notes payable to shareholder, bearing interest at 10%, principal and interest due June 2023.	244,940

Installment note for redemption of Tradition stock; payable in monthly installments of $34,167 beginning February 2023 through January 2028 unsecured.	2,050,000
53,464,278
Less unamortized debt issuance costs	(286,220)
Current maturities of long-term debt	(9,105,783)
$44,072,275

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Tradition’s indebtedness may increase from time to time in the future for various reasons, including fluctuations in operating results, capital expenditures and potential acquisitions. Any indebtedness Tradition incurs and restrictive covenants contained in the agreements related thereto could:

•	make it difficult for Tradition to satisfy its obligations, including making interest payments on its debt obligations;
•	limit its ability to obtain additional financing to operate its business;
•	require it to dedicate a substantial portion of its cash flow to payments on its debt, reducing its ability to use its cash flow to fund capital expenditures and working capital and other general operational requirements;
•	limit its flexibility to plan for and react to changes in its business;
•	place it at a competitive disadvantage relative to some of Tradition’s competitors that have less, or less restrictive, debt than Tradition;
•	limit its ability to pursue acquisitions; and
•	increase its vulnerability to general adverse economic and industry conditions, including changes in interest rates or a downturn in Tradition’s business or the economy.

The occurrence of any one of these events could have a material adverse effect on Tradition’s business, financial condition and operating results or cause a significant decrease in Tradition’s liquidity and impair Tradition’s ability to pay amounts due on Tradition’s indebtedness. Significant repayment penalties may limit its flexibility.

Tradition and/or APSI may need to obtain additional financing which may not be available or, if it is available, may result in a reduction in the percentage ownership of APSI’s then-existing shareholders. Tradition and/or APSI may need to raise additional funds in order to:

•	finance unanticipated working capital requirements or refinance existing indebtedness;
•	develop or enhance Tradition’s technological infrastructure and our existing products and services;
•	fund strategic relationships;
•	respond to competitive pressures; and
•	acquire complementary businesses, technologies, products or services.

Additional financing may not be available on terms favorable to Tradition and/or APSI, or at all. If adequate funds are not available or are not available on acceptable terms, Tradition’s ability to fund its expansion strategy, Tradition and/or APSI’s ability to take advantage of unanticipated opportunities or acquisitions, Tradition’s ability to develop or enhance technology or services or otherwise respond to competitive pressures could be significantly limited. Because there are companies similar to Tradition and APSI with more capital, if Tradition and APSI cannot obtain additional financing, Tradition and APSI’s business opportunities will be severely limited and prevent Tradition’s and APSI’s growth. If APSI raises additional funds by issuing equity or convertible debt securities, the percentage ownership of APSI’s then-existing shareholders may be reduced, and holders of these securities may have rights, preferences or privileges senior to those of APSI’s then-existing shareholders.

The requirements of APSI remaining a public company may strain Tradition’s resources and distract Tradition’s management, which could make it difficult to manage Tradition’s business. We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on Tradition’s business, results of operations and financial condition. We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) including maintaining internal controls over financial reporting, and if we fail to continue to comply, Tradition’s business could be harmed, and the price of our securities could decline.

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Tradition could be negatively impacted by the COVID-19 outbreak or other similar outbreaks. Covid-19 has had a considerable effect on Tradition’s industry and its business. The first two weeks of the Covid-19 pandemic created uncertainty, which affected Tradition’s operations, but Tradition adapted by cleaning work facilities more often, and making sure its drivers have the support and facilities to efficiently do their job. Tradition’s operations, particularly in areas of increased COVID-19 infections, could be further disrupted. Negative financial results, operational disruptions, driver and non-driver absences, uncertainties in the market, and a tightening of credit markets, caused by COVID-19, including its variants, other similar outbreaks, or a recession, could have a material adverse effect on Tradition’s liquidity, reduce credit options available to Tradition, make it more difficult to obtain amendments, extensions, and waivers, and adversely impact Tradition’s ability to effectively meet its short- and long-term obligations. Furthermore, government vaccination, testing, and mask mandates could increase Tradition’s turnover and make recruiting more difficult, particularly among its driver and maintenance personnel.

The outbreak of COVID-19 has significantly increased uncertainty in the economy. Risks related to a slowdown or recession are described in Tradition’s risk factor titled “Tradition’s business is subject to economic, business and regulatory factors affecting the truckload industry that are largely beyond its control, any of which could have a material adverse effect on its results of operations.”

Developments related to COVID-19 have been unpredictable and the extent to which further developments could impact Tradition’s operations, financial condition, liquidity, results of operations, and cash flows is highly uncertain. Such developments may include the duration of the virus, the distribution and availability of vaccines, vaccine hesitancy, the severity of the disease and the actions that may be taken by various governmental authorities and other third parties in response to the outbreak.

Risks Related to Securities Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

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The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

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Risks Related to a Purchase of the Units

The outstanding shares of our Series B Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our outstanding shares of Series B Preferred Stock possess superior voting rights, which preclude current and future owners of our Common Stock, including the Warrant Shares, from influencing any corporate decision. The Series B Preferred Stock has the following voting rights: each share of Series B Preferred Stock is entitled to 1,000 votes on all matters. Our Directors own all of the outstanding shares of our Series B Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

We are authorized, in the sole discretion of our Board of Directors, to issue shares of preferred stock that possess significant anti-dilution protection. In addition to our designated shares of Series A Preferred Stock and our currently outstanding shares of Series B Preferred Stock, our Board of Directors is authorized to designate additional series of preferred stock that possess rights superior to those of our Common Stock. (See “Security Ownership of Certain Beneficial Owners and Management”).

Series B Preferred Stock. The Series B Preferred Stock has rights of conversion into our common stock, exercisable at any time, as follows:

Each share of Series B Preferred Stock shall be convertible, at the option of the its holder, into 1,000 fully-paid and non-assessable shares of our Common Stock.

The effect of the rights of conversion of the Series B Preferred Stock is that, upon the conversion, the then-holders of the Series B Preferred Stock, as a group, will be issued a number of shares of common stock equal to 80% of the then-outstanding issued and outstanding shares of our common stock. (See “Dilution—Ownership Dilution”).

There will be no market for the Warrants included in the Units. There is currently no market for the Warrants and none is expected in the future. The Company does not intend to take any action that would serve to create a market for the Warrants. Unless and until a holder of Warrants acquires Warrant Shares upon exercise of Warrants, purchasers of Units in this offering should not expect to earn any profit on their investment in the Warrants.

Holders of Warrants have no rights as a shareholder. Unless and until a holder of Warrants acquires Warrant Shares upon exercise of Warrants, such holder will have no rights as a shareholder of our company with respect to the Warrant Shares underlying such Warrants. Upon exercise of Warrants, a holder will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

There is no minimum offering and no person has committed to purchase any of the Units. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Units or that we will sell enough of the Units necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Units.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Units. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Units.

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We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

The market price for our common stock has been, and may continue to be, highly volatile. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer our products and services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Units, including the exercise price of the Warrants, does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Units, including the exercise price of the Warrants, should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

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Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

You will suffer dilution in the net tangible book value of the Common Stock included in the Units and the Warrant Shares you purchase in this offering. If you acquire any Units, you will suffer immediate dilution, due to the lower book value per share of our Common Stock included in the Units and the Warrant Shares compared to the purchase price per share of the Common Stock included in the Units in this offering and the exercise price of the Warrants. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the outstanding shares of Series B Preferred Stock into 750,000,000 shares of our Common Stock.

The conversion of the outstanding shares of Series B Preferred Stock into shares of our Common Stock would cause then-holders of our Common Stock, including the Common Stock included in the Units and the Warrant Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Units,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our Common Stock in this offering represents the difference between the amount per share paid by purchasers of the Units in this offering for the shares of Common Stock included in the Units and the shares of Common Stock underlying the Warrants included in the Units, and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Units in this offering, your investment in the shares of Common Stock included in the Units and the shares of Common Stock underlying the Warrants included in the Units (the exercise of which is assumed in this section) will be diluted to the extent of the difference between your purchase price per share of Common Stock and the net tangible book value of our Common Stock after this offering. Our net tangible book value as of June 30, 2023, was $(1,897,466) (unaudited), or $(0.11) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution (relative to the Common Stock) to purchasers of Units in this offering, on a pro forma basis, assuming (A) 100%, 75%, 50% and 25% of the Units are sold, (B) all of the Warrants included in the Units are exercised and (C) a per Unit price of $0.60 (a per share price of $0.20), which represents the midpoint of the offering price range herein.

Assuming the Sale of 100% of the Units

Assumed offering price per share	$0.20
Net tangible book value per share as of June 30, 2023 (unaudited)	$(0.11)
Increase in net tangible book value per share after giving effect to this offering	$0.27
Pro forma net tangible book value per share as of June 30, 2023 (unaudited)	$0.16
Dilution in net tangible book value per share to purchasers of Units in this offering	$0.04

Assuming the Sale of 75% of the Units

Assumed offering price per share	$0.20
Net tangible book value per share as of June 30, 2023 (unaudited)	$(0.11)
Increase in net tangible book value per share after giving effect to this offering	$0.25
Pro forma net tangible book value per share as of June 30, 2023 (unaudited)	$0.14
Dilution in net tangible book value per share to purchasers of Units in this offering	$0.06

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Assuming the Sale of 50% of the Units

Assumed offering price per share	$0.20
Net tangible book value per share as of June 30, 2023 (unaudited)	$(0.11)
Increase in net tangible book value per share after giving effect to this offering	$0.23
Pro forma net tangible book value per share as of June 30, 2023 (unaudited)	$0.12
Dilution in net tangible book value per share to purchasers of Units in this offering	$0.08

Assuming the Sale of 25% of the Units

Assumed offering price per share	$0.20
Net tangible book value per share as of June 30, 2023 (unaudited)	$(0.11)
Increase in net tangible book value per share after giving effect to this offering	$0.19
Pro forma net tangible book value per share as of June 30, 2023 (unaudited)	$0.08
Dilution in net tangible book value per share to purchasers of Units in this offering	$0.12

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming (1) the sale of 25%, 50%, 75% and 100% of the Units, (b) the exercise of all of the Warrants included in the Units and (c) assuming the payment of no sales commissions or finder's fees. There is, of course, no guaranty that we will be successful in selling any of the Units in this offering.

	Assumed Percentage of Units Sold in This Offering (assuming all Warrants are exercised)
	25%	50%	75%	100%
Shares of Common Stock sold	20,000,000	40,000,000	60,000,000	80,000,000
Gross proceeds	$[3,800,000-5,000,000]	$[7,600,000-10,000,000]	$[11,400,000-15,000,000]	$[15,200,000-20,000,000]
Offering expenses	20,000	20,000	20,000	20,000
Net proceeds	$[3,780,000-4,980,000]	$[7,580,000-9,980,000]	$[11,380,000-14,980,000]	$[15,180,000-19,980,000]

The table below sets forth the estimated proceeds we would derive from this offering, assuming (1) the sale of 25%, 50%, 75% and 100% of the Units, (b) the exercise of all of the Warrants included in the Units and (c) assuming the payment of no sales commissions or finder's fees. There is, of course, no guaranty that we will be successful in selling any of the Units in this offering.

Use of Proceeds for Assumed Percentage of Units Sold in This Offering
(assuming all Warrants are exercised)
	25%	50%	75%	100%
Reduction of Indebtedness	$[1,890,000-2,490,000]	$[3,790,000-4,990,000]	$[5,690,000-7,490,000]	$[7,590,000-9,990,000]
Working Capital	[1,890,000-2,490,000]	$[3,790,000-4,990,000]	$[5,690,000-7,490,000]	$[7,590,000-9,990,000]
Total Net Proceeds	$ [3,780,000-4,980,000]	$[7,580,000-9,980,000]	$[11,380,000-14,980,000]	$[15,180,000-19,980,000]

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 16,000,000 Units on a best-efforts basis, at a fixed price of $_____[0.45-0.75] per Unit.

Each Unit consists 3 shares of Common Stock and two (2) Warrants to purchase one share each of Common Stock exercisable at $0.25 per Warrant. Any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Units that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Units in this offering through the efforts of our Chief Executive Officer, Robert Morris. Mr. Morris will not receive any compensation for offering or selling the Units. We believe that Mr. Morris is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Morris:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Units in this offering, please submit a request for information by e-mail to Mr. Morris at: gohealthkick@gmail.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Units, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Units subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Units will be issued as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Units subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Units in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase anyUnits in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Units involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Units have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Units in as many states as this offering is able to be qualified. In the case of each state in which we sell the Units, we will qualify the Units for sale with the applicable state securities regulatory body or we will sell the Units pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Units to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Units may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Units

Upon settlement, that is, at such time as an investor's funds have cleared and we have accepted an investor's subscription agreement, we will issue such investor's purchased Units, which means we will (1) issue the shares of Common Stock included in the purchased Units in book-entry form and (2) deliver to the investor a Warrant included in the purchased Units.

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Transferability of the Units

The Units, including the Common Stock, the Warrants and the Warrant Shares underlying the Warrants that comprise the Units, will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of our company, this offering or the Units and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 200,000,000 shares of common stock, $.0001 par value per share; and (b) 10,000,000 shares of preferred stock, $.0001 par value per share, of which (1) 5,000,000 shares are designated Series A Preferred Stock and (2) 1,000,000 shares are designated Series B Preferred Stock.

As of the date of this Offering Circular, there were (x) 17,204,180 shares of our common stock issued and outstanding held by five holders of record; (y) no shares of Series A Preferred Stock were issued and outstanding; and (z) 750,000 shares of Series B Preferred Stock were issued and outstanding held by three holders of record.

Units

Each Unit offered hereunder consists 3 shares of Common Stock and two (2) Warrants to purchase one share each of Common Stock exercisable at $0.25 per Warrant.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock (the Series A Preferred Stock) is entitled to one hundred (100) votes per share on all matters.

Except as provided by law, the holders of shares of Series A Preferred Stock vote together with the holders of shares of Common Stock as a single class.

In addition, so long as any shares of Series A Preferred Stock remains outstanding, in addition to any other vote or consent of stockholders required by our certificate of incorporation, the company will not, without first obtaining the approval (by written consent, as provided by law or otherwise) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class: (i) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; (ii) Effect an exchange reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split or reverse stock split of the Company’s Common Stock or Preferred Stock; (iii) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or (iv) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation. For clarification, issuances of additional authorized shares of Series A Preferred under the terms herein shall not require the authorization or approval of the existing shareholders of Preferred Stock.

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The Company is not required to pay dividends at any specific rate on the Series A Preferred Stock. In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the junior stock by reason of their ownership of such stock, but not prior to any holders of the Company’s senior securities, which holders shall have priority to the distribution of any assets of the Company, an amount per share for each share of Series A Preferred Stock held by them equal to the sum of the liquidation preference specified for each share of preferred stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preference, subsequent to the payment to the senior securities then the entire remaining assets of the Company following the payment to the senior securities legally available for distribution shall be distributed with equal priority and pro rata among holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to their liquidation preference. The liquidation preference of Series A Preferred Stock shall be equal to the original issue price per share of Series A Preferred Stock, as adjusted for any recapitalizations.

Holders of Series A Preferred Stock shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all of their shares of the Series A Preferred Stock into Common Stock at the conversion ratio of (1) one Preferred A share to (100) one hundred common shares.

Holders of Series A Preferred Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Series A Preferred Stock.

Convertible Series B Preferred Stock

Each share of Convertible Series B Preferred Stock (the Series B Preferred Stock) is entitled to one thousand (1,000) votes per share on all matters. Except as provided by law, the holders of shares of Series B Preferred Stock vote together with the holders of shares of Common Stock as a single class.

The Series B Preferred Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Series B Preferred Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of junior capital stock, including Common Stock, an amount equal to $0.001 per share (the "Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Series B Preferred Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Series B Preferred Stock and parity capital stock, if any. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Company.

Each share of Series B Preferred Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock. The aforementioned 1 to 1,000 ratio will be adjusted by stock splits, dividends, and distributions, and that adjustment will apply to reclassifications, consolidations, and mergers.

Holders of Series B Preferred Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Series B Preferred Stock.

Warrants

Each of the Warrants included in the Units entitles its holder to purchase one Warrant Share of Common Stock at an exercise price of $0.25. The Warrants are exercisable for a period of two years from their respective issuance dates, with the exercise price being adjustable in certain events, including stock dividends and stock splits.

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Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of VStock Transfer LLC, 18 Lafayette Place, Woodmere, New York 11598, as the transfer agent for our common stock. VStock Transfer’s website is located at: www.vstockstocktransfer.com. No information found on VStock Transfer’s website is part of this Offering Circular.

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BUSINESS

Organizational History of the Company

The Company was originally incorporated in Nevada on December 9, 2010, as NC Solar Inc. with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. On June 6, 2014, management changed and, on August 12, 2014, the Company changed its name to Aqua Power Systems Inc.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen W. Carnes as the sole officer and director of the Company, and amended the Company's Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC's actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC's custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director of APSI to help with acquisitions, effective May 1, 2022.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2023, the Board of Directors of Aqua Power Systems, Inc. approved a change in the Company's fiscal year end from March 31 to a calendar year end of December 31. The change will not affect nor impact the Company's actual financial results; however, the change will affect the timing and form of the Company's next scheduled financial report.

With this change, the financial reporting period ending December 31, 2022, will now be the Company's fiscal year end rather than the end of a financial quarter. The Company will file a Form 10-KT for the Company's annual report for the period ending December 31, 2022, rather than a quarterly Form 10-Q report. Form 10-KT is a filing with the Securities and Exchange Commission ("SEC") submitted in lieu of or in addition to a standard 10-K annual report when a company changes the end of its fiscal year.

Tradition Transportation Group, Inc. Purchase

On December 28, 2022, pursuant to the Closing (hereinafter defined) and completion of the Acquisition (hereinafter defined), the Company acquired Tradition Transportation Group, Inc., an Indiana Corporation ("Tradition") and Tradition thereafter became a wholly owned subsidiary of the Company.

Wholly-Owned Subsidiaries

Tradition Transportation Company, L.L.C. Tradition Transportation Company, L.L.C. was organized as an Indiana Limited Liability Company on January 22, 2016. Through this subsidiary, Tradition operates its tractor and trailer fleets, which are discussed below.

Tradition Leasing Systems, L.L.C. Tradition Leasing Systems, L.L.C. was organized as an Indiana Limited Liability Company on September 17, 2016. Through this subsidiary Tradition engages in equipment acquisition and disposition.

Tradition Logistics, L.L.C. Tradition Logistics, L.L.C. was organized as an Indiana Limited Liability Company on January 1, 2016. This subsidiary operates six (6) warehouses with four (4) in Indiana, specifically Angola, Indianapolis, Greenfield, and Greenwood; and two (2) located in Georgia, specifically Statesboro and Savannah, and provides time-sensitive warehousing, logistics and freight management to all 48 continental states and, as needed, internationally (into Mexico and Canada).

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Freedom Freight Solutions, LLC. Freedom Freight Solutions, L.L.C. was organized as an Indiana Limited Liability Company on May 3, 2018. This subsidiary identifies and qualifies third party carriers, and connects the loads to the drivers.

Tradition Transportation Sales & Service, Inc. Tradition Transportation Sales & Service, Inc. was organized as an Indiana Limited Liability Company on September 17, 2015. This subsidiary is principally engaged in providing mechanical repair and maintenance services for tractors and trailers that Tradition utilizes. It operates with the primary focus of maintenance cost reduction, expediting redeployment of equipment, and to serve as a back-stop to safety vehicle inspections.

Anthem Anchor Bolts and Fasteners, LLC. Anthem Anchor Bolts and Fasteners, LLC was organized as an Indiana Limited Liability Company on January 21, 2022, for the transaction with EDSCO Holding Company, LLC, as described above. This was formed as a small exploratory step into the supply of metal bolts, nuts, and other industrial fasteners. This company will serve Tradition Transportation Sales & Service, Inc. as a vendor.

Overview of the Business of Tradition

Tradition Transportation Group, Inc. was incorporated under the laws of the state of Indiana on September 16, 2015. Tradition is headquartered in Angola, Indiana, and provides freight transportation, brokerage, truck leasing and financing, warehousing and fulfillment services throughout the United States, and manufactures and sells bolts and fasteners, and creates custom plates, cages, and embeds.

Acquisition of Tradition Transportation Group, Inc.

On December 28, 2022, APSI entered into a Stock Purchase and Sale Agreement and a Contract Assignment agreement with Joseph Michael Davis ("Mr. Davis"). Due to the Contract Assignment agreement, APSI assumed all of the obligations of Mr. Davis under a multiparty stock purchase agreement, promissory notes, and assignment and pledge of stock agreements that Mr. Davis entered into on December 28, 2022. The Stock Purchase and Sale Agreement, Contract Assignment agreement, agreements assumed by APSI are referred to as the "Acquisition."

On December 28, 2022, (the "Effective Date"), APSI simultaneously entered into a series of agreements for the purchase of all of the issued and outstanding stock held by the shareholders of Tradition Transportation Group, Inc., an Indiana corporation ("Tradition"). Those agreements are discussed below.

Stock Purchase Agreement. On December 28, 2022, APSI entered into a Stock Purchase and Sale Agreement (the "SPA") with Mr. Davis to purchase 745,196 shares of common stock (the "Shares") of Tradition Transportation Group, Inc., an Indiana corporation, for Twenty-Eight Million Five Hundred Forty-Eight Thousand Four Hundred Fifty-Eight and 76/100 Dollars ($28,548,458.76) in United States Dollars (the "Purchase Price"), which is equal to Thirty-Eight and 31/100 Dollars ($38.31) per share. The Shares represent all of the issued and outstanding shares of Tradition.

Mr. Davis is the Chief Operating Officer and a director of Tradition.

Per the SPA, the Purchase Price was delivered and was agreed to be delivered in the following proportions:

(1)	A down payment of Two Hundred Twenty-Five Thousand United States Dollars ($225,000.00) in immediately available funds was delivered to Mr. Davis (the "Down Payment").

(2)	An amount equal to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) was offset against the Purchase Price on December 28, 2022 in full satisfaction of certain obligations of the Tradition Sellers (as defined below) to Tradition;

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(3)	An aggregate amount equal to Twenty-Four Million Ninety-Two Thousand Thirty-Eight and 31/100 Dollars ($24,092,038.31) pursuant to one or more secured promissory note(s) (the "Promissory Notes") providing for installments of not less than One Million Five Hundred Five Thousand Seven Hundred Fifty-Two and 39/100 Dollars ($1,505,752.39) commencing on the ninetieth (90th) day following the date on which the registration by APSI of its securities with the U.S. Securities and Exchange Commission (the "Commission") has been qualified or declared effective and continuing every ninetieth (90th) day thereafter until the Purchase Price and all accrued but unpaid interest thereon has been paid in full; and

(4)	A final payment to be made to Mr. Davis in the amount of One Million Seven Hundred Thirty-One Thousand Four Hundred Twenty and 45/100 Dollars ($1,731,420.45).

Mr. Carnes provided the funds for the Down Payment, and APSI wrote a promissory note to him with the principal amount of the note being the price of the Down Payment, Two Hundred Twenty-Five Thousand United States Dollars ($225,000.00).

Also, per the SPA, APSI and Mr. Davis agreed that within 30 days of the date of the SPA, December 28, 2022, APSI shall file a registration statement (registered offering) with the SEC. Subsequently, the first payment should be anticipated to be made within 90 days after the SEC qualifies the registration statement.

Multiparty Stock Purchase Agreement. On December 28, 2022, Mr. Davis entered into the Multiparty Stock Purchase Agreement (the "MSPA") between Mr. Davis and Timothy E. Evans, James L. Evans, and Bulwark Capital, L.L.C. (each a "Tradition Seller" and altogether the "Tradition Sellers"). Pursuant to the MSPA, Mr. Davis purchased 270,001 shares from Timothy E. Evans, a director, and the President and CEO of Tradition, 224,000 shares from James L. Evans a director, and the Vice President of Tradition, and 206,000 shares from Bulwark Capital, LLC, which is owned by Joseph J. Montel, who is a director, and the Corporate Secretary and General Counsel of Tradition. The total amount of shares purchased was 700,001 (the "T-Shares") for Twenty-Six Million Eight Hundred and Seventeen Thousand Thirty-Eight and 31/100 Dollars ($26,817,038.31) (the "MSPA Purchase Price").

While APSI did not directly enter into the MSPA, Mr. Davis legally assigned his rights in the MSPA to APSI, as later described in the Contract Assignment agreement.

The MSPA includes the following terms:

(1)	The MSPA Purchase Price to be delivered in the following proportions:

(a)	A down payment of Two Hundred Twenty-Five Thousand United States Dollars ($225,000.00) in immediately available funds delivered to the Tradition Sellers.

(b)	An amount equal to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) shall be offset against the Purchase Price on December 28, 2022, in full satisfaction of certain obligations of the Tradition Sellers to Tradition; and

(i)	This payment was offset against the purchase price for Tradition's redemption of 103,000 shares of Tradition, immediately before the Closing.

(ii)	The aforementioned shares made up half of the 206,000 shares that Bulwark Capital, L.L.C. sold in the MSPA.

(c)	An aggregate amount equal to Twenty-Four Million Ninety-Two Thousand Thirty-Eight and 31/100 Dollars ($24,092,038.31) pursuant to the Promissory Notes providing for installments of not less than One Million Five Hundred Five Thousand Seven Hundred Fifty-Two and 39/100 Dollars ($1,505,752.39) commencing on the ninetieth (90th) day following the date on which the registration by APSI of its securities with the U.S. Securities and Exchange Commission (the "Commission") has been qualified or declared effective and continuing every ninetieth (90th) day thereafter until the Purchase Price and all accrued but unpaid interest thereon has been paid in full.

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(2)	That the only shareholder agreement between the shareholders of Tradition would be terminated;

(3)	That APSI shall prepare and file a registration statement, no later than February 28, 2023;

(4)	That the Tradition Sellers will enter into employment agreements with Tradition;

(5)	Tradition shall continue to maintain insurance that is similar to the insurance currently in place for the directors and officers of Tradition for the next six years;

(6)	That until APSI has paid the MSPA Purchase Price and all accrued but unpaid interest thereon, in full, Mr. Davis and APSI shall not cause Tradition to do the following:

(a)	(i) incur any indebtedness in excess of $1,000,000, (ii) enter into any transaction or series of transactions involving a payment greater than $1,000,000, (iii) guarantee any indebtedness, or allow a lien to be placed against its assets other than in connection with trade credit incurred in the ordinary course of business;

(b)	except for adding a director who is reasonably acceptable to the Tradition Sellers, increase or decrease the size of the board of directors, or take any action to remove or replace any person serving as a director immediately prior to the closing;

(c)	hire, retain or engage for any position any immediate family member (as defined in Instruction 1(a)(iii) of 17 CFR §229.404(a)) of a director, officer or shareholder;

(d)	enter into or be a party to a transaction with any director, officer, employee, or any "associate" (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person;

(e)	hire, fire, or change the compensation of the executive officers, including approving any option grants;

(f)	change its principal business, enter new lines of business, or exit the current line of business;

(g)	sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(h)	enter into the sale of all or substantially all of the assets and property of Tradition, a merger, or a change of control;

(i)	authorize, adopt or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, reorganization or similar transaction involving Tradition; or

(j)	issue additional equity securities, debt securities, or warrants or options to purchase the same.

The Tradition Sellers and Mr. Davis agreed that the MSPA would be assignable to APSI. The MSPA also contained a form promissory note, a form assignment and pledge of stock agreement, and a form contract assignment agreement as attachments.

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Promissory Notes. The Promissory Notes were entered into on December 28, 2022, between Mr. Davis and each Tradition Seller. The terms of the three promissory notes are below:

(1)	Mr. Davis agreed to pay Timothy E. Evans Ten Million Two Hundred Sixty-Eight Thousand Seven Hundred Thirty-Eight and 31/100 U.S. Dollars ($10,268,738.31) together with interest thereon, for his 270,001 shares of Tradition;

(2)	Mr. Davis agreed to pay James L. Evans Eight Million Five Hundred Six Thousand Four Hundred Forty and No/100 U.S. Dollars ($8,506,440.00) together with interest thereon, for his 224,000 shares of Tradition;

(3)	Mr. Davis agreed to pay Bulwark Capital, L.L.C. Five Million Three Hundred Sixteen Thousand Eight Hundred Sixty and No/100 U.S. Dollars ($5,316,860.00) together with interest thereon, for its 206,000 shares of Tradition;

(4)	The Tradition Sellers' consent to Mr. Davis' sale of the T-Shares to APSI is conditioned upon APSI's assumption of all of Mr. Davis' obligations under the promissory notes;

(5)	The principal and interest shall be payable in sixteen (16) consecutive installments commencing on the ninetieth (90th) day following the date on which the registration by APSI of its securities with the SEC has been qualified or declared effective and continuing every ninetieth 90thday thereafter;

(6)	Mr. Davis shall be responsible for interest, which shall accrue daily on the outstanding principal amount of the promissory notes (and on any past-due interest payment) at a rate of three percent (3.0%) per annum commencing on the date that the SEC declares the registration of APSI's securities effective; and

(7)	In addition to exercising any rights each Tradition Seller has been granted by Mr. Davis under their respective assignment and pledge of stock agreements, as described below, Mr. Davis authorizes the Tradition Sellers to seek any other legal means of collection if Mr. Davis is in default of their respective promissory notes.

Assignment and Pledge of Stock Agreements. The assignment and pledge of stock agreements were entered into on December 28, 2022 by and between Mr. Davis and each of the Tradition Sellers. These agreements secured the indebtedness, related to the Promissory Notes. Per these agreements, the Tradition Sellers have a security interest in the T-Shares until their respective Promissory Notes are paid in full. Also, per this agreement, default occurs if their respective Promissory Notes, assignment and pledge of stock agreements, or the MSPA are defaulted on, or if the T-Shares are sold or transferred, without written consent of the respective Tradition Seller, to anyone other than APSI.

The contract assignment agreement is described below.

Contract Assignment Agreement. Simultaneously with the SPA, on December 28, 2022, APSI and Mr. Davis signed a "Contract Assignment" agreement that assigned Mr. Davis' rights in the right, title and interest in, to and under the MSPA to APSI, provided that APSI expressly assume all of the obligations of Mr. Davis under the MSPA, the Promissory Notes, and the assignment and pledge of stock agreements between Mr. Davis and each Tradition Seller.

The SPA and MSPA closed on December 28, 2022 (the "Closing"). As a result of the Closing, Tradition became a wholly owned subsidiary of APSI.

The aforementioned agreements included customary representations, warranties, and covenants by the respective parties and conditions.

Karr Transportation Asset Purchase

On July 27, 2022, Tradition's wholly owned subsidiaries, Tradition Transportation, L.L.C. and Tradition Leasing Systems, L.L.C. (together the "Purchaser"), both subsidiaries discussed in more detail below, entered into an asset purchase agreement ("Karr Asset Purchase Agreement") with Karr Transportation, Inc., an Arkansas corporation, Beers Investment Group, LLC, an Arkansas limited liability company, and its shareholders, Kelly Beers and Albert Beers ("Karr Sellers"). As a result of this agreement, Tradition acquired the following:

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(1)	25 tractors for $3,500,000. 1 is a Kenworth T680M made in 2014; 5 are Kenworth T680Ms made in 2020; 5 are Freightliner Cascadias made in 2021; 8 are Freightliner Cascadias made in 2022; 4 are Kenworth T680s made in 2020; and 2 are Izuzu NPRs made in 2015 and 2019.

(2)	35 Utility Reefer Trailers for $3,000,000. 15 are 3000Rs or similar and made in 2019; 5 are 3000Rs and made in 2021; and 15 are VS2RAs and made in 2021.

(3)	The ability to offer employment to 18 drivers for a placement fee of $5,000, if an offer is accepted.

(4)	The ability to offer employment to 1 mechanic for a placement fee of $5,000, if an offer is accepted.

(5)	The ability to offer employment to 7 operational employees for a placement fee of $5,000, if an offer is accepted.

(6)	All of the miscellaneous personal property used by Karr Sellers in connection with the Business, including, without limitation, furniture, fixtures, equipment and other tangible personal property, as well as all books and records relating to the Assets, including, without limitation, purchase information, warranty information, maintenance and repair information, operation history, title and registration, and accounting information shall be transferred by Sellers to Purchaser for the sum of $1.00.

Per the Karr Asset Purchase Agreement, the parties entered into two separate agent agreements, one with Tradition Transportation Company, L.L.C. ("Trucking Agent Contract") and one with Freedom Freight Solutions, L.L.C. ("Freedom Agent Contract") for the total consideration of $200,000. Both Agreements provide a cap on commissions of $3,299,999, minus any payments for drivers, mechanics, or operating staff ("Cap").

The Trucking Agent Contract provides that the Karr Sellers, having substantial experience in the freight motor carrier industry and having customers, who have freight shipping needs for their cargo of general commodities, would refer their customers to Tradition Trucking Company, LLC for a commission of six percent (6%) of line-haul revenues on Tradition Transportation Company, LLC assets. The aforementioned commission is subject to (a) Line Haul Revenue being defined as the "Freight Charge" and/or "Pay Gross" within Tradition Transportation, L.L.C.'s software system, and Line Haul does not include additional charges for fuel surcharge, accessorial charges, project management, detention, tarping, stop offs, etc., and (b) revenues, excluding any amounts not paid within 90 days from the date of invoice, or amounts collected by Tradition Transportation, L.L.C. with the assistance of an outside collection agency or an attorney.

The Freedom Agent Contract provides that the Karr Sellers, having substantial experience in the freight motor carrier industry and having customers, who have transportation brokerage service needs for their cargo of general commodities, would refer their customers to Freedom Freight Solutions, LLC for a commission of six percent (6%) of the margin on revenues generated through Freedom Freight Solutions, LLC.

Finally, the Purchaser and Karr Sellers agreed to enter into a mutually agreeable lease for use of the property commonly known as 4106 Highway 62 East, Mountain Home, Arkansas 72653, at the rate of three thousand dollars ($3,000) per month for the office space and one thousand five hundred dollars ($1,500) per month for the repair shop space. The term of the lease was six (6) months from the date of Closing, with Purchaser having the right to extend the term under the same terms and costs for two (2) additional six (6) month periods. Intent is for current dispatch and operations offices, two (2) additional offices occupied by accounting, and non-exclusive use of the break area, kitchen and restrooms; together with the three (3) bay maintenance facility, office currently used, and up to ten (10) parking spaces for semi-trucks and trailers (additional to employee and customer parking).

The Karr Asset Purchase Agreement has a term of the lesser of a period ending upon payment of the Cap, and a period of 5 years. Otherwise, at the written option of the parties, the Karr Asset Purchase agreement may be terminated by either party upon 30 days written notice. The Karr Asset Purchase Agreement is qualified by reference to the full text of the document attached as Exhibit 10.4 to this Current Report on Form 8-K.

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EDSCO Purchase and Sale

On January 31, 2022, Tradition's wholly owned subsidiary, Anthem Anchor Bolts & Fasteners, LLC ("Anthem"), discussed in more detail below, and EDSCO Holding Company, LLC ("EDSCO") entered into an asset purchase and sale agreement. In this agreement, Anthem acquired the following inventory and equipment of EDSCO Holding Company, LLC for the purchase price of $447,918.52 (the "EDSCO Purchase Price"): a 2011 Chevy Truck, a Trailer, a Nissan forklift, a Yale forklift, a Clark Forklift, a 250 Amp Mig Welder, a 2 1/2 Double head landis Threader, a 1 1/4 single head landis, a 1 1/4 rotary bender, a 200 ton Bulldozer, a do all saw, a Tesker 236 threader, a Tesker 215 roll threader, a Tesker 210 roll threader, a Reed B 112 Roll threader, a Landis Lanurol roll threader, a Plasma table, a Landis cut threader, a Floor scale, an additional 250 amp mig welder, various tools, a Bar Snapper, a Plasma Water Table, a Small bending unit, a Pallet Racking machine, and a Mult-function Printer (altogether the "EDSCO Assets").

The EDSCO Purchase Price was paid by wire transfer initiated on February 7, 2022 and EDSCO delivered to Anthem a bill of sale to transfer and vest in Anthem good and marketable title to the EDSCO Assets, free and clear of all encumbrances. EDSCO had been operating at 300 East Railroad Street, Waterloo, DeKalb County, Indiana 46793 (the "EDSCO Location"). As part of the closing, the owner of the EDSCO Location provided Tradition until September 30, 2022, to relocate. The rent paid to the owner of the property was paid up-front.

Anthem was relocated to 210 South Progress Drive, Kendallville, Indiana 46755, further discussed in "ITEM 3. PROPERTIES." Anthem, due to this acquisition, is a manufacturer of bolts, nuts, and fasteners, and creates custom plates, cages, and embeds. The asset purchase and sale agreement between EDSCO Holding Company, LLC and Anthem Anchor Bolts and Fasteners, LLC is qualified by reference to the full text of the full document attached as Exhibit 10.3 to this Current Report on Form 8-K.

Industry Overview, Competition, and Market Opportunity

Trucking is the primary means of serving the North American transportation market. Trucking continues to attract shippers due to the mode's cost advantages relative to air transportation and flexibility relative to rail. Truckload growth is largely tied to U.S. economic activity such as GDP growth and industrial production and moves in line with changes in sales, inventory and production within various sectors of the U.S. economy, including manufactured goods, construction products and bulk commodities.

The U.S. truckload industry sector comprises the use of dry van and specialty equipment. Both dry van and specialty equipment are used to transport goods over a long-haul and on a regional basis. Dry van carriers represent an integral component of the transportation supply chain for most retail and manufactured goods in North America. Specialty carriers employ equipment such as flat-bed trucks, temperature-controlled trailers, over-sized trailers and bulk transport, dump, and waste equipment. These carriers can transport temperature-controlled products and bulk commodities such as specialty chemicals and petrochemicals. Specialty equipment offering is characterized by higher equipment costs and more extensive driver training requirements relative to dry van offerings, resulting in higher barriers to entry and creating opportunities for differentiated value propositions for customers.

The American Trucking Associations ("ATA") has published, on its website, https://www.trucking.org/economics-and-industry-data, the following information, regarding trends in the truck freight industry in 2021:

(1)	Trucks moved nearly 72.2% of the United States of America's freight by weight

(2)	Gross freight revenues from trucking amounted to $875.5 billion dollars, which represents 80.8% of the revenue generated by the freight industry

(3)	Trucks transported 66.1% of the value of surface trade between the U.S. and Canada and 82.7% between the U.S. and Mexico in 2021

The ATA also published that, as of June 2022, 95.7% of fleets operate ten or fewer trucks and 99.7% operate less than 100, and the number of for-hire carriers on file with the Federal Motor Carrier Safety Administration totaled 1,102,799, private carriers totaled 718,594, there were 153,191 carriers identified as both for-hire and private carriers, and other interstate motor carriers totaled 37,718.

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As seen above, the U.S. truckload industry is large and fragmented, characterized by many small carriers. Some of Tradition's competitors include J.B. Hunt, Old Dominion Freight Line, Schneider, ACME Truck Line Inc., Crete Carrier, C.H. Robinson, CRST, Knight Logistics, Swift, and Werner Enterprises.

Regulations and initiatives to improve the safety of the U.S. trucking industry have impacted industry dynamics. Tradition believes the recent trend is for industry regulation to become progressively more restrictive and complex, which constrains the overall supply of trucks and drivers in the industry. See "Regulation" below for more information on the regulatory environment of the industry. Tradition believes smaller carriers will likely be challenged to maintain the utilization required for acceptable profitability under this regulatory framework.

Because the trucking industry is very fragmented, with most carriers operating ten or fewer trucks, and highly regulated, as described below in "Regulation," Tradition believes that this industry primed for consolidation.

Tradition's Service Offerings

Freight transportation services, brokerage services, equipment leasing services, and warehouse leasing are Tradition's main services offerings.

Due to the EDSCO Purchase and Sale described above, Tradition has entered the manufacturing space and now manufactures bolts, nuts, and fasteners, and create custom plates, cages, and embeds. Tradition's manufacturing business is described later in "Manufacturing" and includes information related to Tradition's customers, competition, vendors, and the industry.

Freight Transportation Services. Tradition's "Freight Transportation Services" consist of the outbound and inbound movement of freight and make up about 50% of its total revenue, as of its fiscal year ended December 31, 2021. Tradition offers dry van, temperature-controlled, and flatbed specialized transportation services across all 48 contiguous states. The description of Tradition's fleet and trailers is described in more detail below in "Tractor and Trailer Fleets."

Brokerage Services. Tradition's "Brokerage Services" make up about 35% of its total revenue, as of its fiscal year ended December 31, 2021. These services include freight management, fulfillment, relabeling and repackaging, outbound logistics, supply chain management, warehouse management, inventory management, and shipment and tracking notification.

Equipment Leasing Services. Tradition's "Equipment Leasing Services" consist of the financing of owner-operator trucks and make up about 7% of its total revenue, as of its fiscal year ended December 31, 2021. Tradition offers a variety of leasing options including long-term, short-term, subleasing options. Customers can also purchase equipment from Tradition. Customers can lease or purchase late-model power units from Kenworth, Peterbilt, and Freightliner. Tradition also offers leasing on state-of-the-art trailers from Wabash, and Great Dane. Tradition's leasing system's state of the art financial management technology helps simplify the leasing process.

Warehouse Leasing Services. Tradition's "Warehouse Leasing Services" make up about 8% of its total revenue, as of its fiscal year ended December 31, 2021. Tradition has six (6) warehouses with four (4) in Indiana, specifically Angola, Indianapolis, Greenfield, and Greenwood; and two (2) located in Georgia, specifically Statesboro and Savannah. The warehouses provide more than 1.8 million sq. ft. of warehouse compacity, specifically:

Angola Office	135,500 sq. ft.	Franklin (Indianapolis) Office	156,960 sq. ft.
Greenfield Fulfillment Center	432,000 sq. ft.	Greenwood Warehouse	584,820 sq. ft
Statesboro Warehouse	205,934 sq. ft.	Savannah Port Facility	311,265 sq. ft.

Services include warehousing and fulfillment, and drayage, or the moving of freight from a container ship to a warehouse.

Tractor and Trailer Fleets

Tradition operates a fleet of approximately 162 company-owned tractors and approximately 303 trailers. Additionally, Tradition leases approximately 64 tractors and 248 trailers. Tradition's tractor fleet includes technology including electronic logging devices ("ELDs"), electronic speed limiters, electronic roll stability, and Samsara forward facing dash cams. Each of Tradition's company tractors is also equipped with onboard communication units that offer real time freight positioning to its customers and instant communication between its drivers and Tradition.

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Tractors and trailers represent Tradition's most substantial capital investments. In general, Tradition expects to operate a tractor for approximately 3 years and 360,000 miles of operation, and trailers for approximately 10 years of operation. Tradition depreciates or finances its equipment over their useful lives and down to salvage values that Tradition expects to represent fair market value at the expected time of sale. Tradition's ongoing capital expenditures are significant, and its annual depreciation expense is expected to be approximately equal to maintenance capital expenditures, net of proceeds of dispositions, assuming a constant percentage of leased versus owned equipment and a constant trade cycle.

Tradition's company tractors have an average model year of 2020 and its trailers have average model year of 2017, as of December 28, 2022.

Tradition's Competitive Strengths

Tradition's management and the diversification of its business model are its primary strengths. Tradition's service offerings are based in assets and non-assets. Tradition manages its customer portfolio through type of products and services by each customer and by percentage of business Tradition will do with each customer based on annual sales and product types. Tradition is managed this way to allow it to balance its annual revenues, and have the ability to grow and gain market share. Tradition's technology and management teams are guided through this process as Tradition reviews its operations quarterly with its business development teams and operations management.

Tradition's competitive strengths provide it with a strong foundation to continue to improve its profitability and stockholder value and are discussed in more detail below:

Complementary mix of services to afford flexibility and stability throughout economic cycles

•	Tradition's service offerings have unique characteristics and are subject to differing market forces, which Tradition believes allows it to respond effectively through economic cycles.

•	Tradition's Freight Transportation Services, Brokerage Services, Warehousing Leasing Services, and Equipment Leasing Services involve assets and non-assets. These services, along with Tradition's manufacturing business, complement and support one another, and create opportunities for cross selling.

Technology

Tradition has integrated general and industry-specific technology into its front and back-end office operations, allowing Tradition to run efficiently and effectively. Tradition is focused on continual implementation of the digital initiatives that Tradition believes are re-engineering it to be a market leader in growth and profitability over the next decade. Some examples of the technologies that Tradition uses are as follows:

(1)	Samsara's "to-the-second" GPS tracking and smart geofencing provides best-in-class visibility to improve route performance.

(2)	SkyBlitz provides commercial telematics, focused on solutions for enterprise and local fleets, tank monitoring and petroleum logistics

(3)	Tradition is currently using Transport Pro as its TMS (Transportation Management Software); however, Tradition is in the middle of converting to TMW by Trimble Transportation Enterprise Solutions, Inc. for its transportation management solutions.

(4)	Camelot Software, provides warehouse management systems.

Diverse and resilient customer base

Tradition maintains a diverse customer base that fall within a broad spectrum of geographies and end markets. Tradition's customers are described in more detail below.

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Maintenance system designed to optimize life cycle investment and minimize operating costs

Tradition's fleet represents its largest capital investment, a visible representation of Tradition's brand for customers and drivers and a large portion of its controllable costs. Tradition selects, maintains and disposes of its fleet based on rigorous analysis of its investments and operating costs.

Over the past several years, Tradition has developed a disciplined and effective maintenance program designed to actively manage these assets based on the amount of miles a tractor is driven for preventive maintenance and replacement of parts. Tradition's owned and lease-purchase units are serviced at approved vendors according to its Maintenance Program Schedule: (1) A Service - Performed every 35,000 miles, (2) B Service - Performed every 17,500 miles, (3) C Service - Performed every 250,000 miles, and (4) D Service - Performed every 150,000 miles. Tradition believes this approach, coupled with its approved vendors, helps it effectively manage its maintenance cost per mile, keeps drivers on the road efficiently and creates an attractive asset and record for resale.

Motivated management team focused on tactical execution and leadership in the truckload market

Tradition's senior corporate staff has a combined 110 years of industry knowledge and experience. Tradition's Chief Executive Officer, Timothy E. Evans, has over 30 years of experience in the transportation and warehousing industry. Joseph Montel, Tradition's company Secretary and General Counsel has nearly 30 years of experience in transportation, banking, corporate, securities, and real estate. James L. Evans, Tradition's Vice President, has been involved in the transportation, logistics, and warehousing industry for more than 30 years. Joseph M. Davis, Tradition's Chief Operating Officer, has more than 20 years of experience in the industry and has been on the operations side for most of that time. Tradition believes its leadership team is well-positioned to execute its strategy and remains a key driver of its financial and operational success.

Customer Relationships

Tradition maintains a diverse customer base that includes a large base of nearly 500 active customers, including Meijer Distribution, Inc. Therma-Tru Corp., Dunham's Distribution Center, Bridgestone, and C.H. Robinson. Tradition's customers fall within a broad spectrum of geographies and end markets, including building materials, transportation, automotive, manufacturing, grocery stores, containers and packaging, and food and drink. For the fiscal year ended December 31, 2021, Tradition's largest customer accounted for approximately 13% of Tradition's revenue.

Tradition's Business Strategies

Tradition believes it possesses the ability to scale, infrastructure and service offerings to compete effectively in its markets, its opportunity for further improvement is significant, and its strategies are designed to enhance stockholder value.

Improve profitability and grow revenue.

(1)	Improve asset productivity by using advanced technology to optimize dispatch miles in all cycles and actively upgrade freight mix when volumes permit.

(2)	Control non-essential costs and seek efficiencies throughout the enterprise.

(3)	Pursue driver training and safety initiatives as a core value.

(4)	Continue to leverage Tradition's service mix to manage through all market cycles.

(5)	Grow Tradition's revenue base organically and prudently with a focus on cross-selling its services with existing customers and pursuing new customer opportunities.

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Strategic investments and growth strategies.

(1)	Tradition currently invests and plans to continue investing in infrastructure as well as administrative/operational and driver recruitment personnel to maintain growth.

(2)	Tradition has a goal of acquiring 200 plus tractors and 400 trailers in 2023 and 2024, through merger and acquisitions opportunities.

(3)	Tradition plans to open deployment centers in Indianapolis Indiana, Savannah Georgia, Nashville Tennessee, and Dallas Texas in 2023 and 2024.

(4)	Tradition looks to acquire a warehouse facility, in Indiana, in 2023 for warehouse operations only, and plans to relocate main operations to a new location in Indiana with the acquisition or construction of new facility.

(5)	Tradition plans to explore strategic mergers and acquisitions opportunities in 2023 and 2024 for the additions of terminals in Dallas, TX, the southeastern U.S. and the pacific coast to facilitate driver recruitment, reseating, and related opportunities.

(6)	Tradition plans to determine which marketing platforms provide the best return for its multiple services and products, and Tradition plans to invest in the diversification of its marketing. Tradition currently invest in social media, websites, hub spot CRM platform, trade shows and brochures as Tradition scales its sales force internally and nationally.

(7)	Tradition plans to invest in and grow its manufacturing business and launch U-bolt manufacturing to add more diversification to its products.

(8)       Tradition plans to invest in and grow its drayage business.

Owner Operators

In addition to the company drivers that Tradition employs, it enters into contracts with independent contractors or owner operators, to many of whom Tradition leases tractors. Owner operators may operate their own tractors and provide their services to Tradition under contractual arrangements. Except for generally providing owner operators with the use of its trailers, owner operators are responsible for the ownership and operating expenses of their tractors, and are compensated by Tradition primarily on a rate per mile basis. By operating safely and productively, independent contractors can improve their own profitability and Tradition's. Tradition believes that the fleet of independent contractors it engages provides significant advantages that primarily arise from the motivation of business ownership. Owner operators tend to produce more miles per tractor per week. As of December 28, 2022, Tradition has approximately 132 owner operators.

Owner operators have access to medical, dental and vision insurance, as well as safety and referral bonus programs.

Human Capital Resources

As of December 28, 2022, Tradition has two hundred and fifteen (215) full-time employees. Sixty (60) of the full-time employees are its drivers, and one-hundred twenty-two (122) are office personnel. Tradition also has one hundred and thirty two (132) owner operator drivers. None of Tradition's employees are covered by a collective bargaining agreement.

To attract and retain the best-qualified talent, Tradition offers competitive benefits, including, medical, dental and vision insurance, as well as life insurance and a 401k. Owner operators have access to medical, dental and vision insurance, as well as safety and referral bonus programs.

In addition to Tradition's hiring criteria, its tractors are equipped with electronic speed limiters, automatic transmissions, lane departure and collision warning systems, air disc brakes and high performance wide brake drums, electronic roll stability and, more recently, forward-facing cameras.

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Trademarks

Tradition has a word mark and a design mark on "Tradition Transportation Company, LLC," which were registered on March 12, 2019.

Regulation

Transportation Regulations. Tradition's operations are regulated and licensed by various government agencies, including the Department of Transportation ("DOT"), Environmental Protection Agency ("EPA") and the Department of Homeland security ("DHS"). These and other federal and state agencies also regulate Tradition's equipment, operations, drivers and third-party carriers.

The DOT, through the Federal Motor Carrier Safety Administration ("FMCSA"), imposes safety and fitness regulations on Tradition and its drivers, including rules that restrict driver hours-of-service. Changes to such hours-of-service rules can negatively impact Tradition's productivity and affect its operations and profitability by reducing the number of hours per day or week its drivers may operate and/or disrupt Tradition's network. However, in August 2019, the FMCSA issued a proposal to make changes to its hours-of-service rules that would allow truck drivers more flexibility with their 30-minute rest break and with dividing their time in the sleeper berth. It also would extend by two hours the duty time for drivers encountering adverse weather, and extend the short haul exemption by lengthening the drivers' maximum on-duty period from 12 hours to 14 hours. In June 2020 the FMCSA adopted a final rule substantially as proposed, which became effective in September 2020. Certain industry groups have challenged these rules in court, and it remains unclear what, if anything, will come from such challenges. Any future changes to hours-of-service rules could materially adversely affect Tradition's results of operations and profitability.

There are two methods of evaluating the safety and fitness of carriers. The first method is the application of a safety rating that is based on an onsite investigation and affects a carrier's ability to operate in interstate commerce. Tradition currently has a satisfactory DOT safety rating for Tradition's U.S. operations under this method, which is the highest available rating under the current safety rating scale. If Tradition were to receive a conditional or unsatisfactory DOT safety rating, it could materially adversely affect its business, as some customers and potential customers may not want to utilize the services of a carrier with such a rating. In January 2016, the FMCSA published a Notice of Proposed Rulemaking outlining a revised safety rating measurement system, which would replace the current methodology. Under the proposed rule, the current three safety ratings of "satisfactory," "conditional" and "unsatisfactory" would be replaced with a single safety rating of "unfit," and a carrier would be deemed fit when no rating was assigned. Moreover, the proposed rules would use roadside inspection data in addition to investigations and onsite reviews to determine a carrier's safety fitness on a monthly basis. Under the current rules, a safety rating can only be given upon completion of a comprehensive onsite audit or review. Under the proposed rules, a carrier would be evaluated each month and could be given an "unfit" rating if the data collected from roadside inspections, investigations and onsite reviews did not meet certain standards. The proposed rule underwent a public comment period extending into May 2016 and several industry groups and lawmakers have expressed their disagreement with the proposed rule, arguing that it violates the requirements of the Fixing America's Surface Transportation Act (the "FAST Act"), and that the FMCSA must first finalize its review of the Compliance, Safety, Accountability program ("CSA") scoring system, described in further detail below. Based on this feedback and other concerns raised by industry stakeholders, in March 2017, the FMCSA withdrew the Notice of Proposed Rulemaking related to the new safety rating system. In its notice of withdrawal, the FMCSA noted that a new rulemaking related to a similar process may be initiated in the future. Therefore, it is uncertain if, when or under what form any such rule could be implemented. The FMCSA has also indicated that it is in the early phases of a new study on the causation of crashes. Although it remains unclear whether such study will ultimately be completed, the results of such study could spur further proposed and/or final rules in regard to safety and fitness.

In addition to the safety rating system, the FMCSA has adopted the CSA program as an additional safety enforcement and compliance model that evaluates and ranks fleets on certain safety-related standards. The CSA program analyzes data from roadside inspections, moving violations, crash reports from the last two years and investigation results. The data is organized into seven categories. Carriers are grouped by category with other carriers that have a similar number of safety events (e.g., crashes, inspections or violations) and carriers are ranked and assigned a rating percentile to prioritize them for interventions if they are above a certain threshold. Currently, these scores do not have a direct impact on a carrier's safety rating. However, the occurrence of unfavorable scores in one or more categories may (i) affect driver recruiting and retention by causing high-quality drivers to seek employment with other carriers, (ii) cause Tradition's customers to direct their business away from Tradition and to carriers with higher fleet rankings, (iii) subject Tradition to an increase in compliance reviews and roadside inspections, (iv) cause Tradition to incur greater than expected expenses in Tradition's attempts to improve unfavorable scores or (v) increase Tradition's insurance expenses, any of which could adversely affect Tradition's results of operations and profitability.

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Under the CSA, these scores were initially made available to the public in five of the seven categories. However, pursuant to the FAST Act which was signed into law in December 2015, the FMCSA was required to remove from public view the previously available CSA scores while it reviews the reliability of the scoring system. During this period of review by the FMCSA, Tradition will continue to have access to its own scores and will still be subject to intervention by the FMCSA when such scores are above the intervention thresholds. A study was conducted and delivered to the FMCSA in June 2017 with several recommendations to make the CSA program more fair, accurate, and reliable. In late June 2018, the FMCSA provided a report to Congress outlining the changes it may make to the CSA program in response to the study. Such changes include the testing and possible adoption of a revised risk modeling theory, potential collection and dissemination of additional carrier data and revised measures for intervention thresholds. The adoption of such changes is contingent on the results of the new modeling theory and additional public feedback. Therefore, it is unclear if, when and to what extent such changes to the CSA program will occur. However, any changes that increase the likelihood of Tradition receiving unfavorable scores could materially adversely affect Tradition's results of operations and profitability.

In May 2020 the FMCSA announced that effective immediately it is making permanent a pilot program that will not count a crash in which a motor carrier was not at fault when calculating the carrier's safety measurement profile, called the Crash Preventability Demonstration Program ("CPDP"). The CPDP will expand the types of eligible crashes, modify the Safety Measurement System to exclude crashes with not preventable determinations from the prioritization algorithm and note the not preventable determinations in the Pre-Employment Screening Program. Under the program, carriers with eligible crashes that occurred on or after August 2019, may submit a Request for Data Review with the required police accident report and other supporting documents, photos or videos through the FMCSA's DataQs website. If the FMCSA determines the crash was not preventable, it will be listed on the Safety Measurement System but not included when calculating a carrier's Crash Indicator Behavior Analysis and Safety Improvement Category measure in SMS. Additionally, the not preventable determinations will be noted on a driver's Pre-Employment Screening Program report.

The final rule requiring the use of ELDs was published in December 2015. This rule required drivers of commercial motor vehicles that are required to keep logs to be ELD-compliant by December 2017. Use of automatic onboard recording devices was permitted until December 2019, at which time use of ELDs became required. Tradition was fully converted to ELDs by the December 2019 deadline. Tradition believes that more effective hours-of-service enforcement under this rule may improve Tradition's competitive position by causing all carriers to adhere more closely to hours-of-service requirements.

In December 2016, the FMCSA issued a final rule establishing a national clearinghouse for drug and alcohol testing results and requiring motor carriers and medical review officers to provide records of violations by commercial drivers of FMCSA drug and alcohol testing requirements. Motor carriers are required to query the clearinghouse to ensure drivers and driver applicants do not have violations of federal drug and alcohol testing regulations that prohibit them from operating commercial motor vehicles. The final rule became effective in January 2017, with a compliance date in January 2020. In December 2019, however, the FMCSA announced a final rule extending by three years the date for state driver's licensing agencies to comply with certain Drug and Alcohol Clearinghouse requirements. The December 2016 commercial driver's license rule required states to request information from the Clearinghouse about individuals prior to issuing, renewing, upgrading or transferring a CDL. This new action will allow states' compliance with the requirement, which was set to begin January 2020, to be delayed until January 2023. That being said, the FMCSA has indicated it will allow states the option to voluntarily query Clearinghouse information beginning January 2020. The compliance date of January 2020 remained in place for all other requirements set forth in the Clearinghouse final rule; however, upon implementation, the rule may reduce the number of available drivers in an already constrained driver market. Pursuant to a new rule finalized by the FMCSA, effective November 2021, states are required to query the Clearinghouse when issuing, renewing, transferring, or upgrading a commercial driver's license and must revoke a driver's commercial driving privileges if such driver is prohibited from driving a motor vehicle for one or more drug or alcohol violations.

In September 2020, the Department of Health and Human Services ("DHHS") announced proposed mandatory guidelines to allow employers to drug test truck drivers and other federal workers for pre-employment and random testing using hair specimens. However, the proposal also requires a second sample using either urine or an oral swab test if a hair test is positive, if a donor is unable to provide a sufficient amount of hair for faith-based or medical reasons, or due to an insufficient amount or length of hair. The proposal specifically requires that the second test be done simultaneously at the collection event or when directed by the medical review officer after review and verification of laboratory-reported results for the hair specimen. DHHS indicated the two-test approach is intended to protect federal workers from issues that have been identified as limitations of hair testing, and related legal deficiencies identified in two prior court cases. The ATA has voiced concerns with the new guidelines, characterizing them as "weak" and "misguided," and specially taking issue with the second sample requirement, which the ATA feels diminishes the value of hair testing. It is unclear if, and when, a final rule may be put in place. Any final rule may reduce the number of available drivers. Tradition currently performs urine testing and will continue to monitor any developments in this area to ensure compliance.

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Other rules have been recently proposed or made final by the FMCSA, including (i) a rule requiring the use of speed limiting devices on heavy duty tractors to restrict maximum speeds, which was proposed in 2016, and (ii) a rule setting forth minimum driver-training standards for new drivers applying for commercial driver's licenses for the first time and to experienced drivers upgrading their licenses or seeking a hazardous materials endorsement, which was made final in December 2016, with a compliance date in February 2020. However, in May 2020, the FMCSA approved an interim rule delaying implementation of the final rule by two years which extended the compliance date to February 2022. In July 2017, the DOT announced that it would no longer pursue a speed limiter rule, but left open the possibility that it could resume such a pursuit in the future. In May 2021, however, the Cullum Owings Large Truck Safe Operating Speed Act was reintroduced into the U.S. House of Representatives and would require commercial motor vehicles with a gross weight of more than 26,000 pounds to be equipped with a speed limiter that would limit the vehicle's speed to no more than 65 M.P.H. The effect of these rules, to the extent they become effective, could result in a decrease in fleet production and driver availability, either of which could materially adversely affect Tradition's business, financial condition and results of operations.

The Infrastructure Investment and Jobs Act ("IIJA"), signed into law by President Biden in November 2021, created an apprenticeship program for drivers younger than 21 to eventually qualify to drive commercial trucks in interstate commerce. The provision drew certain mechanics from the bills introduced in Congress in 2019 related to lowering the age requirements for interstate commercial driving. The FMCSA announced the establishment of this apprenticeship program in January 2022 in an effort to help the industry's ongoing driver shortage. The program is open to 18 to 20-year-old drivers who already hold intrastate commercial driver's licenses and sets a strict training regimen for participating drivers and carriers to comply with. Motor carriers interested in participating must complete an application for participation and submit monthly data on an apprentice's driver activity, safety outcomes, and additional supporting information. It remains unclear whether any regulatory changes will stem from the apprenticeship program.

In December 2018, the FMCSA granted a petition filed by the ATA and in doing so determined that federal law does preempt California's wage and hour laws, and interstate truck drivers are not subject to such laws. The FMCSA's decision has been appealed by labor groups, and multiple lawsuits have been filed in federal courts seeking to overturn the decision. In January 2021, the Ninth Circuit upheld the FMCSA's determination that federal law does preempt California's meal and rest break laws, as applied to drivers of property-carrying commercial motor vehicles. Other current and future state and local wage and hour laws, including laws related to employee meal breaks and rest periods, may also vary significantly from federal law. Further, driver piece rate compensation, which is an industry standard, has been attacked as non-compliant with state minimum wage laws and lawsuits have recently been filed and/or adjudicated against carriers demanding compensation for sleeper berth time, layovers, rest breaks and pre-trip and post-trip inspections, the outcome of which could have major implications for the treatment of time that drivers spend off-duty (whether in a truck's sleeper berth or otherwise) under applicable wage laws. Both of these issues adversely impact Tradition and the industry as a whole, with respect to the practical application of the laws, thereby resulting in additional cost. As a result, Tradition, along with other companies in Tradition's industry, are subject to an uneven patchwork of wage and hour laws throughout the United States. In the past, certain legislators have proposed federal legislation to preempt state and local wage and hour laws; however, passage of such legislation is uncertain. Tradition's fleet currently complies with all local laws.

Tax and other regulatory authorities, as well as independent contractors themselves, have increasingly asserted that independent contractor drivers in the trucking industry are employees rather than independent contractors. Federal legislation has been introduced in the past that would make it easier for tax and other authorities to reclassify independent contractors as employees, including legislation to increase the recordkeeping requirements for those that engage independent contractor drivers and to increase the penalties for companies who misclassify their employees and are found to have violated employees' overtime and/or wage requirements. The most recent example being the Protecting the Rights to Organize ("PRO") Act, which was passed by the House of Representatives and received by the Senate in March 2021 and remains with the Senate's Committee on Health, Education, Labor, and Pensions. The PRO Act proposes to apply the "ABC Test" for classifying workers under Federal Fair Labor Standards Act claims. It is unknown whether any of the proposed legislation will become law or whether any industry-based exemptions from any resulting law will be granted. Additionally, federal legislators have sought to abolish the current safe harbor allowing taxpayers meeting certain criteria to treat individuals as independent contractors if they are following a long-standing, recognized practice, extend the Fair Labor Standards Act to independent contractors and impose notice requirements based on employment or independent contractor status and fines for failure to comply. Some states have put initiatives in place to increase their revenue from items such as unemployment, workers' compensation and income taxes and a reclassification of independent contractors as employees would help states with this initiative.

Recently, courts in certain states have issued decisions that could result in a greater likelihood that independent contractors would be judicially classified as employees in such states. In September 2019, California enacted A.B. 5 ("AB5"), a new law that changed the landscape of the state's treatment of employees and independent contractors. AB5 provides that the three-pronged "ABC Test" must be used to determine worker classification in wage-order claims. Under the ABC Test, a worker is presumed to be an employee-and the burden to demonstrate their independent contractor status is on the hiring company through satisfying all 3 of the following criteria:

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(1)	the worker is free from control and direction in the performance of services; and

(2)	the worker is free from control and direction in the performance of services; and is performing work outside the usual course of the business of the hiring company; and

(3)	the worker is customarily engaged in an independently established trade, occupation, or business.

How AB5 will be enforced is still to be determined. In January 2021, however, the California Supreme Court ruled that the ABC Test could apply retroactively to all cases not yet final as of the date the original decision was rendered, April 30, 2018. While AB5 was set to go into effect in January 2020, a federal judge in California issued a preliminary injunction barring the enforcement of AB5 on the trucking industry while the California Trucking Association ("CTA") moves forward with its suit seeking to invalidate AB5. The Ninth Circuit Court of Appeals rejected the reasoning behind the injunction in April 2021, ruling that AB5 is not pre-empted by federal law, but granted a stay of the AB5 mandate in June 2021 (preventing its application and temporarily continuing the injunction) while the CTA petitioned the U.S. Supreme Court (the "Supreme Court") to review the decision. In November 2021, the Supreme Court requested that the U.S. solicitor general weigh in on the case. The injunction was lifted on August 29, 2022. There is not yet much clarity on how AB5 will be enforced. Further, the matter is not settled, as the CTA is pursuing the case from the beginning and has requested another injunction. It is also possible AB5 will spur similar legislation in states other than California, which could adversely affect Tradition's results of operations and profitability.

Further, class actions and other lawsuits have been filed against certain members of the trucking industry seeking to reclassify independent contractors as employees for a variety of purposes, including workers' compensation and health care coverage. Taxing and other regulatory authorities and courts apply a variety of standards in their determination of independent contractor status. If independent contractors Tradition contracts with are determined to be employees, Tradition would incur additional exposure under federal and state tax, workers' compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.

Environmental Regulations. From time to time Tradition engages in the transportation of hazardous substances, most notably molten aluminum. Additionally, some of Tradition's tractor terminals are located in areas where groundwater or other forms of environmental contamination could occur. Tradition's operations involve the risks of fuel spillage or seepage, environmental damage, and hazardous waste disposal, among others. Certain of Tradition's facilities have wash facilities, waste oil or fuel storage tanks and fueling islands. If Tradition is involved in a spill or other accident involving hazardous substances, if there are releases of hazardous substances Tradition transports, if soil or groundwater contamination is found at Tradition's facilities or results from Tradition's operations, or if Tradition is found to be in violation of applicable laws or regulations, Tradition could be subject to cleanup costs and liabilities, including substantial fines or penalties or civil and criminal liability, any of which could have a materially adverse effect on Tradition's business, financial condition and results of operations.

In August 2011, the National Highway Traffic Safety Administration (the "NHTSA") and the EPA adopted a new rule that established the first-ever fuel economy and greenhouse gas standards for medium and heavy-duty vehicles, including the tractors Tradition employs (the "Phase 1 Standards"). The Phase 1 Standards apply to tractor model years 2014 to 2018 and require the achievement of an approximate 20 percent reduction in fuel consumption by the 2018 model year, which equates to approximately four gallons of fuel for every 100 miles traveled. In addition, in February 2014, President Obama announced that his administration would begin developing the next phase of tighter fuel efficiency and greenhouse gas standards for medium-and heavy-duty tractors and trailers (the "Phase 2 Standards"). In October 2016, the EPA and NHTSA published the final rule mandating that the Phase 2 Standards will apply to trailers beginning with model year 2018 and tractors beginning with model year 2021. The Phase 2 Standards require nine percent and 25 percent reductions in emissions and fuel consumption for trailers and tractors, respectively, by 2027. The final rule was effective in December 2016, but has since faced challenges and delays. In October 2017, the EPA announced a proposal to repeal the Phase 2 Standards as they relate to gliders (which mix refurbished older components, including transmissions and pre-emission-rule engines, with a new frame, cab, steer axle, wheels, and other standard equipment). The outcome of such proposal is still undetermined. Additionally, implementation of the Phase 2 Standards as they relate to trailers has been challenged in the U.S. Court of Appeals for the District of Columbia. In November 2021, a panel for the U.S. Court of Appeals for the District of Columbia ruled in favor of the association challenging the standards and vacated all portions of the Phase 2 Standards that applied to trailers, and consequently, the Phase 2 Standards will only require reductions in emissions and fuel consumption for tractors.

In January 2020, the EPA announced it is seeking input on reducing emissions of nitrogen oxides and other pollutants from heavy-duty trucks. The EPA anticipates taking final action on the new plan, commonly referred to as the "Cleaner Trucks Initiative." On August 5, 2021, U.S. EPA announced an update to the Cleaner Trucks Initiative called the Clean Trucks Plan. The Clean Trucks Plan plans to reduce GHG and other harmful air pollutants from heavy-duty trucks through a series of rulemakings over the next three years. Further, the EPA is targeting 2027 for these new standards to take effect and is also working on enacting more stringent greenhouse gas emission standards (beginning with model year 2030 vehicles) by the end of 2024.

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The California Air Resources Board ("CARB") also adopted emission control regulations that will be applicable to all heavy-duty tractors that pull 53-foot or longer box-type trailers within the State of California. The tractors and trailers subject to these CARB regulations must be either EPA SmartWay certified or equipped with low-rolling resistance tires and retrofitted with SmartWay-approved aerodynamic technologies. Enforcement of these CARB regulations for 2011 model year equipment began in January 2010 and have been phased in over several years for older equipment. In addition, in February 2017 CARB proposed "California Phase 2" standards that would generally align with the federal Phase 2 Standards, with some minor additional requirements, and as proposed would stay in place even if the federal Phase 2 Standards are affected. In February 2019, the California Phase 2 standards became final. Thus, even though the trailer provisions of the Phase 2 Standards were removed, Tradition will still need to ensure that Tradition's fleet that operates in California is compliant with the California Phase 2 standards, which may result in increased equipment costs and could adversely affect Tradition's operating results and profitability. CARB has also recently announced intentions to adopt regulations ensuring that 100% of tractors operating in California are operating with battery or fuel cell-electric engines in the future. Whether these regulations will ultimately be adopted remains unclear. Tradition will continue monitoring its compliance with the CARB regulations. Federal and state lawmakers also have proposed potential limits on carbon emissions under a variety of climate-change proposals. Compliance with such regulations has increased the cost of Tradition's new tractors, may increase the cost of any new trailers that will operate in California, and could impair equipment productivity and increase Tradition's operating expenses. These adverse effects, combined with the uncertainty as to the reliability of the newly designed diesel engines and the residual values of these vehicles, could materially increase Tradition's costs or otherwise materially adversely affect Tradition's business, financial condition and results of operations. In June 2020 CARB also passed the Advanced Clean Trucks ("ACT") regulation, which became effective in March 2021 and generally requires original equipment manufacturers to begin shifting towards greater production of zero-emission heavy duty tractors starting in 2024. Under ACT, by 2045, every new tractor sold in California will need to be zero-emission. While ACT does not apply to those simply operating tractors in California, it could affect the cost and/or supply of traditional diesel tractors and may lead to similar legislation in other states or at the federal level.

In order to reduce exhaust emissions, some states and municipalities have begun to restrict the locations and amount of time where diesel-powered tractors may idle. These restrictions could force Tradition to purchase on-board power units that do not require the engine to idle or to alter Tradition's drivers' behavior, which could result in increased costs.

In addition to the foregoing laws and regulations, Tradition's operations are subject to other federal, state and local environmental laws and regulations, many of which are implemented by the EPA and similar state agencies. Such laws and regulations generally govern the management and handling of hazardous materials, discharge of pollutants into the air, surface water and other environmental media, and groundwater preservation and disposal of certain various substances. Tradition does not believe that its compliance with these statutory and regulatory measures has had a material adverse effect on its business, financial condition and results of operations.

Food Safety Regulations. In April 2016, the Food and Drug Administration ("FDA") published a final rule establishing requirements for shippers, loaders, carriers by motor vehicle and rail vehicle and receivers engaged in the transportation of food, to use sanitary transportation practices to ensure the safety of the food they transport as part of the Food Safety Modernization Act ("FSMA"). This rule sets forth requirements related to (i) the design and maintenance of equipment used to transport food, (ii) the measures taken during food transportation to ensure food safety, (iii) the training of carrier personnel in sanitary food transportation practices and (iv) maintenance and retention of records of written procedures, agreements and training related to the foregoing items. These requirements took effect for larger carriers such as Tradition in April 2017. The FSMA is applicable to Tradition not only as a carrier, but Tradition is also considered a shipper when acting in the role of broker. Tradition believes it has been in compliance with the FSMA since the compliance date. However, if Tradition is found to be in violation of applicable laws or regulations related to the FSMA or if Tradition transports food or goods that are contaminated or are found to cause illness and/or death, Tradition could be subject to substantial fines, lawsuits, penalties and/or criminal and civil liability, any of which could have a material adverse effect on its business, financial condition and results of operations.

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As the FDA continues its efforts to modernize food safety, it is likely additional food safety regulations will take effect in the future. In July 2020, the FDA released its "New Era of Smarter Food Safety" blueprint, which creates a ten year roadmap to create a more digital, traceable and safer food system. This blueprint builds on the work done under the FSMA, and while it is still unclear what, if any, changes to the current governing framework may ultimately take effect, further regulation in this area could negatively affect Tradition's business by increasing its compliance obligations and related expenses going forward.

Executive and Legislative Climate. On August 16, 2022, President Biden signed into law the Inflation Reduction Act ("IRA"). The IRA seeks to reduce the carbon emissions in the U.S. by roughly 40% by 2030. It incentivizes the use of alternative forms of fuel, such as biodiesel and renewable fuel mixtures, and provides a tax credit for battery electric or hydrogen fuel cell heavy-duty vehicles. Electric trucks are still more expensive than diesel trucks, and some states, like California and Texas have had issues with their power grids, which have affected electric vehicles. Tradition will need to monitor the price of tractors and fuel to determine whether electric trucks will be practical for its use in the near future.

President Biden also has indicated an intention to make substantial changes to the current U.S. tax laws during his administration, including changes to the way capital gains are treated. Any changes to U.S. tax laws may have an adverse impact on Tradition's business and profitability.

The United States Mexico Canada Agreement ("USMCA") was entered into effect in July 2020. The USMCA is designed to modernize food and agriculture trade, advance rules of origin for automobiles and trucks, and enhance intellectual property protections, among other matters, according to the Office of the U.S. Trade Representative. It is difficult to predict at this stage what could be the impact of the USMCA on the economy, including the transportation industry. However, given the amount of North American trade that moves by truck, it could have a significant impact on supply and demand in the transportation industry, and could adversely impact the amount, movement and patterns of freight Tradition transports.

The IIJA was signed into law by President Biden in November 2021. The roughly $1.2 trillion bill contains an estimated $550 billion in new spending, which will impact transportation. In particular, it dedicates more than $100 billion for surface transportation networks and roughly $66 billion for freight and passenger rail operations. Among provisions in the law specific to trucking is the aforementioned apprenticeship program for drivers younger than 21 to eventually qualify to drive commercial trucks in interstate commerce. It remains unclear how the IIJA will be implemented into and effect Tradition's industry. The IIJA may result in increased compliance and implementation related expenses, which could have a negative impact on Tradition's operations.

Given COVID-19's considerable effect on Tradition's industry, the FMCSA issued and/or extended various temporary responsive measures throughout the year. Although, to date, these measures have largely been enacted in order to assist industry participants in operating under adverse circumstances, any further responsive measures remain unclear and could have a negative impact on Tradition's operations.

In November 2021, the U.S. Department of Labor's Occupational Safety and Health Administration ("OSHA") published an emergency temporary standard (the "Emergency Rule") requiring all employers with at least 100 employees to ensure that their employees are fully vaccinated or require any employees who remain unvaccinated to produce a negative COVID-19 test result on at least a weekly basis before coming to work. The Emergency Rule has been blocked by the Supreme Court. Effective January 2022, the U.S. is prohibiting unvaccinated foreigners from crossing the U.S.-Mexico border and U.S.-Canada border. Furthermore, effective January 2022, Canada is prohibiting unvaccinated foreigners, including U.S. citizens, from crossing their border. These border requirements, as well as any future vaccination, testing or mask mandates that are allowed to go into effect, could, among other things, (i) cause Tradition's unvaccinated employees to go to smaller employers, if such employers are not subject to future mandates, or leave Tradition or the trucking industry, especially Tradition's unvaccinated drivers, (ii) result in logistical issues, increased expenses, and operational issues from arranging for weekly tests of Tradition's unvaccinated employees, especially its unvaccinated drivers, (iii) result in increased costs for recruiting and retention of drivers, as well as the cost of weekly testing, and (iv) result in decreased revenue if Tradition is unable to recruit and retain drivers. Any vaccination, testing or mask mandates that are interpreted as applying to drivers would significantly reduce the pool of drivers available to Tradition and its industry, which would further impact the extreme shortage of available drivers. Accordingly, any vaccination, testing or mask mandates, if allowed to go into effect, could have a material adverse effect on Tradition's business, financial condition, and results of operations.

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Seasonality

In the trucking industry, revenue has historically decreased as customers reduce shipments following the winter holiday season and as inclement weather impedes operations. At the same time, operating expenses have generally increased, with fuel efficiency declining because of engine idling and weather, causing more physical damage equipment repairs and insurance claims and costs. For the reasons stated, first quarter results historically have been lower than results in each of the other three quarters of the year. Over the past several years, Tradition has seen increases in demand at varying times, including surges between Thanksgiving and the year-end holiday season.

Manufacturing

As described above in “EDSCO Purchase and Sale,” Tradition's wholly owned subsidiary, Anthem Anchor Bolts and Fasteners, LLC, is a manufacturer of bolts, nuts, and fasteners, and creates custom plates, cages, and embeds. Most of Tradition's customers are in the construction and manufacturing markets. The construction market includes general, electrical, plumbing, sheet metal, and road contractors. Tradition is not reliant on any number of customers. The manufacturing market includes both original equipment manufacturers and maintenance and repair operations. This business is highly competitive. Competitors include both large distributors located primarily in large cities and smaller distributors located in cities throughout the United States. Tradition believes that the principal competitive factors affecting the markets for its products are customer service and convenience. Tradition is not reliant on any single vendor. This is not a seasonal business.

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PROPERTIES

Properties Leased by Our Company

We maintain our principal executive office at 2180 North Park Ave, Suite 200, Winter Park, FL 32789, which is leased to us by Obduro, LLC. Obduro, LLC is owned by our Chief Executive Officer, President, Treasurer, Secretary and Director, Stephen W. Carnes. The monthly rent for this office space is $2,000.00 per month. The space is a shared office space, which at the current time is suitable for the conduct of our business.

Properties Owned by Tradition

Tradition currently owns the following property:

959 Growth Parkway, Angola, Indiana 46703

Tradition acquired this property, otherwise known as the Angola Maintenance Facility, on April 22, 2022 for $800,000. The Angola Maintenance Facility is comprised of approximately 2 acres of land and 11,250 square feet of maintenance facility and offices. The maintenance structure is a pole frame building constructed approximately 22 years ago. This property is primarily utilized by the Freight Transportation and Equipment Leasing segments of Tradition's business.

Properties Leased by Tradition

Tradition currently leases the following properties.

1175 Collins Road, Greenwood, Indiana 46143

Otherwise known as the Greenwood Warehouse. This property is comprised of 584,820 square feet of warehouse and office space. The property is leased for a term of three years commencing on June 1, 2022 and expiring on June 30, 2025. The base monthly rent rate for the first year is $236,364.75, the second year is $245,819.34, and the third year is $255,652.11. This property is primarily utilized by the Warehouse Leasing segment of Tradition's business.

210 South Progress Drive, Kendallville, Indiana 46755

This property is comprised of 41,843 of bolt and fastener manufacturing/industrial manufacturing and warehouse space. The property is leased for a term of three years commencing on October 1, 2022 and expiring on September 30, 2025. The base monthly rent rate for the first year is $12,204.21, the second year is $13,075.94, and the third year is $13,947.67. This property will primarily be used for the manufacturing of anchor bolts and special type fasteners.

300 Growth Parkway, Angola, Indiana 46703

Otherwise known as the Angola Office. This property is comprised of 135,500 square feet of warehouse space and office areas. The initial lease for the Angola Office was entered into June 20, 2016. This lease has been renewed and extended the term of the lease to expire April 30, 2024. The base monthly rent is $11,493.30. This property is primarily utilized by the Fright Transportation, Warehouse Leasing, Equipment Leasing, and Brokerage Services segments of Tradition's business.

3000 Tremont Road, Savannah, Chatham County, Georgia 31405

Otherwise known as the Savannah Port Facility. This property is comprised of approximately 25 acres and a 311,265 square feet building. This location is less than 4 miles from the port and will operate customary warehousing, transloading (taking cargo from the shipping container and placing it into a trailer), drayage (moving the shipping containers from the port to the warehouse for transloading), shipping container storage, and (once repair and maintenance completed, which are in process) rail. The property is leased for a term of five years commencing on May 1, 2022 and expiring on April 30, 2027. The base monthly rent rate for the first year is $155,633.00, the second year is $161,080.00, the third year is $166,717.00, the fourth year is $172,553.00, and the fifth year is $178,592.00. This property is primarily utilized by the Fright Transportation, Warehouse Leasing, and Brokerage Services segments of Tradition's business.

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333 South Franklin Road, Indianapolis, Indiana 46219

Otherwise known as the Franklin Office. This property is comprised of approximately 25 acres and 389,319 square feet of warehouse and office space, 8,609 square feet of truck terminal space, and approximately 10,467 of maintenance facility space. The property will be leased for a term of 84 months, the warehouse and office space commencing on December 1, 2022, the truck terminal and maintenance space commencing prior to July 1, 2023, and expiring on July 31, 2028. The base monthly rent rate for the first year is $126,528.68, the second year is $136,131.67, the third year is $144,639.90, the fourth year is $149,523.62, the fifth year is $154,578.27, the sixth year is $159,809.84, and the seventh year is 165,224.51. This property is primarily utilized by the Warehouse Leasing and Brokerage Services segments of Tradition's business.

6644 Old River Road North, Statesboro, Bulloch County, Georgia

Otherwise known as the Statesboro Warehouse. This property is comprised of approximately 146.84 acres and a 283,644 square feet building of warehouse space and offices. Tradition has leased 100,000 sq. ft. and is currently in discussions to increase the amount of space leased. The property is leased for a term of three years commencing on April 1, 2022 and expiring on March 31, 2023. The base monthly rent rate is $81,515.54. This property is primarily utilized by the Warehouse Leasing segments of Tradition's business.

6887 West 350 North, Greenfield, Indiana 46140

Otherwise known as the Greenfield Fulfillment Center. This property is comprised of approximately 432,000 square feet of warehouse space and offices. The property is leased for a term of three years. The lease commenced on June 10, 2021, and expires on April 30, 2023. Rent began to accrue on July 1, 2021. The base monthly rent rate is $144,000.00. This property is primarily utilized by the Fright Transportation, Warehouse Leasing, and Brokerage Services segments of Tradition's business.

Suite 1502, 110 East Wayne Street, Fort Wayne, Indiana 46802

Otherwise known as the Freedom Office. This property is comprised of 3,233 square feet of office space. The Freedom Office is an expansion of the freight brokerage activities presently being undertaken at the Franklin Office. The property is leased for a term of three years. The initial lease term started on November 15, 2021. The was extended. The extension commenced on May 16, 2022, and expires on May 15, 2023. The base monthly rent rate is $50,111.50. This property is primarily utilized by the Fright Transportation, Warehouse Leasing, Equipment Leasing, and Brokerage Services segments of Tradition's business.

Suite 1503, 110 East Wayne Street, Fort Wayne, Indiana 46802

Otherwise known as FWAO. This property is comprised of 2,652 square feet of office space. The FWAO is used for relocated accounting and payroll personnel, driver recruitment personnel, and human resources. The property is leased for a term of three years. The lease commenced on June 1, 2022, and expires on May 31, 2023. The fixed price per month of the rent is $3,425.50. This property is primarily utilized by the Fright Transportation segment of Tradition's business.

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LEGAL PROCEEDINGS

Recent Legal Proceedings Involving Our Company

Aqua Power Systems Inc., a Nevada Corporation – (Petition of SMALL CAP COMPLIANCE, LLC) (“Custodianship”). On October 19, 2020, Small Cap Compliance, LLC filed its motion to serve as custodian of the Company; it was not a shareholder of the Company on the aforementioned date.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order approving the appointment of Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. (Small Cap Compliance, LLC and the Company entered into a Custodian Services Agreement on December 1, 2020, which set forth the duties of Small Cap Compliance, LLC)

On December 7, 2020, Small Cap Compliance, LLC filed a Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen W. Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of one million shares of Series B Preferred stock. The aforementioned were approved, and Stephen W. Carnes was elected as the sole director and the sole executive officer, at a meeting of the shareholders on January 4, 2021.

On January 1, 2021, Small Cap Compliance, LLC filed a Motion to Terminate Custodianship.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as custodian of the Company.

In re: AQUA POWER SYSTEMS INC., a Nevada Corporation, (Application of Stephen W. Carnes) (“Receivership”). On January 28, 2021, Stephen W. Carnes filed an application with the Eight District Court of Nevada to be appointed as the Receiver of the Company and requested that the Court Order written proof of claim from all Claimants and Creditors of the Company as a reasonable and necessary step toward rehabilitating our insolvency.

On March 1, 2021, the Eighth Judicial District Court of Nevada ordered that Stephen W. Carnes be appointed “Receiver” of the Company, with the authority to rehabilitate the Company by, including but not limited to, collecting the debts and property due and belonging to the Company, to compromise and settle with the debtors and creditors of the Company, to prosecute and defend lawsuits in the name of the Company, to do all other acts as might be done by the Com, to do all other acts as may be reasonable and necessary to continue the business of the Company, and to appoint agents for the exercise of these duties.

On March 1, 2021, the Eighth Judicial District Court of Nevada ordered that all claimants and creditors of the Company had sixty (60) days, from March 1, 2021, to submit written proof of claim to the receiver.

On May 3, 2021, Claimant Graham Taylor submitted claims on behalf of himself, Heng Hong Investment, and Puriwanto Handoko.

On June 28, 2021, Receiver filed a motion to shorten time and a motion to bar asserted claims and unasserted claims.

On August 5, 2021, the Eighth Judicial District Court of Nevada ordered that all claimants and creditors of the Company are barred from participating in the distribution of assets of the Company which arose on or before August 6, 2021 (Notice of entry of the Order). No appeal was filed by the claimants within the timeframe for an appeal.

On October 4, 2021, filed a Motion to Terminate the Receivership and a hearing was set for November 8, 2021, regarding the Company’s Motion to Terminate the Receivership. At the hearing, on November 8, 2021, the Company’s Motion to Terminate the Receivership was granted.

On November 9, 2021, the Eighth Judicial District Court of Nevada ordered the Receivership Terminated.

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AQUA POWER SYSTEMS INC. v. SILVERTON SA, INC. On May 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 6,330,138 shares of common stock of the Company held by Silverton SA, Inc., which was administratively dissolved July 9, 2018, in book entry with the Company’s transfer agent, which were not acquired by any consideration.

On August 23, 2021, the Company moved for an entry of default for Silverton SA, Inc.’s failure to appear or serve any papers as required by law. On September 15, 2021, the Company filed a Motion for Entry of Default Final Judgement for failure to appear, file any responsive pleading or paper in this action, or otherwise assert any defense to this action as required by law.

On September 22, 2021, the Circuit Court of the Ninth Judicial Circuit of Orange County, Florida ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 6,330,138 shares of common stock in the Company issued to [Silverton SA, Inc.] on or about October 7, 2015, held in Book Entry, void and cancelled.

AQUA POWER SYSTEMS INC. v. PARAMOUNT TRADING COMPANY INC. On May 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 2,690,000 shares of common stock of the Company held by Paramount Trading Company (“PTC”), a defunct company, in book entry with the Company’s transfer agent, which were not acquired by any consideration.

On August 23, 2021, the Company moved for an entry of default for failure to appear or serve any papers as required by law. On September 15, 2021, the Company filed a Motion for Entry of Default Final Judgement for failure to appear, file any responsive pleading or paper in this action, or otherwise assert any defense to this action as required by law.

On September 24, 2021, the Circuit Court of the Ninth Judicial Circuit of Orange County, Florida ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 2,690,000 shares of common stock in APSI issued to PTC, over two transactions, on or about October 1, 2015 and on or about July 14, 2017, held in Book Entry, void and cancelled.

AQUA POWER SYSTEMS INC. v. TADASHI ISHIKAWA. On November 5, 2021, the Company filed a lawsuit for declaratory relief, seeking an order cancel 32,942,624 shares of common stock of the Company held by Tadashi Ishikawa, as he had not provided consideration for his shares nor complied with his obligations to the Company, in book entry with the Company’s transfer agent, which were not acquired by any consideration. This complaint was refiled on December 10, 2021 with a required general standing case management plan/order.

On March 7, 2022, the Company filed a Motion for Default for failure to appear.

On April 27, 2022, the Clerk of Court entered a default for Tadashi Ishikawa’s failure to respond.

On April 28, 2022, the Company filed a Motion for Entry of Default Judgement Final.

On May 19, 2022, the Circuit Court of the Ninth Judicial Circuit of Orange County, Florida granted the Company’s Motion for Entry of Default Judgment Final against Tadashi Ishikawa and declared that the 32,942,624 shares of common stock void and cancelled.

Tradition’s Recent Legal Proceedings

Tradition is involved in various litigation and claims primarily arising in the normal course of business, which include claims for personal injury or property damage incurred in the transportation of freight. Tradition retains insurance for liability, physical damage and cargo damage in amounts that management considers to be adequate. Based on its knowledge of the facts and, in certain cases, advice of outside counsel, management believes the resolution of claims and pending litigation, will not have a materially adverse effect on APSI or Tradition.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Results of Operations

Six Months Ended June 30, 2023. For the six months ended June 30, 2023, we had revenue of $47,311,527 (unaudited) and a cost of revenue of $28,687,528 (unaudited), resulting in a gross profit of $18,623,999 (unaudited).

Total operating expenses for the six months ended June 30, 2023, were $21,061,515 (unaudited). Included in operating expenses for the six months ended June 30, 2023, are $18,809,344 (unaudited) of general and administrative expenses and $2,525,171 (unaudited) of depreciation expense.

Total other income for the six months ended June 30, 2023, was $589,381 (unaudited), which was comprised of $1,548,002 (unaudited) in gain equipment sale offset by $958,621 (unaudited) in interest expense, resulting in a net loss of $1,848,135 (unaudited) for the six months ended June 30, 2023.

Year Ended December 31, 2022 (12/28/2022 to 12/31/2022). For the year ended December 31, 2022 (12/28/2022 to 12/31/2022), we had no revenue.

Total operating expenses for the years ended December 31, 2022 (12/28/2022 to 12/31/2022), were $127,719 (unaudited).

Other Expense. Total other expense for the year ended December 31, 2022 (12/28/2022 to 12/31/2022), was $14,840 (unaudited) comprised entirely of other expenses, resulting in a net loss of $142,019 (unaudited).

Year Ended March 31, 2022. For the year ended March 31, 2022, we incurred total operating expenses of $99,222 which included professional fees of $75,222 and rent of $24,000. We had a gain on the extinguishment of debt of $678,233 and interest expense of $24,100 resulting in net income $554,911 for the year ended March 31, 2022.

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

With the proceeds of this offering, we intend to improve our financial position through the repayment and/or restructuring of certain of our current third-party loans. The capacity to cause such changes in our debt structure is expected to significantly improve our liquidity as it relates to cash available for our operations.

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Liquidity and Capital Resources

June 30, 2023. At June 30, 2023, we had $218,779 (unaudited) in cash and a working capital deficit of $11,256,573 (unaudited), compared to $487,560 (unaudited) in cash and a working capital deficit of $10,816,136 (unaudited) at December 31, 2022. The Company has sufficient working capital to fund current operating expenses at least through the first quarter of 2024. To the extent the Company requires additional funds beyond the first quarter of 2024 and more than 12 months from the date hereof, we will need to obtain additional debt or equity-based capital from third parties, including in this Offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

As of June 30, 2023, Tradition had the following indebtedness:

Notes payable to new primary bank bearing interest ranging from 4% to 5,75%: payable in various monthly installments through April 2032, secured by guarantees of certain shareholders and related entities, and secured by substantially all business assets.	$13,160,552

Installment notes payable to various financial institutions bearing interest ranging from 3.75% to 6.99%; payable in various monthly installments through October 2029, secured by guarantees of certain shareholders and related entities, and collateralized by related equipment with a net book value of $10,031,281 at December 31, 2022.	12,185,327

Installment notes for acquisition of stock in Traditions; payable in 16 quarterly installments aggregating $1,603,786 including interest at 3%; secured by assignment and pledge of stock in Tradition Transportation Group.	24,092,038

Installment note for acquisition of Traditions; payable in full upon repayment of installment notes above for acquisition of Traditions; noninterest bearing and unsecured.	1,731,421

Installment notes payable to shareholder, bearing interest at 10%, principal and interest due June 2023.	244,940

Installment note for redemption of Tradition stock; payable in monthly installments of $34,167 beginning February 2023 through January 2028 unsecured.	2,050,000
53,464,278
Less unamortized debt issuance costs	(286,220)
Current maturities of long-term debt	(9,105,783)
$44,072,275

December 31, 2022. At December 31, 2022, the Company had $487,560 (unaudited) in cash and a working capital deficit of $10,816,136 (unaudited), compared to $130,778 (unaudited) in cash and working capital of $97,788 (unaudited) at March 31, 2022. The difference in working capital position is attributable to our acquisition of Tradition on December 28, 2022.

Capital Expenditures

We expect to make capital expenditures during the next 12 months, depending on availability of capital with which to do so. The amount of any such expenditures cannot be predicted.

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Off Balance Sheet Arrangements

There are no off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Fair Values of Financial Instruments

The carrying values of cash, accounts receivable, accounts payable and accrued expenses approximate the fair values of these instruments due to their short-term nature. The carrying amount for borrowings under the financing agreement approximates fair value because of the variable market interest rates charged for these borrowings.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Robert D. Morris	47	Chief Executive Officer, Executive Director
Joseph M. Davis	42	President, Treasurer and Director
Stephen W. Carnes	59	Secretary and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. There exist no family relationships among our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Robert D. Morris. Robert Morris was appointed to the board of directors on April 27, 2022 and joined the board, effective, May 1, 2022. Mr. Morris is a graduate of Indiana University (Bloomington) and has served as a State Representative in the Indiana House of Representatives since 2010. In the Indiana House of Representatives, Mr. Morris serves on the following committees: Commerce, Small Business and Economic Development (Chairman), Utilities, Energy and Telecommunications, Roads, and Transportation. In 1998, Mr. Morris created MFE, Inc., DBA Healthkick Nutrition Centers, a chain of health supplement centers, based in Fort Wayne Indiana. Since its creation, Mr. Morris has overseen all aspects of operations for Healthkick Nutrition Centers.

Joseph M. Davis. Mr. Davis assumed the role of director of Tradition Transportation Group, Inc., and Chief Operations Officer at Tradition Transportation Company, LLC, a subsidiary of Tradition, in April 2019 following the merger between Tradition Transportation Group Inc. and Merica Logistics. Mr. Davis was a founder of Merica Logistics and served as the CEO of the company from 2015-2019. Mr. Davis got his start in the transportation industry in 1999 by helping the Evans Equipment Company implement a TMS system.

Since then, Mr. Davis has held several different positions within the industry including dispatch operations, load planning, accounting, and management. Mr. Davis served as the Operations Manager at Bohren Logistics from 2010-2014 before moving into the role of Chief Operations Officer with Tradition.

Currently, Mr. Davis oversees all asset operations with the goal of optimizing the process to generate maximum revenue for Tradition Transportation Group, Inc. while maintaining the highest safety standards possible.

Stephen W. Carnes. Since December 2020, Mr. Carnes, currently our Secretary, has served variously as our Chief Executive Officer, President, Treasurer, Secretary and Director. Since January 2017, Mr. Carnes has owned a company, Obduro, LLC, in which he provides management consulting services to companies to facilitate growth. Since July 2014, he has also owned Powcar Properties, LLC, where he acts as a landlord for rental properties. Since January 2023, Mr. Carnes has served as Chief Executive Officer, Chief Financial Officer, Secretary and a Director of Tocca Life Holdings, Inc. (trading symbol: TLIF), a Winter Park, Florida-based operator of rock climbing facilities, and, since March 2023, he has served as CEO and Director of GEMZ Corp. NV, a Winter Park, Florida-based conversion container manufacturing company (trading symbol: GMZP). Mr. Carnes earned a B.S. degree in Business Administration from Indiana University-Purdue University Fort Wayne, Fort Wayne, Indiana.

Key Employees

Timothy E. Evans. Timothy E. Evans is the President and CEO, and a director of Tradition. Mr. Evans served as president of operations of the Evans Companies, from 2003 until 2014. He was dispatch operations manager (2001 – 03), sales manager (1998 – 2001), and general manager of sales and service (1992 – 2004). Mr. Evans served as a director of the Evans Companies from 2009 until the Celadon transaction.

Mr. Evans has been involved in the transportation and warehousing industry for nearly 30 years, devoting his efforts primarily to operations, maintenance and repair, equipment, and safety, and estimating. He has held a Commercial Driver’s License for more than 20 years and is experienced in all aspects of truck operations. The Evans Companies had been qualified as an associate dealer and service center for International-Navistar.

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James L. Evans. James L. Evans is the Vice President and a director of Tradition. Mr. Evans was president and CEO of the Evans Companies since June 2007. He has been a member of the board of directors of the central operating company since 2009.

Prior to his selection as president and CEO, Mr. Evans established warehousing and logistics as a division of the Evans Companies, overseeing expansion to nearly 300,000 square feet of warehousing space. Mr. Evans previously served as president of logistics (1998 – present, having merged into the CEO role), and as an agent of Great American Lines (1985 – 1998).

Mr. Evans has been involved in the transportation, logistics, and warehousing industry for more than 30 years, expanding the warehousing and logistics divisions into significant contributors to the overall growth and stability of the Evans Companies. He has held a Commercial Driver’s License for more than 20 years and is experienced in all aspects of truck operations, including Evans Companies’ qualification as an associate dealer and service center for International-Navistar.

Mr. Evans received his associate degree from Lincoln Tech, Indianapolis, in 1983.

Joseph J. Montel. Joseph J. Montel is the Corporate Secretary, General Counsel, and a director of Tradition. Mr. Montel has been an attorney since 1993, and is licensed in Indiana and Ohio, with Georgia pending. Mr. Montel has nearly 30-years of experience in transportation, banking, corporate, securities, and real estate. He also teaches Regulation of Financial Institutions as an Adjunct Professor at the Indiana University, Robert H. McKinney, School of Law.

Ownership and management experience includes other transportation and supply-chain corporations, financial services enterprises, including a national bank and bank holding company, complex environmental development companies (federal, state, and local permitting), and construction firms. Multiple business platforms developed by Mr. Montel have been copywritten and/or patented. Federal regulators consented to his appointment as President and CEO of a troubled financial institution which he successfully resolved without FDIC intervention.

Joseph J. Montel has been the sole shareholder of The Montel Law Firm, P.C., since 2002 (following his tenure at Krieg DeVault, LLP). The Montel Law Firm generally limits its representation to matters relating to financial regulations and structures, cannabis and crypto-asset law and compliance, contracts, and general corporate. Mr. Montel is a court approved expert witness, and has provided testimony in areas of banking and SBA lending.

Mr. Montel was appointed by the Governor to serve on the Indiana Business Law Survey Commission, and has continuously served the Commission for more than 20 years. He received a federal appointment to the US Small Business Administration Regulatory Fairness Board, Region V, and served three full 3-year terms (2004-2013).

Mr. Montel received his Bachelor of Arts from Purdue University in 1990. He obtained his juris doctorate from the Indiana University School of Law – Indianapolis in 1993, and was a member of the Indiana International & Comparative Law Review.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

Corporate Governance and Director Independence

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor have our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors.

55

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

As with most small, early-stage companies until such time as our company further develops our business, achieves a revenue base and has sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

None of our directors is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Stephen W. Carnes, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Carnes collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics applicable to each of our officers and directors, a copy of which is included as an exhibit to the Offering Statement of which this Offering Circular forms a part.

56

EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Robert D. Morris	12/31/22	–	–	–	–	–	–	–	–
Chief Executive Officer	3/31/22	–	–	–	–	–	–	–	–
Joseph M. Davis	12/31/22	–	–	–	–	–	–	–	–
President and Treasurer	3/31/22	–	–	–	–	–	–	–	–
Stephen W. Carnes	12/31/22	–	–	–	–	–	–	–	–
Secretary and Former Chief Executive Officer	3/31/22	–	–	–	–	–	–	–	–

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert D. Morris	–	–	–	N/A	N/A	–	–	–	–
Joseph M. Davis	–	–	–	N/A	N/A	–	–	–	–
Stephen W. Carnes	–	–	–	N/A	N/A	–	–	–	–

57

Employment Agreements

Executive Officers. We have not entered into employment agreements with any our executive officers.

Key Employees.

Timothy E. Evans. Tradition entered into an employment agreement with Timothy E. Evans for his services as the President and Chief Executive Officer of Tradition. The initial term of Executive’s employment under this Agreement shall be for a term of four (4) years, commencing on the Effective Date to be automatically extended for successive one (1) year periods, unless either party provides written notice to the other party at least sixty (60) days prior to the end of the then existing term that the party does not wish to extend the term of the agreement. As compensation for Timothy E. Evans’ services, the Company agreed to an annual base salary of Three Hundred Thousand and No/100 Dollars ($300,000.00). Timothy E. Evans is also entitled to certain employee and business expense benefits. Employment may be terminated by the mutual agreement of Timothy E. Evans and Tradition, death, disability, with cause, without cause, and with and without good reason by Timothy E. Evans.

James L. Evans. Tradition entered into an employment agreement with James L. Evans for his services as the Vice President of Tradition. The initial term of Executive’s employment under this Agreement shall be for a term of four (4) years, commencing on the Effective Date to be automatically extended for successive one (1) year periods, unless either party provides written notice to the other party at least sixty (60) days prior to the end of the then existing term that the party does not wish to extend the term of the agreement. As compensation for James L. Evans’ services, the Company agreed to an annual base salary of Three Hundred Thousand and No/100 Dollars ($300,000.00). James L. Evans is also entitled to certain employee and business expense benefits. Employment may be terminated by the mutual agreement of James L. Evans and Tradition, death, disability, with cause, without cause, and with and without good reason by James L. Evans.

Joseph J. Montel. Tradition entered into an employment agreement with Joseph J. Montel for his services as the General Counsel of Tradition. The initial term of Executive’s employment under this Agreement shall be for a term of four (4) years, commencing on the Effective Date to be automatically extended for successive one (1) year periods, unless either party provides written notice to the other party at least sixty (60) days prior to the end of the then existing term that the party does not wish to extend the term of the agreement. As compensation for Joseph J. Montel’s services, the Company agreed to an annual base salary of Three Hundred Thousand and No/100 Dollars ($300,000.00). Joseph J. Montel is also entitled to certain employee and business expense benefits. Employment may be terminated by the mutual agreement of Joseph J. Montel and Tradition, death, disability, with cause, without cause, and with and without good reason by Joseph J. Montel.

Outstanding Equity Awards

During the year ended December 31, 2022, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors are not compensated for their services as directors of our company.

On April 27, 2022, Robert Morris and the our Board of Directors agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director on May 1, 2022, and would be paid $25,000 upon the signing of the aforementioned Unanimous Written Consent, April 27, 2022, and if we should successfully complete a merger or business combination on or before December 31, 2022, Mr. Morris will receive a $25,000 bonus. Because such an acquisition closed as of December 28, 2022, Mr. Morris received the $25,000 bonus.

58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below does not give effect to certain events, as follows:

Series B Preferred Stock Conversion. The table below does not give effect to the issuance of shares of our common stock upon conversion of the outstanding shares of Series B Preferred Stock, which are owned by our officers and directors. At any time, these persons, as a group, have the right to convert each share of Series B Preferred Stock into 1,000 shares of common stock, a total of up to 750,000,000 shares. (See “Risk Factors—Risks Related to a Purchase of the Units” and “Dilution—Ownership Dilution”).

In light of the caveat stated in the foregoing paragraphs, the following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock					0
Executive Officers and Directors
Robert Morris	0	0%	0	0%
Joseph Davis	0	0%	0	0%
Stephen W. Carnes	0	0%	0	0%
Officers and directors, ass a group (3 persons)	0	0%	0	0%
5% or Greater Shareholders
Kenneth Thomas	1,145,905	6.66%	1,145,905	1.18%
Class B Preferred Stock(3)(4)
Robert Morris(5)	250,000	33.33%	250,000	33.33%
Joseph Davis(5)	250,000	33.33%	250,000	33.33%
Stephen W. Carnes(5)	250,000	33.33%	250,000	33.33%

(1)	Based on 17,204,180 shares outstanding, before this offering.
(2)	Based on 97,204,180 shares outstanding, assuming (a) the sale of all of the Units and (b) the exercise of all of the Warrants included in the Units, after this offering.
(3)	Each share of Series B Preferred Stock is entitled to 1,000 votes per share on all matters. (See Note 5).
(4)	At any time, each share of Series B Preferred Stock may be converted into 1,000 shares of common stock, a total of up to 750,000,000 shares. (See “Description of Securities—Series B Preferred Stock”).
(5)	Due to the superior voting rights of the Series B Preferred Stock, Robert Morris, Joseph Davis and Stephen W. Carnes will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” the following is a description of each transaction that has occurred during our last three fiscal years, and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

Policies regarding Related Party Transactions

We do not yet have polices regarding related party transactions.

Related Party Transactions

APSI maintains its principal executive office at 2180 North Park Ave, Suite 200, Winter Park, FL 32789, which is leased to APSI by Obduro, LLC. Obduro, LLC is owned by our Secretary and Director, Stephen W. Carnes. The monthly rent for this office space is $2,000.00 per month.

On February 14, 2022, Stephen W. Carnes provided the funds for APSI to acquire a digital asset commonly referred to as “land” within the Sandbox metaverse. The purchase price was 7.9 Ethereum (ETH). On December 28, 2022, Mr. Carnes purchased the metaverse property back from the Company for 7.9 Ethereum, which was valued on the day of the Acquisition. The related party payable account was reduced accordingly.

On December 22, 2022, APSI issued a promissory note to Stephen W. Carnes in exchange for $225,000.00, to be used for the down payment related to the Acquisition, if the SPA were to be entered into, with interest payable on the unpaid principal at the rate of 10.00 percent per annum, calculated monthly not in advance, beginning on December 22, 2022. As the Acquisition closed on December 28, 2022, the aforementioned funds were used for the aforementioned down payment. The conformed copy of this promissory note is attached to this Current Report on Form 8-K as Exhibit 10.32.

On April 27, 2022, Robert Morris and the our Board of Directors agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director on May 1, 2022, and would be paid $25,000 upon the signing of the aforementioned Unanimous Written Consent, April 27, 2022, and if we should successfully complete a merger or business combination on or before December 31, 2022, Mr. Morris will receive a $25,000 bonus. Because such an acquisition closed as of December 28, 2022, Mr. Morris received the $25,000 bonus.

LEGAL MATTERS

Certain legal matters with respect to the Units offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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F-1

AQUA POWER SYSTEMS, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2023	2022

ASSETS
Current Assets
Cash	$218,779	$487,560
Contract receivables, net	11,474,448	12,330,632
Inventories	493,726	429,575
Contract assets	1,759,017	4,220,119
Pre-paid expenses and other current assets	2,034,745	2,115,740
Total Current Assets	15,980,715	19,583,626

Property & equipment, net	39,745,872	44,184,756
Right-of-use assets under operating leases, net	25,895,221	30,229,338
Other assets	3,365,344	873,690
Goodwill	6,028,917	5,774,416
Total Assets	$91,016,069	$100,645,826

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

Current Liabilities
Cash overdraft	$–	$185,195
Line of Credit	7,790,557	8,256,525
Long-term-debt, current portion	9,105,783	9,105,783
Operating lease liabilities, current portion	6,974,517	6,974,517
Finance lease liabilities, current portion	114,321	114,321
Accounts Payable	3,871,449	4,754,971
Accrued expenses	(695,329)	904,770
Contract liabilities	–	27,690
Accrued expenses – related party	75,990	75,990
Total Current Liabilities	27,237,288	30,399,762

Long-term debt, net	43,827,335	43,827,335
Operating lease liabilities	18,993,972	23,328,089
Finance lease liabilities	–	285,031
Deferred income taxes	2,610,000	2,610,000
Note payable - related party	244,940	244,940
Total Liabilities	92,913,535	100,695,157

Stockholders' Equity (Deficiency)
Undesignated Preferred Stock, $0.001 par value, 4,000,000 shares authorized, at June 30, 2023 and December 31, 2022, there were none issued and outstanding, respectively	–	–
Preferred A Stock, $0.001 par value; 5,000,000 shares authorized, at June 30, 2023 and December 31, 2022, there were none issued and outstanding, respectively	–	–
Preferred B Stock $0.001 par value 1,000,000 shares authorized, at June 30, 2023 and December 31, 2022, there were 750,000 and 500,000 issued and outstanding, respectively	750	500
Common stock, $0.0001 par value; 200,000,000 shares authorized, at June 30, 2023 and December 31, 2022, there were 17,204,180 and 17,204,180 issued and outstanding, respectively	1,720	1,720
Additional paid-in capital	653,920	654,170
Accumulated deficit	(2,553,856)	(705,721)
Total Stockholders' Equity (Deficit)	(1,897,466)	(49,331)

Total Liabilities and Stockholders’ Equity (Deficit)	$91,016,069	$100,645,826

See accompanying notes to consolidated financial statements

F-2

AQUA POWER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Month Ended June 30, 2023	For the Year Ended December 31, 2022
Revenue
Freight Contracts	$15,941,268	$–
Brokerage Service	17,940,651	–
Equipment Leases	4,076,276	–
Equipment Rental	575,294	–
Warehouse Leases	4,873,083	–
Fuel Surcharge	2,207,326	–
Fastener	1,231,139	–
Transactional accessory Income	466,490	–
Total Revenue	47,311,527	–

Cost of Revenue	28,687,528	–

Gross Profit	18,623,999	–

Operating Expenses
General & administrative expenses	18,809,344	127,179
Depreciation expense	2,252,171
Total Operating Expenses	21,061,515	127,179

Loss from Operations	(2,437,516)	(127,179)

Other Income (Expense)
Other expenses	–	(14,840)
Gain on Equipment Sale	1,548,002	–
Interest expense – related party	(958,621)	–
Total Other Income (Expense)	589,381	(14,840)

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	(1,848,135)	(142,019

Provision for Income Taxes	–	–

NET PROFIT (LOSS)	$(1,848,135)	$(142,019)

Net Loss Per Share – Basic	$(0.11)	$(0.00)
Net Loss Per Share –Diluted	(0.00)	(0.00)

Weighted average number of shares outstanding – Basic	17,204,180	17,204,180
Weighted average number of shares outstanding – Diluted	767,204,180	17,204,180

See accompanying notes to consolidated financial statements

F-3

AQUA POWER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

For the six months ended June 30, 2023 and 2022

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity/
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	(Deficit) ($)
Balance March 31, 2021	–	–	500,000	500	59,066,942	5,906	6,810	(1,118,613)	(1,105,397)
Issuance of shares for subscription agreement	–	–	–	–	100,000	10	199,990	–	200,000
Cancellation of shares	–	–	–	–	(9,020,138)	(902)	902	–	–
Gain on extinguishment of debt – related parties	–	–	–	–	–	–	443,174	–	443,174
Net income	–	–	–	–	–	–	–	554,911	554,911
Balance March 31, 2022	–	–	500,000	500	50,146,804	5,014	650,876	(563,702)	92,688

Cancellation of shares	–	–	–	–	(32,942,624)	(3,294)	3,294	–	–
Net income	–	–	–	–	–	–	–	(41,439)	(41,439)
Balance June 30, 2022	–	–	500,000	500	17,204,180	1,720	654,170	(605,141)	51,249

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity/
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	(Deficit) ($)
Balance December 31, 2022	–	–	500,000	500	17,204,180	1,720	654,170	(705,721)	(49,331)
Redemption of shares	–	–	(250,000)	(250)	–	–	250	–	–
Issuance of shares for employment	–	–	500,000	500	–	–	(500)	–	–
Net income	–	–	–	–	–	–	–	156,781	156,781
Balance March 31, 2023	–	–	750,000	750	17,204,180	1,720	653,920	(548,940)	107,450

Net income	–	–	–	–	–	–	–	(2,004,916)	(2,004,916)
Balance June 30, 2023	–	–	750,000	750	17,204,180	1,720	653,920	(2,553,856)	(1,897,466)

See accompanying notes to consolidated financial statements

F-4

AQUA POWER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30, 2023	June 30, 2022
Cash Flows From Operating Activities:
Net Profit (Loss)	$(1,848,135)	$(41,439)
Adjustments to reconcile net loss to net cash used in operations
Gain on extinguishment of debt	–	–
Changes in operating assets and liabilities:
Decrease in contract assets	2,461,102	–
Decrease in contract receivables	856,184	–
Increase in inventory	(64,151)	–
Decrease in prepaid expenses	80,995	–
Decrease in accounts payable	(807,532)	–
Decrease in line of credit	(465,968)	–
Increase (decrease) in accrued expenses	(1,676,089)	6,000
Decrease in contract liabilities	(27,690)	–
Net Cash Provided By (Used In) Operating Activities:	(1,676,479)	(35,439)

Cash Flows From Investing Activities:
Property & equipment	4,438,884	–
Right-of-use assets	4,334,117	–
Intangible assets	(254,501)
Other assets	(2,491,654)	–
Net Cash Provided By (Used in) Investing Activities	6,026,846	–

Cash Flows From Financing Activities:
Finance lease liabilities	(285,031)	–
Operating lease liabilities	(4,334,117)	–
Net Cash Provided by (Used in) Financing Activities	(4,619,148)	–

Net Increase (Decrease) in Cash	(268,781)	(35,439)

Cash at Beginning of Period	487,560	130,778

Cash at End of Period	$218,779	$95,339

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Cancellation of shares	$–	$3,294
Issuance of Series B Preferred shares	$250	$–

See accompanying notes to consolidated financial statements

F-5

AQUA POWER SYSTEMS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2023

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS

Organizational History of the Company

The Company was originally incorporated in Nevada on December 9, 2010, as NC Solar Inc. with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. On June 6, 2014, management changed and, on August 12, 2014, the Company changed its name to Aqua Power Systems Inc.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen W. Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director of APSI to help with acquisitions, effective May 1, 2022.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2023, the Board of Directors of Aqua Power Systems, Inc. approved a change in the Company’s fiscal year end from March 31 to a calendar year end of December 31. The change will not affect nor impact the Company’s actual financial results; however, the annual report will coincide with the calendar year-end.Company’s fiscal year end rather than the end of a financial quarter.

Tradition Transportation Group, Inc. Purchase

On December 28, 2022, pursuant to the Closing (hereinafter defined) and completion of the Acquisition (hereinafter defined), the Company acquired Tradition Transportation Group, Inc., an Indiana Corporation (“Tradition”) and Tradition thereafter became a wholly owned subsidiary of the Company, and the business of Tradition became the primary business of the Company.

Overview of the Business of Tradition

Tradition Transportation Group, Inc. was incorporated under the laws of the state of Indiana on September 16, 2015. Tradition is headquartered in Angola, Indiana, and provides freight transportation, brokerage, truck leasing and financing, warehousing and fulfillment services throughout the United States, and manufactures and sells bolts and fasteners, and creates custom plates, cages, and embeds.

F-6

APSI Acquisition of Tradition Transportation Group, Inc.

On December 28, 2022, APSI entered into a Stock Purchase and Sale Agreement and a Contract Assignment agreement with Joseph Michael Davis (“Mr. Davis”). Due to the Contract Assignment agreement, APSI assumed all of the obligations of Mr. Davis under a multiparty stock purchase agreement, promissory notes, and assignment and pledge of stock agreements that Mr. Davis entered into on December 28, 2022. The Stock Purchase and Sale Agreement, Contract Assignment agreement, agreements assumed by APSI are referred to as the “Acquisition.”

Karr Transportation Asset Purchase

On July 27, 2022, Tradition’s wholly owned subsidiaries, Tradition Transportation, L.L.C. and Tradition Leasing Systems, L.L.C. (together the “Purchaser”), both subsidiaries discussed in more detail below, entered into an asset purchase agreement (“Karr Asset Purchase Agreement”) with Karr Transportation, Inc., an Arkansas corporation, Beers Investment Group, LLC, an Arkansas limited liability company, and its shareholders, Kelly Beers and Albert Beers (“Karr Sellers”). As a result of this agreement, Tradition acquired the following:

(i)	25 tractors for $3,500,000. 1 is a Kenworth T680M made in 2014; 5 are Kenworth T680Ms made in 2020; 5 are Freightliner Cascadias made in 2021; 8 are Freightliner Cascadias made in 2022; 4 are Kenworth T680s made in 2020; and 2 are Izuzu NPRs made in 2015 and 2019.
(ii)	35 Utility Reefer Trailers for $3,000,000. 15 are 3000Rs or similar and made in 2019; 5 are 3000Rs and made in 2021; and 15 are VS2RAs and made in 2021.
(iii)	The ability to offer employment to 18 drivers for a placement fee of $5,000, if an offer is accepted.
(iv)	The ability to offer employment to 1 mechanic for a placement fee of $5,000, if an offer is accepted.
(v)	The ability to offer employment to 7 operational employees for a placement fee of $5,000, if an offer is accepted.
(vi)	All of the miscellaneous personal property used by Karr Sellers in connection with the Business, including, without limitation, furniture, fixtures, equipment and other tangible personal property, as well as all books and records relating to the Assets, including, without limitation, purchase information, warranty information, maintenance and repair information, operation history, title and registration, and accounting information shall be transferred by Sellers to Purchaser for the sum of $1.00.

Per the Karr Asset Purchase Agreement, the parties entered into two separate agent agreements, one with Tradition Transportation Company, L.L.C. (“Trucking Agent Contract”) and one with Freedom Freight Solutions, L.L.C. (“Freedom Agent Contract”) for the total consideration of $200,000. Both Agreements provide a cap on commissions of $3,299,999, minus any payments for drivers, mechanics, or operating staff (“Cap”).

The Trucking Agent Contract provides that the Karr Sellers, having substantial experience in the freight motor carrier industry and having customers, who have freight shipping needs for their cargo of general commodities, would refer their customers to Tradition Trucking Company, LLC for a commission of six percent (6%) of line-haul revenues on Tradition Transportation Company, LLC assets. The aforementioned commission is subject to (a) Line Haul Revenue being defined as the “Freight Charge” and/or “Pay Gross” within Tradition Transportation, L.L.C.’s software system, and Line Haul does not include additional charges for fuel surcharge, accessorial charges, project management, detention, tarping, stop offs, etc., and (b) revenues, excluding any amounts not paid within 90 days from the date of invoice, or amounts collected by Tradition Transportation, L.L.C. with the assistance of an outside collection agency or an attorney.

The Freedom Agent Contract provides that the Karr Sellers, having substantial experience in the freight motor carrier industry and having customers, who have transportation brokerage service needs for their cargo of general commodities, would refer their customers to Freedom Freight Solutions, LLC for a commission of six percent (6%) of the margin on revenues generated through Freedom Freight Solutions, LLC.

Finally, the Purchaser and Karr Sellers agreed to enter into a mutually agreeable lease for use of the property commonly known as 4106 Highway 62 East, Mountain Home, Arkansas 72653, at the rate of three thousand dollars ($3,000) per month for the office space and one thousand five hundred dollars ($1,500) per month for the repair shop space. The term of the lease was six (6) months from the date of Closing, with Purchaser having the right to extend the term under the same terms and costs for two (2) additional six (6) month periods. Intent is for current dispatch and operations offices, two (2) additional offices occupied by accounting, and non-exclusive use of the break area, kitchen and restrooms; together with the three (3) bay maintenance facility, office currently used, and up to ten (10) parking spaces for semi-trucks and trailers (additional to employee and customer parking).

The Karr Asset Purchase Agreement has a term of the lesser of a period ending upon payment of the Cap, and a period of 5 years. Otherwise, at the written option of the parties, the Karr Asset Purchase agreement may be terminated by either party upon 30 days written notice. The Karr Asset Purchase Agreement is qualified by reference to the full text of the document attached as Exhibit 10.4 to this Current Report on Form 8-K.

F-7

EDSCO Purchase and Sale

On January 31, 2022, Tradition’s wholly owned subsidiary, Anthem Anchor Bolts & Fasteners, LLC (“Anthem”), discussed in more detail below, and EDSCO Holding Company, LLC (“EDSCO”) entered into an asset purchase and sale agreement. In this agreement, Anthem acquired the following inventory and equipment of EDSCO Holding Company, LLC for the purchase price of $447,918.52 (the “EDSCO Purchase Price”): a 2011 Chevy Truck, a Trailer, a Nissan forklift, a Yale forklift, a Clark Forklift, a 250 Amp Mig Welder, a 2 1/2 Double head landis Threader, a 1 1/4 single head landis, a 1 1/4 rotary bender, a 200 ton Bulldozer, a do all saw, a Tesker 236 threader, a Tesker 215 roll threader, a Tesker 210 roll threader, a Reed B 112 Roll threader, a Landis Lanurol roll threader, a Plasma table, a Landis cut threader, a Floor scale, an additional 250 amp mig welder, various tools, a Bar Snapper, a Plasma Water Table, a Small bending unit, a Pallet Racking machine, and a Mult-function Printer (altogether the “EDSCO Assets”).

The EDSCO Purchase Price was paid by wire transfer initiated on February 7, 2022 and EDSCO delivered to Anthem a bill of sale to transfer and vest in Anthem good and marketable title to the EDSCO Assets, free and clear of all encumbrances. EDSCO had been operating at 300 East Railroad Street, Waterloo, DeKalb County, Indiana 46793 (the “EDSCO Location”). As part of the closing, the owner of the EDSCO Location provided Tradition until September 30, 2022, to relocate. The rent paid to the owner of the property was paid up-front.

Anthem was relocated to 210 South Progress Drive, Kendallville, Indiana 46755, further discussed in “Item 3. Properties.” Anthem, due to this acquisition, is a manufacturer of bolts, nuts, and fasteners, and creates custom plates, cages, and embeds. The asset purchase and sale agreement between EDSCO Holding Company, LLC and Anthem Anchor Bolts and Fasteners, LLC is qualified by reference to the full text of the full document attached as Exhibit 10.3 to this Current Report on Form 8-K.

Wholly Owned Subsidiaries

Tradition Transportation Company, L.L.C.

Tradition Transportation Company, L.L.C. was organized as an Indiana Limited Liability Company on January 22, 2016. Through this subsidiary, Tradition operates its tractor and trailer fleets, which are discussed below.

Tradition Leasing Systems, L.L.C.

Tradition Leasing Systems, L.L.C. was organized as an Indiana Limited Liability Company on September 17, 2016. Through this subsidiary Tradition engages in equipment acquisition and disposition.

Tradition Logistics, L.L.C.

Tradition Logistics, L.L.C. was organized as an Indiana Limited Liability Company on January 1, 2016. This subsidiary operates six (6) warehouses with four (4) in Indiana, specifically Angola, Indianapolis, Greenfield, and Greenwood; and two (2) located in Georgia, specifically Statesboro and Savannah, and provides time-sensitive warehousing, logistics and freight management to all 48 continental states and, as needed, internationally (into Mexico and Canada).

Freedom Freight Solutions, LLC

Freedom Freight Solutions, L.L.C. was organized as an Indiana Limited Liability Company on May 3, 2018. This subsidiary identifies and qualifies third party carriers, and connects the loads to the drivers.

Tradition Transportation Sales & Service, Inc.

Tradition Transportation Sales & Service, Inc. was organized as an Indiana Limited Liability Company on September 17, 2015. This subsidiary is principally engaged in providing mechanical repair and maintenance services for tractors and trailers that Tradition utilizes. It operates with the primary focus of maintenance cost reduction, expediting redeployment of equipment, and to serve as a back-stop to safety vehicle inspections.

F-8

Anthem Anchor Bolts and Fasteners, LLC

Anthem Anchor Bolts and Fasteners, LLC was organized as an Indiana Limited Liability Company on January 21, 2022, for the transaction with EDSCO Holding Company, LLC, as described above. This was formed as a small exploratory step into the supply of metal bolts, nuts, and other industrial fasteners. This company will serve Tradition Transportation Sales & Service, Inc. as a vendor.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated. The significant accounting policies followed by the Company in the preparation of the consolidated financial statements are summarized below.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, “Cash and Cash Equivalents”, and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Contract Assets and Liabilities

Contract assets represent revenues recognized and performance obligations satisfied in advance of customer billing. Contract liabilities represent payments received from customer in advance of the satisfaction of performance obligations under the contract. At June 30, 2023, the Company had contract assets of $1,759,017 and contact liabilities of $0.

Contract Receivables

Contract receivables consist of amounts billed to customers in exchange for services provided. Delinquent receivables are written off based on credit evaluations and specific circumstances of the customer. The Company had contract receivables of $11,474,448 at June 30, 2023. The Company evaluates its contract receivables and establishes an allowance for doubtful accounts, based on an evaluation of historical losses, current economic conditions, and other factors unique to the Company's customer base. Management has not provided for an allowance for doubtful accounts at June 30, 2023.

F-9

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. The principal temporary differences relate to the depreciable lives and salvage values of property and equipment, net operating loss carryforward, and amortization of organizational costs for tax purposes.

Traditions, Leasing, Logistics, Freight, Trucking, and Anthem are wholly owned subsidiaries of Traditions and are not subject to federal and state income tax and their net taxable income or loss are included in the tax returns of APSI.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by various federal and state taxing authorities. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2022, there are no uncertain positions taken or expected to be taken that would require recognition of a liability of disclosure in the accompanying consolidated financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Traditions has filed its federal and state income tax returns for periods through December 31, 2021. These income tax returns are generally open to examination by the relevant taxing authorities for a period of three years from the later of the date the return was filed of its due date (including approved extensions).

Financial Instruments

“Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

F-10

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Goodwill

Goodwill represents the excess of the acquisition cost over the fair value of identifiable net assets less liabilities acquired in a business combination. Goodwill is not amortized and is only tested when a triggering event occurs. If the estimated fair value of goodwill is lower than its carrying amount, goodwill is considered to be impaired, and an impairment loss will be recognized to write goodwill down to its estimated fair value. Any subsequent increase in the estimated fair value of goodwill is not recognized. The goodwill recorded on the consolidated balance sheet is related to the acquisition of Traditions (Note 3). The Company is currently in the process of conducting a valuation of the acquisition of Tradition, and the purchase price allocation will be presented in subsequent filings.

Other Intangibles

Other intangibles represent exclusive distribution contracts that were acquired with the acquisition of Tradition (Note 3). These contracts are amortized over the specific contract period. Management plans to begin amortizing these contracts effective January 1, 2023. Annual amortization expense is expected to approximate $40,000 for 2023 through 2027

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. At June 30, 2023 we did not recognize any impairment losses for any periods presented.

Property and Equipment

The Company follows ASC 360, Property, Plant, and Equipment, for its fixed assets.  Equipment is stated at cost less accumulated depreciation. Property and equipment are recorded at cost and depreciated to residual values over their estimated useful service lives using the straight-line method. Major repairs to property and equipment are capitalized while minor repairs are expensed as incurred. The ranges of estimated useful lives are as follows:

Ranges of
Description	Useful Lives
Tractors, trailers, and vehicles	5 to 6 years
Leasehold improvements	5 years
Warehouse equipment	5 to 7 years
Office furniture, equipment, and software	3 to 7 years

F-11

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. The Company leases office space from an entity that is controlled by a Director of the Company.

Revenue Recognition

Freight Contracts

The Company recognizes freight contract revenue for financial reporting purposes over time, as performances obligations are satisfied, due to the continuous transfer of control to the customer Freight contracts are generally accounted for as a single unit of account (a single performance obligation), and not segmented between types of services. Progress toward completion of the Company's freight contracts is measured by the percentage of miles traveled to date and estimated total mileage for each freight contract This method is used because management considers miles incurred to be the best available measure of progress on uncompleted freight contracts. Freight contracts have a typical contract duration of less than one month.

Brokerage Services

Revenues from all brokerage services are recognized upon delivery as the Company acts as an agent. Performance obligations are satisfied upon delivery by a third party. Brokerage contracts have a typical contract duration of one month or less.

Equipment Lease Income

Equipment lease revenue is primarily revenue generated from equipment leased to owner operators who haul loads for the Company. The Company recognizes equipment lease income based on the terms of the lease agreement. The leases primarily result in lease income recognized ratably over the life of the lease agreement.

Equipment Rental Income

Equipment rental revenue is primarily revenue generated from equipment rented to owner operators and customers as temporary replacement equipment or short-term rentals. The Company recognizes equipment rental income based on the terms of the rental agreement.

Warehouse Lease Income

The Company recognizes warehouse lease income based on the terms of the lease agreement. The leases primarily result in lease income recognized ratably over the life of the lease agreement.

Fuel Surcharge Income

The Company recognizes fuel surcharge income based on the terms of the agreements. These are additional fees that are charged to cover the fluctuating cost of fuel and is calculated as a percentage of the base rate and is usually added to customers’ freight bill to cover the cost of operations.

Faster Income

This is income recognized by our Anthem subsidiary to manufacture and supply metal bolts, nuts, and industrial fasters internals to the Company as well as to third-party customers.

Transaction Price and Amounts Allocated to Performance Obligations

Generally, the transaction price in a contract is known at contract inception and is allocated to the performance obligations based upon the stand-alone selling prices of the promised services.

F-12

Stock-Based Compensation

FASB ASC 718 “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of June 30, 2023, the Company did not have any stock-based transactions.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases (“ASC 840”). The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on our consolidated balance sheets. Finance leases are included in property and equipment, current liabilities, and long-term liabilities on our consolidated balance sheets.  When the Company initiates a lease, we will record the transaction in accordance with ASC 840.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

F-13

NOTE 3 – CHANGE IN CONTROL TRANSACTION

On December 28, 2022, APSI entered into a Stock Purchase and Sale Agreement (SPA) to purchase 745,196 shares of common stock of Tradition Transportation Group, Inc. for $28,548,459, which is equal to $38.31 per share. The shares represent all issued and outstanding shares of Tradition.

Per the SPA, the purchased price was funded as follows:

1.	Down payment of $225,000.

2.	An amount equal to $2,500,000 was offset against the purchase price in full satisfaction of certain obligations of the Tradition sellers. Of this amount, $2,050,000 remains payable to a former stockholder of Tradition at December 31, 2031 (Note 6).

3.	An aggregate amount equal to $24,092,038 of seller notes (Note 6), commencing on the ninetieth day following the date on which the registration by APSI of its securities with the U.S. Securities and Exchange Commission has been qualified or declared effective.

4.	Final payment shall be made to Seller in the amount of $1,731,421 after seller notes are paid in full (Note 7).

Note: The Company is currently in the process of conducting a valuation of the acquisition of Tradition, and the purchase price allocation will be presented in subsequent filings.

The pre-valuation acquisition date fair values of assets, liabilities, and stockholders' equity are as follows:

Assets
Cash	$440,961
Contract receivables, net	12,330,632
Inventories	429,575
Contract assets	4,220,119
Prepaid expenses and other	2,115,740
Property and equipment. net	44,184,756
Right of use asset under operating leases	30,229,338
Other assets	873,690
Goodwill and other intangibles	5,774,416
$100,599,227

Liabilities & Stockholders’ Equity
Cash overdraft	$185,195
Line of credit	8,256,525
Accounts payable	4,754,971
Accrued expenses	904,770
Contract liabilities	27,690
Long-term debt, net	27,109,659
Operating lease liabilities	30,302,606
Finance lease liabilities	399,352
Deferred income taxes	2,610,000
Stockholders' equity	26,048,459
$100,599,227

F-14

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2023:

Tractors & Trailers	$46,827,563
Land & Buildings	875,772
Leasehold improvements	773,598
Software	674,778
Vehicles	37,034
Warehouse equipment	467,092
Office furniture and equipment	389,049
50,044,886
Accumulated depreciation	(10,299,014)
Total	$39,745,872

NOTE 5 – LEASES

The Company recognizes right-of-use (ROU) assets and lease liabilities for leases with terms greater than 12 months or leases that contain a purchase option that is reasonably certain to be exercised. Leases are classified as either finance or operating leases This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease.

The Company has operating leases for tractors, trailers, vehicles, office space and warehouse space, as well as finance leases for equipment. Leasing arrangements require fixed payments and also include an amount that is probable will be owed under residual value guarantees, if applicable. Lease payments also include payments related to purchase or termination options when the lessee is reasonably certain to exercise the option or is reasonably certain not to exercise the option, respectively. The Company's lease agreements do not contain any material restrictive covenants. The leases have remaining terms of 3 months to 9 years.

The Company's ROU assets and lease liabilities are recognized on the lease commencement date in an amount that represents the present value of future lease payments over the lease term. The Company utilizes its collateralized incremental borrowing rate commensurate to the lease term as the discount rate for its leases unless the Company can specifically determine the lessor s implicit rate. Certain lease contracts contain non-lease components such as maintenance and utilities. The Company has made a policy election to not separate the lease and non-lease components, and thus recognize a single lease component for all of its right-of-use assets and liabilities.

Short-term leases (leases with an initial term of 1 months or less or leases that are cancelable by the lessee and lessor without significant penalties) are not capitalized but are expensed on a straight -line basis over the lease term. The majority of the Company's short-term leases relate to equipment rentals.

In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if it has obtained substantially all of the rights to the underlying asset through exclusivity, if the Company can direct the use of the asset by making decisions about how and for what purpose the asset will be used and if the lessor has substantive substitution rights. Furthermore, the Company assesses whether it is reasonably certain to exercise options to extend or terminate a lease considering all relevant factors that create economic incentive to exercise such options, including asset, contract, market, and entity-based factors. These evaluations may require significant judgment.

The components of the Company's lease cost for the year ended December 31, 2023 is as follows:

Right-of-use assets
Operating lease assets, net	$30,229,338
Finance lease assets, net	$400,693

Lease liabilities
Operating lease liabilities, current	$6,974,517
Operating lease liabilities, noncurrent	$23,328,089
30,302,606

Finance lease liabilities, current	$114,321
Finance lease liabilities, noncurrent	$285,031
Total finance lease liabilities	$399,352

F-15

The Company's right-of-use assets and lease liabilities and other disclosures as of and for the year ended December 31, 2023 are as follows:

Right-of-use assets obtained in exchange for new operating lease liabilities	$30,229,338
Weighted-average remaining lease term - operating leases	5.5 years
Weighted-average remaining lease term - finance leases	3.4 years
Weighted average discount rate - operating leases	6.61%
Weighted average discount rate - finance leases	3.25%

Total lease costs for APSI totaled $18,000, which were short-term lease costs during 2022.

Future payments of lease liabilities at December 31, 2023 are as follows:

Year Ending	Operating	Finance
December 31,	Lease	Leases
2023	$8,790,889	$125,836
2024	8,453,283	125,836
2025	5,278,332	125,836
2026	3,732,994	45,374
2027	2,551,070	-0-
Thereafter	8,117,901	-0-
	36,924,469	422,882
Less interest	(6,695,131)	(23,530)
Total	$30,229,338	$399,352.

The Company subleases warehouse space through its trucking and logistics businesses. These leases are short term leases. The Company elected the available practical expedients to account for its existing operating leases as operating leases, under the new guidance, without reassessing (a) whether any expired or existing contracts contain a lease, (b) whether classification of capital leases or operating leases would be different in accordance with the new guidance, or (c) whether the unamortized initial direct costs, if any, before transition adjustments would have met the definition of initial direct costs in the new guidance at lease commencement. The Company also elected the hindsight practical expedient to determine the lease term for existing leases. In addition, the organization has made a policy election to not separate the lease and non-lease components related to tenant lease agreements, where applicable.

NOTE 6 – LINE OF CREDIT

At June 30, 2023, Traditions has a $7,000,000 line of credit agreement and a secondary $2,000,000 line of credit with a bank that expired May 2023 and April 2023, respectively. Borrowings under the agreements bear interest at the prime rate plus 1% (8.5% at December 31, 2022). The line of credit has commercial sweep feature connected to certain Company checking accounts, If these accounts fall below the target balance of zero, the excess funds will be automatically borrowed from the line of credit. The Company has outstanding borrowings under the line of credit of $7,790,557 at June 30, 2023. The line of credit is collateralized by substantially all assets of the Company and personally guaranteed by certain shareholders of the Company. The credit agreement is cross collateralized with the other Company loans held by its primary bank (Note 7). The credit agreement places certain restrictive covenants on the Company including requiring a minimum cash flow coverage ratio, minimum tangible net worth, and maximum debt to tangible net worth ratio. The Company is in the process of renegotiating terms of the line-of-credit.

F-16

NOTE 7 – LONG-TERM DEBT

Notes payable to new primary bank bearing interest ranging from 4% to 5,75%: payable in various monthly installments through April 2032, secured by guarantees of certain shareholders and related entities, and secured by substantially all business assets.	$13,160,552

Installment notes payable to various financial institutions bearing interest ranging from 3.75% t0 6.99%; payable n various monthly installments through October 2029, secured by guarantees of certain shareholders and related entities, and collateralized by related equipment with a net book value of $10,031,281 at December 31, 2022.	12,185,327

Installment notes for acquisition of stock in Traditions; payable in 16 quarterly installments aggregating $1,603,786 including interest at 3%; secured by assignment and pledge of stock in Tradition Transportation Group.	24,092,038

Installment note for acquisition of Traditions; payable in full upon repayment of installment notes above for acquisition of Traditions; noninterest bearing and unsecured.	1,731,421

Installment notes payable to shareholder, bearing interest at 10%, principal and interest due June 2023.	244,940

Installment note for redemption of Tradition stock; payable in monthly installments of $34,167 beginning February 2023 through January 2028 unsecured.	2,050,000
53,464,278
Less unamortized debt issuance costs	(286,220)
Current maturities of long-term debt	(9,105,783)
$44,072,275

The above notes payable to primary bank are cross collateralized with all loans with primary bank including those in Note 5. The notes are subject to certain restrictive covenants on the Company including requiring a minimum cash flow coverage ratio, minimum tangible net worth, and maximum debt to tangible net worth ratio.

The scheduled maturities of long-term debt as of June 30, 2023 are as follows:

Year Ending
December 31,
2023	$9,105,783
2024	12,128,265
2025	11,232,043
2026	10,469,640
2027	8,151,468
Thereafter	2,377,079
Total	$53,464,278

NOTE 8 – RELATED PARTY TRANSACTIONS

On December 22, 2022, APSI issued a promissory note to Stephen W. Carnes in exchange for $225,000.00, to be used for the down payment related to the Acquisition, if the SPA were to be entered into, with interest payable on the unpaid principal at the rate of 10.00 percent per annum, calculated monthly not in advance, beginning on December 22, 2022. As the Acquisition closed on December 28, 2022, the aforementioned funds were used for the aforementioned down payment.

F-17

NOTE 9 – SHAREHOLDERS’ EQUITY

Common Stock

The Company has 200,000,000 authorized common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

There are currently 17,204,180 shares of common shares issued and outstanding.

On April 22, 2021, the Company issued 100,000 shares of its Common Stock in return for an investment of $200,000 via a Subscription Agreement.

During September 2021, as a result of a court order, the Company canceled a total of 9,020,138 shares of its common stock. Specifically, 6,330,138 of these shares were held by Silverton SA as disclosed in prior filings and canceled on September 22, 2021, and 2,690,000 of these shares were held by Paramount Trading Company and canceled on September 24, 2021.

On November 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 32,942,624 shares of its common stock that were held Mr. Tadashi Ishikawa, the former CEO of the Company. On May 19, 2022, the Court ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 32,942,624 shares of common stock in APSI issued to Tadashi Ishikawa, held in Book Entry, void and cancelled.

Preferred Stock

The Company is authorized to a total of 10,000,000 shares of preferred stock.

There are 6,000,000 shares currently designated. A designation for 5,000,000 Series A Preferred Stock with a par value of $0.001 was filed on September 9, 2015, and another designation for 1,000,000 Series B Preferred Stock with a par value of $0.001 was filed on December 7, 2020.

There are currently no Series A Preferred shares issued and outstanding.

On December 7, 2020, 500,000 Series B Preferred shares were issued to Small Cap Compliance, LLC after the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company. On that same day, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On January 9, 2023, Stephen Carnes, the Company’s CEO and President, submitted his resignation as CEO of the Company and the Company’s Board of Directors simultaneously elected Robert Morris to be appointed as the Company’s new CEO. The Company accepted Mr. Carnes’s resignation as CEO simultaneously with Mr. Morris’s acceptance of the appointment as CEO. Mr. Morris has been on the Company’s Board of Directors since previously being appointed on April 27, 2022. Mr. Carnes shall remain on the Company’s Board of Directors and remain the Company’s President. On January 9, 2023, the Company also provided Mr. Morris with an employment agreement. As part of the agreement, the Company issued Mr. Morris 250,000 shares of the Company’s Series B Preferred stock.

In addition, as part of an employment agreement on January 10, 2023, with Joseph Davis, as the Company’s President and Treasurer, the Company accepted the relinquishment of 250,000 shares of the Company’s Series B Preferred stock by Stephen Carnes, and on January 10, 2023, as part of the agreement, the Company issued Mr. Davis 250,000 shares of the Company’s Series B Preferred stock.

F-18

Preferred Class A Stock

Each share of Preferred Class A Stock is entitled to one hundred (100) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class A Stock vote together with the holders of shares of Common Stock as a single class.

In addition, so long as any shares of Preferred Class A Stock remains outstanding, in addition to any other vote or consent of stockholders required by our certificate of incorporation, the company will not, without first obtaining the approval (by written consent, as provided by law or otherwise) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class: (i) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; (ii) Effect an exchange reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split or reverse stock split of the Company’s Common Stock or Preferred Stock; (iii) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or (iv) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation. For clarification, issuances of additional authorized shares of Series A Preferred under the terms herein shall not require the authorization or approval of the existing shareholders of Preferred Stock.

The Company is not required to pay dividends at any specific rate on the Series A Preferred Stock.

In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of Class A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the junior stock by reason of their ownership of such stock, but not prior to any holders of the Company’s senior securities, which holders shall have priority to the distribution of any assets of the Company, an amount per share for each share of Class A Preferred Stock held by them equal to the sum of the liquidation preference specified for each share of preferred stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Class A Preferred Stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preference, subsequent to the payment to the senior securities then the entire remaining assets of the Company following the payment to the senior securities legally available for distribution shall be distributed with equal priority and pro rata among holders of the Class A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to their liquidation preference. The liquidation preference of Class A Preferred Stock shall be equal to the original issue price per share of Class A Preferred Stock, as adjusted for any recapitalizations.

Holders of Class A Preferred Stock shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all of their shares of the Class A Preferred Shares into Common Stock at the conversion ratio of (1) one Preferred A share to (100) one hundred common shares.

Holders of Preferred Class A Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class A Stock.

Preferred Class B Stock

Each share of Preferred Class B Stock is entitled to one thousand (1,000) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class B Stock vote together with the holders of shares of Common Stock as a single class.

The Preferred Class B Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Preferred Class B Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of junior capital stock, including Common Stock, an amount equal to $0.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Preferred Class B Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Preferred Class B Stock and parity capital stock, if any. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Company.

F-19

Each share of Preferred Class B Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock. The aforementioned 1 to 1,000 ratio will be adjusted by stock splits, dividends, and distributions, and that adjustment will apply to reclassifications, consolidations, and mergers.

Holders of Preferred Class B Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class B Stock.

NOTE 10 – CONCENTRATIONS

The Company maintains its cash in bank deposit accounts that at times exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

NOTE 11 – CONTINGENCIES

The Company is subject to disputes or certain claims arising in the ordinary course of business. The Company insures against such risks through participation in a loss prevention fund that receives and manages all claims. Amounts are paid-in as determined by the loss prevention fund which resulted in a prepaid amount of $259,930 at December 31, 2022.

On March 11, 2020, the World Health Organization declared Coronavirus (COVID-19) a pandemic. The continued spread of COVID-19, or any similar outbreaks in the future, may adversely impact the local, regional, national and global economies. The extent to which COVID-19 impacts the Company's operating results is dependent on the breadth and duration of the pandemic and could be affected by other factors management is not currently able to predict. Potential impacts include, but are not limited to, additional costs for responding to COVID-19, shortages of personnel, shortages of supplies, and delays, loss of, or reduction to, revenue. Management believes the Company is taking appropriate actions to respond to the pandemic, however, the full impact is unknown and cannot be reasonably estimated at the date the consolidated financial statements were available to be issued.

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation, there are no material events that have occurred that require further disclosure.

F-20

AQUA POWER SYSTEMS, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	Year Ended December 31,	Year Ended March 31,
	2022	2022

ASSETS
Current Assets
Cash	$487,560	$130,778
Contract receivables, net	12,330,632	–
Digital currency	–	1,726
Inventories	429,575	–
Contract assets	4,220,119	–
Pre-paid expenses and other current assets	2,115,740	–
Total Current Assets	19,583,626	132,504

Property & equipment, net	44,184,756	–
Right-of-use assets under operating leases, net	30,229,338	–
Other assets	873,690	–
Goodwill	5,774,416	23,229
Total Assets	$100,645,826	$155,733

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

Current Liabilities
Cash overdraft	$185,195	$–
Line of Credit	8,256,525	–
Long-term-debt, current portion	9,105,783	–
Operating lease liabilities, current portion	6,974,517	–
Finance lease liabilities, current portion	114,321	–
Accounts Payable	4,754,971	–
Accrued expenses	904,770	–
Contract liabilities	27,690	–
Accrued expenses – related party	75,990	32,990
Total Current Liabilities	30,399,762	32,990

Long-term debt, net	43,827,335	–
Operating lease liabilities	23,328,089	–
Finance lease liabilities	285,031	–
Deferred income taxes	2,610,000	–
Note payable - related party	244,940	30,055
Total Liabilities	100,695,157	63,045

Stockholders' Equity (Deficiency)
Undesignated Preferred Stock, $0.001 par value, 4,000,000 shares authorized, at December 31, 2022 and March 31, 2022, there were none issued and outstanding, respectively	–	–
Preferred A Stock, $0.001 par value; 5,000,000 shares authorized, at December 31, 2022 and March 31, 2022, there were none issued and outstanding, respectively	–	–
Preferred B Stock $0.001 par value 1,000,000 shares authorized, at December 31, 2022 and March 31, 2022, there were 500,000 and 500,000 issued and outstanding, respectively	500	500
Common stock, $0.0001 par value; 200,000,000 shares authorized, at December 31, 2022 and March 31, 2022, there were 17,204,180 and 50,146,804 issued and outstanding, respectively	1,720	5014
Additional paid-in capital	654,170	650,876
Accumulated deficit	(705,721)	(563,702)
Total Stockholders' Equity (Deficit)	(49,331)	92,688

Total Liabilities and Stockholders’ Equity (Deficit)	$100,645,826	$155,733

See accompanying notes to consolidated financial statements

F-21

AQUA POWER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Year Ended December 31, 2022 (12/28/2022 to 12/31/2022)	For the Year Ended March 31, 2022
Revenue	$–	$–

Cost of Revenue	–	–

Gross Profit	–	–

Operating Expenses
General & administrative expenses	127,179	99,222
Total Operating Expenses	127,179	99,222

Loss from Operations	(127,179)	(99,222)

Other Income (Expense)
Other expenses	(14,840)	–
Gain on extinguishment of debt	–	678,233
Interest expense – related party	–	(9,304)
Interest expense – other	–	(14,796)
Total Other Income (Expense)	(14,840)	654,133

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	(142,019)	554,911

Provision for Income Taxes	–	–

NET LOSS	$(142,019)	$554,911

Net Loss Per Share – Basic	$(0.00)	$0.01
Net Loss Per Share –Diluted	(0.00)	0.00

Weighted average number of shares outstanding – Basic	17,204,180	54,467,639
Weighted average number of shares outstanding – Diluted	17,204,180	554,467,639

See accompanying notes to consolidated financial statements

F-22

AQUA POWER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

For the years ended December 31, 2022 and March 31, 2022

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity/
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	(Deficit) ($)
Balance March 31, 2021	–	–	500,000	500	59,066,942	5,906	6,810	(1,118,613)	(1,105,397)
Issuance of shares for subscription agreement	–	–	–	–	100,000	10	199,990	–	200,000
Cancellation of shares	–	–	–	–	(9,020,138)	(902)	902	–	–
Gain on extinguishment of debt – related parties	–	–	–	–	–	–	443,174	–	443,174

Net income	–	–	–	–	–	–	–	554,911	554,911
Balance March 31, 2022	–	–	500,000	500	50,146,804	5,014	650,876	(563,702)	92,688

	Series A Preferred		Series B Preferred		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity/
	Shares	Amount ($)	Shares	Amount ($)	Shares	Amount ($)	Capital ($)	Deficit ($)	(Deficit) ($)
Balance March 31, 2022	–	–	500,000	500	50,146,804	5,014	650,876	(563,702)	92,688)
Cancellation of shares	–	–	–	–	(32,942,624)	(3,294)	3,294	–	–

Net income	–	–	–	–	–	–	–	(142,019)	(142,019)
Balance December 31, 2022	–	–	500,000	500	17,204,180	1,720	654,170	(705,721)	(49,331)

See accompanying notes to consolidated financial statements

F-23

AQUA POWER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended
	December 31, 2022	March 31, 2022
Cash Flows From Operating Activities:
Net Loss	$(142,019)	$554,911
Adjustments to reconcile net loss to net cash used in operations
Gain on extinguishment of debt	–	(678,233)
Loss on value of digital asset	14,840
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	43,000	30,000
Increase (decrease) in accrued interest	–	14,796
Increase (decrease) in accrued interest – related party	–	9.304
Net Cash Used In Operating Activities:	(84,179)	(69,222)

Cash Flows From Investing Activities:
Net cash acquired in acquisition	215,961	–
Net Cash Used in Investing Activities	215,961	–

Cash Flows From Financing Activities:
Proceed from common stock sale		200,000
Borrowings – related parties	225,000	–
Net Cash Provided by Financing Activities	225,000	200,000

Net Increase (Decrease) in Cash	356,782	130,778

Cash at Beginning of Period	130,778	–

Cash at End of Period	$487,560	$130,778

Supplemental disclosure of cash flow information:

Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:

Acquisition of a Tradition assets and liabilities financed – seller notes payable	$24,092,038	$–
Cancellation of shares	$3,294	$–
Repayment of related party debt with intangible asset	$10,115	$–

See accompanying notes to consolidated financial statements

F-24

AQUA POWER SYSTEMS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS

Organizational History of the Company

The Company was originally incorporated in Nevada on December 9, 2010, as NC Solar Inc. with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. On June 6, 2014, management changed and, on August 12, 2014, the Company changed its name to Aqua Power Systems Inc.

On December 1, 2020, the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company.

On December 7, 2020, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen W. Carnes as the sole officer and director of the Company, and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

On March 3, 2021, the Eight Judicial District Court of Nevada entered an order approving Small Cap Compliance, LLC’s actions, without prejudice to the claims of interested parties as to dilution of their interest, terminated Small Cap Compliance, LLC’s custodianship of the Company, and discharged Small Cap Compliance as the custodian of the Company.

On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a director of APSI to help with acquisitions, effective May 1, 2022.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2023, the Board of Directors of Aqua Power Systems, Inc. approved a change in the Company’s fiscal year end from March 31 to a calendar year end of December 31. The change will not affect nor impact the Company’s actual financial results; however, the change will affect the timing and form of the Company’s next scheduled financial report.

With this change, the financial reporting period ending December 31, 2022, will now be the Company’s fiscal year end rather than the end of a financial quarter.

Tradition Transportation Group, Inc. Purchase

On December 28, 2022, pursuant to the Closing (hereinafter defined) and completion of the Acquisition (hereinafter defined), the Company acquired Tradition Transportation Group, Inc., an Indiana Corporation (“Tradition”) and Tradition thereafter became a wholly owned subsidiary of the Company, and the business of Tradition became the primary business of the Company.

Overview of the Business of Tradition

Tradition Transportation Group, Inc. was incorporated under the laws of the state of Indiana on September 16, 2015. Tradition is headquartered in Angola, Indiana, and provides freight transportation, brokerage, truck leasing and financing, warehousing and fulfillment services throughout the United States, and manufactures and sells bolts and fasteners, and creates custom plates, cages, and embeds.

F-25

APSI Acquisition of Tradition Transportation Group, Inc.

On December 28, 2022, APSI entered into a Stock Purchase and Sale Agreement and a Contract Assignment agreement with Joseph Michael Davis (“Mr. Davis”). Due to the Contract Assignment agreement, APSI assumed all of the obligations of Mr. Davis under a multiparty stock purchase agreement, promissory notes, and assignment and pledge of stock agreements that Mr. Davis entered into on December 28, 2022. The Stock Purchase and Sale Agreement, Contract Assignment agreement, agreements assumed by APSI are referred to as the “Acquisition.”

Karr Transportation Asset Purchase

On July 27, 2022, Tradition’s wholly owned subsidiaries, Tradition Transportation, L.L.C. and Tradition Leasing Systems, L.L.C. (together the “Purchaser”), both subsidiaries discussed in more detail below, entered into an asset purchase agreement (“Karr Asset Purchase Agreement”) with Karr Transportation, Inc., an Arkansas corporation, Beers Investment Group, LLC, an Arkansas limited liability company, and its shareholders, Kelly Beers and Albert Beers (“Karr Sellers”). As a result of this agreement, Tradition acquired the following:

(i)	25 tractors for $3,500,000. 1 is a Kenworth T680M made in 2014; 5 are Kenworth T680Ms made in 2020; 5 are Freightliner Cascadias made in 2021; 8 are Freightliner Cascadias made in 2022; 4 are Kenworth T680s made in 2020; and 2 are Izuzu NPRs made in 2015 and 2019.
(ii)	35 Utility Reefer Trailers for $3,000,000. 15 are 3000Rs or similar and made in 2019; 5 are 3000Rs and made in 2021; and 15 are VS2RAs and made in 2021.
(iii)	The ability to offer employment to 18 drivers for a placement fee of $5,000, if an offer is accepted.
(iv)	The ability to offer employment to 1 mechanic for a placement fee of $5,000, if an offer is accepted.
(v)	The ability to offer employment to 7 operational employees for a placement fee of $5,000, if an offer is accepted.
(vi)	All of the miscellaneous personal property used by Karr Sellers in connection with the Business, including, without limitation, furniture, fixtures, equipment and other tangible personal property, as well as all books and records relating to the Assets, including, without limitation, purchase information, warranty information, maintenance and repair information, operation history, title and registration, and accounting information shall be transferred by Sellers to Purchaser for the sum of $1.00.

Per the Karr Asset Purchase Agreement, the parties entered into two separate agent agreements, one with Tradition Transportation Company, L.L.C. (“Trucking Agent Contract”) and one with Freedom Freight Solutions, L.L.C. (“Freedom Agent Contract”) for the total consideration of $200,000. Both Agreements provide a cap on commissions of $3,299,999, minus any payments for drivers, mechanics, or operating staff (“Cap”).

The Trucking Agent Contract provides that the Karr Sellers, having substantial experience in the freight motor carrier industry and having customers, who have freight shipping needs for their cargo of general commodities, would refer their customers to Tradition Trucking Company, LLC for a commission of six percent (6%) of line-haul revenues on Tradition Transportation Company, LLC assets. The aforementioned commission is subject to (a) Line Haul Revenue being defined as the “Freight Charge” and/or “Pay Gross” within Tradition Transportation, L.L.C.’s software system, and Line Haul does not include additional charges for fuel surcharge, accessorial charges, project management, detention, tarping, stop offs, etc., and (b) revenues, excluding any amounts not paid within 90 days from the date of invoice, or amounts collected by Tradition Transportation, L.L.C. with the assistance of an outside collection agency or an attorney.

The Freedom Agent Contract provides that the Karr Sellers, having substantial experience in the freight motor carrier industry and having customers, who have transportation brokerage service needs for their cargo of general commodities, would refer their customers to Freedom Freight Solutions, LLC for a commission of six percent (6%) of the margin on revenues generated through Freedom Freight Solutions, LLC.

Finally, the Purchaser and Karr Sellers agreed to enter into a mutually agreeable lease for use of the property commonly known as 4106 Highway 62 East, Mountain Home, Arkansas 72653, at the rate of three thousand dollars ($3,000) per month for the office space and one thousand five hundred dollars ($1,500) per month for the repair shop space. The term of the lease was six (6) months from the date of Closing, with Purchaser having the right to extend the term under the same terms and costs for two (2) additional six (6) month periods. Intent is for current dispatch and operations offices, two (2) additional offices occupied by accounting, and non-exclusive use of the break area, kitchen and restrooms; together with the three (3) bay maintenance facility, office currently used, and up to ten (10) parking spaces for semi-trucks and trailers (additional to employee and customer parking).

The Karr Asset Purchase Agreement has a term of the lesser of a period ending upon payment of the Cap, and a period of 5 years. Otherwise, at the written option of the parties, the Karr Asset Purchase agreement may be terminated by either party upon 30 days written notice. The Karr Asset Purchase Agreement is qualified by reference to the full text of the document attached as Exhibit 10.4 to this Current Report on Form 8-K.

F-26

EDSCO Purchase and Sale

On January 31, 2022, Tradition’s wholly owned subsidiary, Anthem Anchor Bolts & Fasteners, LLC (“Anthem”), discussed in more detail below, and EDSCO Holding Company, LLC (“EDSCO”) entered into an asset purchase and sale agreement. In this agreement, Anthem acquired the following inventory and equipment of EDSCO Holding Company, LLC for the purchase price of $447,918.52 (the “EDSCO Purchase Price”): a 2011 Chevy Truck, a Trailer, a Nissan forklift, a Yale forklift, a Clark Forklift, a 250 Amp Mig Welder, a 2 1/2 Double head landis Threader, a 1 1/4 single head landis, a 1 1/4 rotary bender, a 200 ton Bulldozer, a do all saw, a Tesker 236 threader, a Tesker 215 roll threader, a Tesker 210 roll threader, a Reed B 112 Roll threader, a Landis Lanurol roll threader, a Plasma table, a Landis cut threader, a Floor scale, an additional 250 amp mig welder, various tools, a Bar Snapper, a Plasma Water Table, a Small bending unit, a Pallet Racking machine, and a Mult-function Printer (altogether the “EDSCO Assets”).

The EDSCO Purchase Price was paid by wire transfer initiated on February 7, 2022 and EDSCO delivered to Anthem a bill of sale to transfer and vest in Anthem good and marketable title to the EDSCO Assets, free and clear of all encumbrances. EDSCO had been operating at 300 East Railroad Street, Waterloo, DeKalb County, Indiana 46793 (the “EDSCO Location”). As part of the closing, the owner of the EDSCO Location provided Tradition until September 30, 2022, to relocate. The rent paid to the owner of the property was paid up-front.

Anthem was relocated to 210 South Progress Drive, Kendallville, Indiana 46755, further discussed in “Item 3. Properties.” Anthem, due to this acquisition, is a manufacturer of bolts, nuts, and fasteners, and creates custom plates, cages, and embeds. The asset purchase and sale agreement between EDSCO Holding Company, LLC and Anthem Anchor Bolts and Fasteners, LLC is qualified by reference to the full text of the full document attached as Exhibit 10.3 to this Current Report on Form 8-K.

Wholly Owned Subsidiaries

Tradition Transportation Company, L.L.C.

Tradition Transportation Company, L.L.C. was organized as an Indiana Limited Liability Company on January 22, 2016. Through this subsidiary, Tradition operates its tractor and trailer fleets, which are discussed below.

Tradition Leasing Systems, L.L.C.

Tradition Leasing Systems, L.L.C. was organized as an Indiana Limited Liability Company on September 17, 2016. Through this subsidiary Tradition engages in equipment acquisition and disposition.

Tradition Logistics, L.L.C.

Tradition Logistics, L.L.C. was organized as an Indiana Limited Liability Company on January 1, 2016. This subsidiary operates six (6) warehouses with four (4) in Indiana, specifically Angola, Indianapolis, Greenfield, and Greenwood; and two (2) located in Georgia, specifically Statesboro and Savannah, and provides time-sensitive warehousing, logistics and freight management to all 48 continental states and, as needed, internationally (into Mexico and Canada).

Freedom Freight Solutions, LLC

Freedom Freight Solutions, L.L.C. was organized as an Indiana Limited Liability Company on May 3, 2018. This subsidiary identifies and qualifies third party carriers, and connects the loads to the drivers.

Tradition Transportation Sales & Service, Inc.

Tradition Transportation Sales & Service, Inc. was organized as an Indiana Limited Liability Company on September 17, 2015. This subsidiary is principally engaged in providing mechanical repair and maintenance services for tractors and trailers that Tradition utilizes. It operates with the primary focus of maintenance cost reduction, expediting redeployment of equipment, and to serve as a back-stop to safety vehicle inspections.

F-27

Anthem Anchor Bolts and Fasteners, LLC

Anthem Anchor Bolts and Fasteners, LLC was organized as an Indiana Limited Liability Company on January 21, 2022, for the transaction with EDSCO Holding Company, LLC, as described above. This was formed as a small exploratory step into the supply of metal bolts, nuts, and other industrial fasteners. This company will serve Tradition Transportation Sales & Service, Inc. as a vendor.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principals of Consolidation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The accompanying consolidated financial statements include the accounts of Aqua Power Systems, Inc. (APSI) for the period April 1, 2022 through December 31, 2022 and the balance sheets of its wholly owned subsidiaries acquired on December 28, 2022, Tradition Transportation Group, Inc. (Traditions), Tradition Transportation Company, LLC (Trucking), Tradition Leasing Systems, LLC (Leasing), Tradition Logistics LLC (Logistics), Freedom Freight Solutions LLC (Freight), and Anthem Anchor Bolts & Fasteners, LLC (Anthem), collectively referred to as the "Company." The period of December 29 through December 31, 2022 for Traditions, Trucking, Leasing, Logistics, Freight, and Anthem included activity that was determined to be de minimis and therefore no activity has been reflected in the statements of operations or cash flows for these entities during the three days. All material intercompany transactions have been eliminated in consolidation.

APSI had minimal activity for the period April 1, 2022 through December 31, 2022, until its acquisition of Tradition Transportation Group, Inc. on December 28, 2022 (Note 3). APSI elected to change its fiscal year end from March 31 to December 31, resulting in a 9-month reporting period.

Traditions provides management services to the other subsidiaries.

Trucking specializes in the transportation of freight, both local and long-haul.

Leasing acquires commercial over-the-road tractors, enters into lease agreements with owner-operators, and liquidates through the sale and auction of excess tractor inventory.

Logistics provides time-sensitive warehousing, logistics, and freight management on a national and international basis.

Freight specializes in freight brokering services provided to third parties.

Anthem is a manufacturer of custom smooth-bar anchor bolts.

The significant accounting policies followed by the Company in the preparation of the consolidated financial statements are summarized below.

F-28

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, “Cash and Cash Equivalents”, and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Contract Assets and Liabilities

Contract assets represent revenues recognized and performance obligations satisfied in advance of customer billing. Contract liabilities represent payments received from customer in advance of the satisfaction of performance obligations under the contract. APSI had no contract assets or liabilities at April 1, 2022.

Contract Receivables

Contract receivables consist of amounts billed to customers in exchange for services provided. Delinquent receivables are written off based on credit evaluations and specific circumstances of the customer. APSI had no contract receivables at April 1, 2022. The Company evaluates its contract receivables and establishes an allowance for doubtful accounts, based on an evaluation of historical losses, current economic conditions, and other factors unique to the Company's customer base. Management has determined that an allowance for doubtful accounts of $24,974 was necessary at December 31, 2022.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. The principal temporary differences relate to the depreciable lives and salvage values of property and equipment, net operating loss carryforward, and amortization of organizational costs for tax purposes.

Traditions, Leasing, Logistics, Freight, Trucking, and Anthem are wholly owned subsidiaries of Traditions and are not subject to federal and state income tax and their net taxable income or loss are included in the tax returns of APSI.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by various federal and state taxing authorities. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2022, there are no uncertain positions taken or expected to be taken that would require recognition of a liability of disclosure in the accompanying consolidated financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

F-29

Traditions has filed its federal and state income tax returns for periods through December 31, 2021. These income tax returns are generally open to examination by the relevant taxing authorities for a period of three years from the later of the date the return was filed of its due date (including approved extensions).

Financial Instruments

“Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Goodwill

Goodwill represents the excess of the acquisition cost over the fair value of identifiable net assets less liabilities acquired in a business combination. Goodwill is not amortized and is only tested when a triggering event occurs. If the estimated fair value of goodwill is lower than its carrying amount, goodwill is considered to be impaired, and an impairment loss will be recognized to write goodwill down to its estimated fair value. Any subsequent increase in the estimated fair value of goodwill is not recognized. The goodwill recorded on the consolidated balance sheet is related to the acquisition of Traditions (Note 3). The Company is currently in the process of conducting a valuation of the acquisition of Tradition, and the purchase price allocation will be presented in subsequent filings.

Other Intangibles

Other intangibles represent exclusive distribution contracts that were acquired with the acquisition of Tradition (Note 3). These contracts are amortized over the specific contract period. Management plans to begin amortizing these contracts effective January 1, 2023. Annual amortization expense is expected to approximate $40,000 for 2023 through 2027

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. At December 31, 2022 we did not recognize any impairment losses for any periods presented.

F-30

Property and Equipment

The Company follows ASC 360, Property, Plant, and Equipment, for its fixed assets.  Equipment is stated at cost less accumulated depreciation. Property and equipment are recorded at cost and depreciated to residual values over their estimated useful service lives using the straight-line method. Major repairs to property and equipment are capitalized while minor repairs are expensed as incurred. The ranges of estimated useful lives are as follows:

Ranges of
Description	Useful Lives
Tractors, trailers, and vehicles	5 to 6 years
Leasehold improvements	5 years
Warehouse equipment	5 to 7 years
Office furniture, equipment, and software	3 to 7 years

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. The Company leases office space from an entity that is controlled by the CEO and a Director of the Company.

Revenue Recognition

Freight Contracts

The Company recognizes freight contract revenue for financial reporting purposes over time, as performances obligations are satisfied, due to the continuous transfer of control to the customer Freight contracts are generally accounted for as a single unit of account (a single performance obligation), and not segmented between types of services. Progress toward completion of the Company's freight contracts is measured by the percentage of miles traveled to date and estimated total mileage for each freight contract This method is used because management considers miles incurred to be the best available measure of progress on uncompleted freight contracts. Freight contracts have a typical contract duration of less than one month.

Brokerage Services

Revenues from all brokerage services are recognized upon delivery as the Company acts as an agent. Performance obligations are satisfied upon delivery by a third party. Brokerage contracts have a typical contract duration of one month or less.

Equipment Lease Income

Equipment lease revenue is primarily revenue generated from equipment leased to owner operators who haul loads for the Company. The Company recognizes equipment lease income based on the terms of the lease agreement. The leases primarily result in lease income recognized ratably over the life of the lease agreement.

Warehouse Lease income

The Company recognizes warehouse lease income based on the terms of the lease agreement. The leases primarily result in lease income recognized ratably over the life of the lease agreement.

Transaction Price and Amounts Allocated to Performance Obligations

Generally, the transaction price in a contract is known at contract inception and is allocated to the performance obligations based upon the stand-alone selling prices of the promised services.

F-31

Stock-Based Compensation

FASB ASC 718 “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of December 31, 2022, the Company did not have any stock-based transactions.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases (“ASC 840”). The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement, over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on our consolidated balance sheets. Finance leases are included in property and equipment, current liabilities, and long-term liabilities on our consolidated balance sheets.

When the Company initiates a lease, we will record the transaction in accordance with ASC 840.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

F-32

NOTE 3 – CHANGE IN CONTROL TRANSACTION

On December 28, 2022, APSI entered into a Stock Purchase and Sale Agreement (SPA) to purchase 745,196 shares of common stock of Tradition Transportation Group, Inc. for $28,548,459, which is equal to $38.31 per share. The shares represent all issued and outstanding shares of Tradition.

Per the SPA, the purchased price was funded as follows:

5.	Down payment of $225,000.

6.	An amount equal to $2,500,000 was offset against the purchase price in full satisfaction of certain obligations of the Tradition sellers. Of this amount, $2,050,000 remains payable to a former stockholder of Tradition at December 31, 2031 (Note 6).

7.	An aggregate amount equal to $24,092,038 of seller notes (Note 6), commencing on the ninetieth day following the date on which the registration by APSI of its securities with the U.S. Securities and Exchange Commission has been qualified or declared effective.

8.	Final payment shall be made to Seller in the amount of $1,731,421 after seller notes are paid in full (Note 7).

Note: The Company is currently in the process of conducting a valuation of the acquisition of Tradition, and the purchase price allocation will be presented in subsequent filings.

The pre-valuation acquisition date fair values of assets, liabilities, and stockholders' equity are as follows:

Assets
Cash	$440,961
Contract receivables, net	12,330,632
Inventories	429,575
Contract assets	4,220,119
Prepaid expenses and other	2,115,740
Property and equipment. net	44,184,756
Right of use asset under operating leases	30,229,338
Other assets	873,690
Goodwill and other intangibles	5,774,416
$100,599,227

Liabilities & Stockholders’ Equity
Cash overdraft	$185,195
Line of credit	8,256,525
Accounts payable	4,754,971
Accrued expenses	904,770
Contract liabilities	27,690
Long-term debt, net	27,109,659
Operating lease liabilities	30,302,606
Finance lease liabilities	399,352
Deferred income taxes	2,610,000
Stockholders' equity	26,048,459
$100,599,227

F-33

Stockholders' equity of the acquired entity after push down accounting is less than the purchase price $28,548,459 by $2,500,000 offset of purchase price mentioned in item 2 above. This offset had previously been a liability recorded on the balance sheet of Tradition, of which $450,000 had been paid prior to December 28, 2022.

Management has deemed the activity between December 28, 2022 and December 31, 2022 to be de minims to the financial statements and therefore has presented no activity posttransaction. Immediately upon transaction closing, the acquisition values have been pushed down into the consolidated financial statement of Traditions and presented above, APSI plans to issue stock on the public market to raise additional capital to allow the Company continued growth.

The acquisition date fair value of assets, liabilities and stockholder's equity are presented as the December 31, 2022 balance sheet. Property and equipment carrying value was increased by $15,063,449 and goodwill increased by $5,173,673.

The goodwill recognized is the result of expected capitalization on relationships as a result of additional capital to support the expected growth. Of the total goodwill arising in the transaction, approximately $5,173,000 is expected to be deductible for income tax purposes.

Costs related to the acquisition, which include legal and accounting in the amount of $103,000 have been charged directly to operations and are included in selling, general, and administrative expenses.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2022:

Tractors	$31,628,407
Trailers	10,826,362
Leasehold improvements	773,598
Software	386,746
Vehicles	37,034
Warehouse equipment	467,092
Office furniture and equipment	65,517
44,184,756
Accumulated depreciation	-0-
$44,184,756

NOTE 5 – LEASES

The Company recognizes right-of-use (ROU) assets and lease liabilities for leases with terms greater than 12 months or leases that contain a purchase option that is reasonably certain to be exercised. Leases are classified as either finance or operating leases This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease.

The Company has operating leases for tractors, trailers, vehicles, office space and warehouse space, as well as finance leases for equipment. Leasing arrangements require fixed payments and also include an amount that is probable will be owed under residual value guarantees, if applicable. Lease payments also include payments related to purchase or termination options when the lessee is reasonably certain to exercise the option or is reasonably certain not to exercise the option, respectively. The Company's lease agreements do not contain any material restrictive covenants. The leases have remaining terms of 3 months to 9 years.

The Company's ROU assets and lease liabilities are recognized on the lease commencement date in an amount that represents the present value of future lease payments over the lease term. The Company utilizes its collateralized incremental borrowing rate commensurate to the lease term as the discount rate for its leases unless the Company can specifically determine the lessor s implicit rate. Certain lease contracts contain non-lease components such as maintenance and utilities. The Company has made a policy election to not separate the lease and non-lease components, and thus recognize a single lease component for all of its right-of-use assets and liabilities.

F-34

Short-term leases (leases with an initial term of 1 months or less or leases that are cancelable by the lessee and lessor without significant penalties) are not capitalized but are expensed on a straight -line basis over the lease term. The majority of the Company's short-term leases relate to equipment rentals.

In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if it has obtained substantially all of the rights to the underlying asset through exclusivity, if the Company can direct the use of the asset by making decisions about how and for what purpose the asset will be used and if the lessor has substantive substitution rights. Furthermore, the Company assesses whether it is reasonably certain to exercise options to extend or terminate a lease considering all relevant factors that create economic incentive to exercise such options, including asset, contract, market, and entity-based factors. These evaluations may require significant judgment.

The components of the Company's lease cost for the year ended December 31, 2022 is as follows:

Right-of-use assets
Operating lease assets, net	$30,229,338
Finance lease assets, net	$400,693

Lease liabilities
Operating lease liabilities, current	$6,974,517
Operating lease liabilities, noncurrent	$23,328,089
$30,302,606

Finance lease liabilities, current	$114,321
Finance lease liabilities, noncurrent	$285,031
Total finance lease liabilities	$399,352

The Company's right-of-use assets and lease liabilities and other disclosures as of and for the year ended December 31, 2022 are as follows:

Right-of-use assets obtained in exchange for new operating lease liabilities	$ 30,229,338
Weighted-average remaining lease term - operating leases	5.5 years
Weighted-average remaining lease term - finance leases	3.4 years
Weighted average discount rate - operating leases	6.61%
Weighted average discount rate - finance leases	3.25%

Total lease costs for APSI totaled $18,000, which were short-term lease costs during 2022.

Future payments of lease liabilities at December 31, 2022 are as follows:

Year Ending	Operating	Finance
December 31,	Lease	Leases
2023	$8,790,889	$125,836
2024	8,453,283	125,836
2025	5,278,332	125,836
2026	3,732,994	45,374
2027	2,551,070	-0-
Thereafter	8,117,901	-0-
	36,924,469	422,882
Less interest	(6,695,131)	(23,530)
Total	$30,229,338	$399,352

F-35

The Company subleases warehouse space through its trucking and logistics businesses. These leases are short term leases. The Company elected the available practical expedients to account for its existing operating leases as operating leases, under the new guidance, without reassessing (a) whether any expired or existing contracts contain a lease, (b) whether classification of capital leases or operating leases would be different in accordance with the new guidance, or (c) whether the unamortized initial direct costs, if any, before transition adjustments would have met the definition of initial direct costs in the new guidance at lease commencement. The Company also elected the hindsight practical expedient to determine the lease term for existing leases. In addition, the organization has made a policy election to not separate the lease and non-lease components related to tenant lease agreements, where applicable.

NOTE 6 – LINE OF CREDIT

At December 31, 2022, Traditions has a $7,000,000 line of credit agreement and a secondary $2,000,000 line of credit with a bank that expires May 2023 and April 2023, respectively. Borrowings under the agreements bear interest at the prime rate plus 1% (8.5% at December 31, 2022). The line of credit has commercial sweep feature connected to certain Company checking accounts, If these accounts fall below the target balance of zero, the excess funds will be automatically borrowed from the line of credit. The Company has outstanding borrowings under the line of credit of $8,256,525 at December 31, 2022. The line of credit is collateralized by substantially all assets of the Company and personally guaranteed by certain shareholders of the Company. The credit agreement is cross collateralized with the other Company loans held by its primary bank (Note 7). The credit agreement places certain restrictive covenants on the Company including requiring a minimum cash flow coverage ratio, minimum tangible net worth, and maximum debt to tangible net worth ratio.

NOTE 7 – LONG-TERM DEBT

Notes payable to new primary bank bearing interest ranging from 4% to 5,75%: payable in various monthly installments through April 2032, secured by guarantees of certain shareholders and related entities, and secured by substantially all business assets.	$13,160,552

Installment notes payable to various financial institutions bearing interest ranging from 3.75% t0 6.99%; payable in various monthly installments through October 2029, secured by guarantees of certain shareholders and related entities, and collateralized by related equipment with a net book value of $10,031,281 at December 31, 2022.	12,185,327

Installment notes for acquisition of stock in Traditions; payable in 16 quarterly installments aggregating $1,603,786 including interest at 3%; secured by assignment and pledge of stock in Tradition Transportation Group.	24,092,038

Installment note for acquisition of Traditions; payable in full upon repayment of installment notes above for acquisition of Traditions; noninterest bearing and unsecured.	1,731,421

Installment notes payable to shareholder, bearing interest at 10%, principal and interest due June 2023.	244,940

Installment note for redemption of Tradition stock; payable in monthly installments of $34,167 beginning February 2023 through January 2028 unsecured.	2,050,000
53,464,278
Less unamortized debt issuance costs	(286,220)
Current maturities of long-term debt	(9,105,783)
$44,072,275

The above notes payable to primary bank are cross collateralized with all loans with primary bank including those in Note 5. The notes are subject to certain restrictive covenants on the Company including requiring a minimum cash flow coverage ratio, minimum tangible net worth, and maximum debt to tangible net worth ratio.

F-36

The scheduled maturities of long-term debt as of December 31, 2022 are as follows:

Year Ending
December 31,
2023	$9,105,783
2024	12,128,265
2025	11,232,043
2026	10,469,640
2027	8,151,468
Thereafter	2,377,079
Total	$53,464,278

NOTE 8 – RELATED PARTY TRANSACTIONS

On February 14, 2022, an officer of the Company transferred 8.5 Ethereum cryptocurrency (ETH) from a personal digital wallet to the Company's digital wallet The ETH transferred was valued at 524,955 on the date of the transaction and recorded as a note payable. The note is unsecured, non-interest bearing note and due on demand.

On February 14, 2022, the Company acquired a digital asset commonly referred to as "land" with the Sandbox metaverse. The Sandbox is a decentralized, community-driven gaming ecosystem where creators can share and monetize voxel assets and gaming experiences on the Ethereum blockchain. The purchase price was 7.9 Ethereum (ETH). The digital asset ("land") is an ERC-721 token on the Ethereum network commonly referred to as Sandbox Lands. The asset was valued based on the market rate of ETH on the date of transaction for a value of $23,229. On December 28, 2022, the Metaverse property and remaining 6 ETH was transferred to the officer as payment on the note payable APSI recognized a S14,840 loss on digital asset from April 1, 2022 through December 28, 2022.

On December 22, 2022, APSI issued a promissory note to Stephen W. Carnes in exchange for $225,000.00, to be used for the down payment related to the Acquisition, if the SPA were to be entered into, with interest payable on the unpaid principal at the rate of 10.00 percent per annum, calculated monthly not in advance, beginning on December 22, 2022. As the Acquisition closed on December 28, 2022, the aforementioned funds were used for the aforementioned down payment.

On April 27, 2022, Robert Morris and the board of directors of APSI agreed in a Unanimous Written Consent of the Board of Directors In Lieu of Special Meeting that Mr. Morris would become a Director of APSI, on May 1, 2022, and would be paid $25,000 upon the signing of the aforementioned Unanimous Written Consent, April 27, 2022, and if APSI should successfully complete a merger or business combination on or before December 31, 2022, Mr. Morris will receive a $25,000 bonus. Because the Acquisition closed as of December 28, 2022, Mr. Morris received the $25,000 bonus.

NOTE 9 – INCOME TAXES

Income tax expense consists of the following for the year ended December 31, 2022:

Federal
Current	$-0-
Deferred	378,288
378,288

State
Current	-0-
Deferred	125,712
125,712
Total	$504.000

F-37

Current state income taxes due at December 31, 2022 are included in "accrued expenses" on the consolidated balance sheet.

The deferred income tax liability components are as follows as of December 31, 2022:

Deferred tax asset for temporary differences:
Net operating loss carryforward	$4,820,000
Goodwill	48,000
Deferred tax liability for temporary differences:
Tax depreciation in excess of book depreciation	(7,478,000)
Total	$(2,610,000)

At December 31, 2022, the Company has net operating loss carry forwards available to offset federal taxable income of approximately $18,500,000 which begin to expire in year 2038.

NOTE 10 – SHAREHOLDERS’ EQUITY

Common Stock

The Company has 200,000,000 authorized common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

There are currently 17,204,180 shares of common shares issued and outstanding.

On April 22, 2021, the Company issued 100,000 shares of its Common Stock in return for an investment of $200,000 via a Subscription Agreement.

During September 2021, as a result of a court order, the Company canceled a total of 9,020,138 shares of its common stock. Specifically, 6,330,138 of these shares were held by Silverton SA as disclosed in prior filings and canceled on September 22, 2021, and 2,690,000 of these shares were held by Paramount Trading Company and canceled on September 24, 2021.

On November 4, 2021, the Company filed a lawsuit for declaratory relief, seeking an order declaring void 32,942,624 shares of its common stock that were held Mr. Tadashi Ishikawa, the former CEO of the Company. On May 19, 2022, the Court ruled that the Motion for Entry of Default Final Judgement was granted and the Court declared the 32,942,624 shares of common stock in APSI issued to Tadashi Ishikawa, held in Book Entry, void and cancelled.

Preferred Stock

The Company is authorized to a total of 10,000,000 shares of preferred stock.

There are 6,000,000 shares currently designated. A designation for 5,000,000 Series A Preferred Stock with a par value of $0.001 was filed on September 9, 2015, and another designation for 1,000,000 Series B Preferred Stock with a par value of $0.001 was filed on December 7, 2020.

There are currently no Series A Preferred shares issued and outstanding.

On December 7, 2020, 500,000 Series B Preferred shares were issued to Small Cap Compliance, LLC after the Eight Judicial District Court of Nevada entered an order appointing Small Cap Compliance, LLC as custodian of the Company, authorizing and directing it to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening a meeting of stockholders. Small Cap Compliance, LLC was not a shareholder of the Company on the date that it applied to serve as a custodian of the Company. On that same day, Small Cap Compliance, LLC filed the Certificate of Reinstatement for the Company, thereby reinstating the Company, appointed Stephen Carnes as the sole officer and director of the Company and amended the Company’s Certificate of Incorporation to authorize the issuance of up to one million shares of Series B Preferred Stock.

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Preferred Class A Stock

Each share of Preferred Class A Stock is entitled to one hundred (100) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class A Stock vote together with the holders of shares of Common Stock as a single class.

In addition, so long as any shares of Preferred Class A Stock remains outstanding, in addition to any other vote or consent of stockholders required by our certificate of incorporation, the company will not, without first obtaining the approval (by written consent, as provided by law or otherwise) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class: (i) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; (ii) Effect an exchange reclassification, or cancellation of all or a part of the Series A Preferred Stock, but excluding a stock split or reverse stock split of the Company’s Common Stock or Preferred Stock; (iii) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or (iv) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation. For clarification, issuances of additional authorized shares of Series A Preferred under the terms herein shall not require the authorization or approval of the existing shareholders of Preferred Stock.

The Company is not required to pay dividends at any specific rate on the Series A Preferred Stock.

In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of Class A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the junior stock by reason of their ownership of such stock, but not prior to any holders of the Company’s senior securities, which holders shall have priority to the distribution of any assets of the Company, an amount per share for each share of Class A Preferred Stock held by them equal to the sum of the liquidation preference specified for each share of preferred stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Class A Preferred Stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preference, subsequent to the payment to the senior securities then the entire remaining assets of the Company following the payment to the senior securities legally available for distribution shall be distributed with equal priority and pro rata among holders of the Class A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to their liquidation preference. The liquidation preference of Class A Preferred Stock shall be equal to the original issue price per share of Class A Preferred Stock, as adjusted for any recapitalizations.

Holders of Class A Preferred Stock shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all of their shares of the Class A Preferred Shares into Common Stock at the conversion ratio of (1) one Preferred A share to (100) one hundred common shares.

Holders of Preferred Class A Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class A Stock.

Preferred Class B Stock

Each share of Preferred Class B Stock is entitled to one thousand (1,000) votes per share on all matters. Except as provided by law, the holders of shares of Preferred Class B Stock vote together with the holders of shares of Common Stock as a single class.

The Preferred Class B Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Preferred Class B Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of junior capital stock, including Common Stock, an amount equal to $0.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to the holders of the Preferred Class B Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Preferred Class B Stock and parity capital stock, if any. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Company.

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Each share of Preferred Class B Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non-assessable shares of the Corporation's Common Stock. The aforementioned 1 to 1,000 ratio will be adjusted by stock splits, dividends, and distributions, and that adjustment will apply to reclassifications, consolidations, and mergers.

Holders of Preferred Class B Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to our Preferred Class B Stock.

NOTE 11 – CONCENTRATIONS

The Company maintains its cash in bank deposit accounts that at times exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

NOTE 12 – CONTINGENCIES

The Company is subject to disputes or certain claims arising in the ordinary course of business.

The Company insures against such risks through participation in a loss prevention fund that receives and manages all claims. Amounts are paid-in as determined by the loss prevention fund which resulted in a prepaid amount of $259,930 at December 31, 2022.

On March 11, 2020, the World Health Organization declared Coronavirus (COVID-19) a pandemic. The continued spread of COVID-19, or any similar outbreaks in the future, may adversely impact the local, regional, national and global economies. The extent to which COVID-19 impacts the Company's operating results is dependent on the breadth and duration of the pandemic and could be affected by other factors management is not currently able to predict. Potential impacts include, but are not limited to, additional costs for responding to COVID-19, shortages of personnel, shortages of supplies, and delays, loss of, or reduction to, revenue. Management believes the Company is taking appropriate actions to respond to the pandemic, however, the full impact is unknown and cannot be reasonably estimated at the date the consolidated financial statements were available to be issued.

NOTE 13 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation, there are no material events that have occurred that require further disclosure.

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PART III – EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description
7.1*	Conformed copy of Stock Purchase and Sale Agreement dated as of December 28, 2022 by and between APSI and Joseph M. Davis.
7.2*	Conformed copy of Multiparty Stock Purchase Agreement dated as of December 28, 2022 by and between Joseph M. Davis and Timothy E. Evans, James L. Evans, and Bulwark Capital, L.L.C.
7.3*	Conformed copy of Contract Assignment agreement dated as of December 28, 2022 by and between APSI and Joseph M. Davis.
2.1*	Articles of Incorporation filed December 9, 2010 (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
2.1.1*	Certificate of Amendment to the Articles of Incorporation filed August 5, 2014 (incorporated by reference from Exhibit 3.1.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
2.1.2*	Certificate of Amendment by Custodian dated December 7, 2020 (incorporated by reference from Exhibit 3.1.2 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
2.2*	Certificate of Designation filed September 9, 2015 (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
2.2.1*	Certificate of Amendment to Designation filed December 7, 2020 (incorporated by reference from Exhibit 3.2.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
2.3*	Bylaws of the Registrant dated December 9, 2010 (incorporated by reference from Exhibit 3.3 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
4.1+	Form of Subscription Agreement
6.1*	Custodian Services Agreement dated December 1, 2020 (incorporated by reference from Exhibit 10.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on October 28, 2021).
6.2*	Redemption and Repurchase Agreement (executed August 25, 2022) (and Associated Promissory Note) between Tradition Transportation Group, Inc., its shareholders, and Bulwark Capital, L.L.C., and Robin C. Montel.
6.3*	Asset Purchase and Sale Agreement between EDSCO Holding Company, LLC and Anthem Anchor Bolts and Fasteners, LLC entered into on January 31, 2022.
6.4*	Asset Purchase Agreement between Tradition Transportation Company, LLC and Tradition Leasing Systems, LLC, and Karr Transportation Inc., Beers Investment Group, LLC, and its shareholders, Kelly Beers and Albert Beers.pdf
6.5*	Purchase Agreement of 959 Growth Parkway between Tradition Transportation Group, Inc. (Buyer) and MP Perry Properties, LLC (seller) accepted February 02, 2022
6.6*	Lease Agreement (1175 Collins Road Greenwood Indiana) between Tradition Logistics, LLC and Tradition Transportation Group, Inc., and Scannell Properties #529, LLC June 02, 2022
6.7*	Lease Agreement (210 S. Progress Drive, Kendallville Indiana) between Miller's Development, Inc. and Anthem Anchor Bolts and Fasteners, LLC dated September 30, 2022
6.8*	Original Lease Agreement (300 Growth Parkway, Angola Indiana) between Hanning & Bean Enterprises Inc. and Tradition Logistics, LLC dated January 6, 2022
6.9*	Lease Renewal Agreement (300 Growth Parkway, Angola Indiana) between Hanning & Bean Enterprises Inc. and Tradition Logistics, LLC dated January 6, 2022
6.10*	Lease Agreement (3000 Tremont Rd. Savannah, GA 31405) between Hager Pacific 1 LP, RJN Properties, LLC, MH Capital, LLC and 98 Street Investment, LLC, and Tradition Transportation Group, Inc. & Tradition Logistics, LLC dated April 6, 2022
6.11*	Lease Agreement (333 S. Franklin Rd. Indianapolis, Indiana) between Franklin IN LP, and Tradition Logistics LLC executed November 3, 2022
6.12*	Lease Agreement (6644 Old River Road N, Statesboro, GA) between sustainable Logistics, LLC and Tradition Logistics, LLC dated April 1, 2022
6.13*	Lease Agreement (Suite 1502, 110 E. "Wayne St. Fort Wayne Indiana) between One Sumit II, LLC and Freedom Freight Solutions, LLC dated October 18, 2021
6.14*	Lease Renewal (Suite 1502, 110 E. "Wayne St. Fort Wayne Indiana) between One Sumit II, LLC and Freedom Freight Solutions, LLC dated April 13, 2022
6.15*	Lease agreement (Suite 1503, 110 E. Wayne St. Fort Wayne Indiana) between One Sumit II, LLC and Freedom Freight Solutions, LLC dated May 5, 2022
6.16*	Sublease Agreement (6887 W 350 N, Greenfield, Indiana) between Adidas Sales Inc and Tradition Logistics LLC dated June 10, 2021

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6.17*	Tradition Transportation Group, Inc. and Subsidiaries - Loan #19011000012 - First Financial Bank N.A. - Date 03012021 and Maturity 05152022

6.18*	Tradition Transportation Group, Inc. and Subsidiaries - Loan #19011000040 - First Financial Bank N.A. - Date 07282021 and Maturity 07222026
6.19*	Tradition Leasing Systems, L.L.C. - Loan - Elements Financial Credit Union - Date 09152021 and Maturity 10012026
6.20*	Tradition Transportation Group, Inc. and Subsidiaries - Agreement for Letter of Credit #19014000103 - First Financial Bank N.A. - Date 10012021 and Maturity 10012022
6.21*	Tradition Leasing Systems, L.L.C. - Loan #25892894 - Republic Bank - Note Date 10272021 and Maturity 10272024
6.22*	Tradition Leasing Systems, L.L.C. - Loan #25829823 - Republic Bank - Note Date 03082022 and Maturity 09082027
6.23*	Tradition Leasing Systems, L.L.C. - Loan #25892940 - Republic Bank - Note Date 10272021 and Maturity 10272024
6.24*	Tradition Transportation Group, Inc. - Loan #19011000079 - First Financial Bank N.A. - Date 03162022 and Maturity 09162027
6.25*	Anthem Anchor Bolts & Fasteners, L.L.C. - Loan #19011000082 - First Financial Bank N.A. - Date 04012022 and Maturity 04012027
6.26*	Tradition Transportation Group, Inc. and Subsidiaries - Loan #190100085 - First Financial Bank NA - Date 04222022 and Maturity 04222032
6.27*	Tradition Transportation Group, Inc. and Subsidiaries - Loan #19011000109 - First Financial Bank N.A. - Date 07272022 and Maturity 01272027
6.28*	Tradition Leasing Systems, L.L.C. - Loan #25830864 - Republic Bank & Trust Company - Note Date 08162022 and Maturity 08162028
6.29*	Tradition Leasing Systems, L.L.C. - Loan #25830910 - Republic Bank & Trust Company - Note Date 08252022 and Maturity 08252028
6.30*	Tradition Leasing Systems, L.L.C. - Loan #25830929 - Republic Bank & Trust Company - Note Date 08262022 and Maturity 08262028
6.31*	Tradition Leasing Systems, L.L.C. - Loan #25831062 - Republic Bank & Trust Company - Note Date 09222022 and Maturity 09222029
6.32*	Conformed copy of Promissory Note dated December 22, 2022 issued by APSI to Stephen W. Carnes
6.33*	Conformed copy of Promissory Note dated December 28, 2022 issued by Joseph M. Davis to Timothy E. Evans
6.34*	Conformed copy of Promissory Note dated December 28, 2022 issued by James M. Davis to James L. Evans
6.35*	Conformed copy of Promissory Note dated December 28, 2022 issued by Joseph M. Davis to Bulwark Capital, L.L.C.
6.36*	Conformed copy of Assignment and Pledge of Stock Agreement dated December 28, 2022 by and between Joseph M. Davis to Timothy E. Evans
6.37*	Conformed copy of Assignment and Pledge of Stock Agreement dated December 28, 2022 by and between Joseph M. Davis to James L. Evans
6.38*	Conformed copy of Assignment and Pledge of Stock Agreement dated December 28, 2022 by and between Joseph M. Davis to Bulwark Capital, L.L.C.
6.39*	Conformed copy of President and CEO Employment Agreement dated December 28, 2022 by and between Tradition and Timothy E. Evans
6.40*	Conformed copy of Vice President Employment Agreement dated December 28, 2022 by and between Tradition and James L. Evans
6.41*	Conformed copy of General Counsel Employment Agreement dated December 28, 2022 by and between Tradition and Joseph J. Montel
6.42*	Conformed copy of Executive Employment Agreement dated January 9, 2023 by and between Aqua Power Systems, Inc. and Robert Morris
6.43*	Conformed copy of Executive Employment Agreement dated January 17, 2023 by and between Aqua Power Systems, Inc. and Joseph Davis
11.1+	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)
12.1+	Opinion of Newlan Law Firm, PLLC

______________

* Incorporated by reference as indicated.

+ Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on August 16, 2023.

AQUA POWER SYSTEMS INC. By: /s/ Robert D. Morris Robert D. Morris Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert D. Morris Robert D. Morris Chief Executive Officer and Executive Director	August 16, 2023
/s/ Joseph M. Davis Joseph M. Davis President, Treasurer and Director	August 16, 2023
/s/ Stephen W. Carnes Stephen W. Carnes Secretary and Director	August 16, 2023

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